     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1999


                                                      REGISTRATION NO. 333-63643
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 4

                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                              CLASSIC CABLE, INC.
             (Exact name of registrant as specified in its charter)
For a list of Co-Registrants, refer to the page immediately following this page.
                             ---------------------

           DELAWARE                             4841                            74-2750981
(State or other jurisdiction of     (Primary Standard Industrial              I.R.S. Employer
incorporation or organization)       Classification Code Number)          Identification Number)

                              515 CONGRESS AVENUE
                                   SUITE 2626
                              AUSTIN, TEXAS 78701
                                  512/476-9095
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                               J. MERRITT BELISLE
                             CHAIRMAN OF THE BOARD
                              CLASSIC CABLE, INC.
                              515 CONGRESS AVENUE
                                   SUITE 2626
                              AUSTIN, TEXAS 78701
                                  512/476-9095
(Name, address including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                        Copies of all communications to:

                             TIMOTHY E. YOUNG, ESQ.

                        WINSTEAD SECHREST & MINICK P.C.
                          100 CONGRESS AVE., SUITE 800
                              AUSTIN, TEXAS 78701
                                  512/370-2844

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                   TITLE OF EACH CLASS OF                        AMOUNT TO BE           AMOUNT OF
                SECURITIES TO BE REGISTERED                      REGISTERED(1)      REGISTRATION FEE
------------------------------------------------------------------------------------------------------
9 7/8% Senior Subordinated Notes due 2008...................     $125,000,000          $36,875(1)
------------------------------------------------------------------------------------------------------
Guarantees of the 9 7/8% Senior Subordinated Notes due
  2008......................................................          N/A              $0     (2)
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 457(f)(2), the registration fee is calculated based on the book value, which has been computed as of July 31, 1998, of the outstanding 9 7/8% Senior Subordinated Notes due 2008 of the Registrant to be canceled in the exchange transaction hereunder.
(2) Pursuant to Rule 457(n), no additional registration fee is being paid in respect of the guarantees.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            TABLE OF CO-REGISTRANTS

                                                                             PRIMARY STANDARD
                                                                                INDUSTRIAL       IRS EMPLOYER
                                                                STATE OF      CLASSIFICATION    IDENTIFICATION
                            NAME                              ORGANIZATION     CODE NUMBER          NUMBER
                            ----                              ------------   ----------------   --------------
Classic Cable Holding, Inc..................................    Delaware           4841           74-2807609
Ponca Holdings, Inc.........................................    Delaware           4841           76-0337883
Classic Telephone, Inc......................................    Delaware           4841           75-2590205
Universal Cable Holdings, Inc...............................    Delaware           4841           75-2077867
Universal Cable Communications, Inc. .......................    Delaware           4841           84-0913858
Universal Cable of Beaver, Inc. ............................    Delaware           4841           75-2243788
Universal Cable Midwest, Inc. ..............................    Delaware           4841           75-2205815
WT Acquisition Corporation..................................    Delaware           4841           74-2644608
W.K. Communications, Inc....................................      Kansas           4841           48-1037491
Television Enterprises, Inc.................................       Texas           4841           74-1532349
Black Creek Communications, L.P.............................    Delaware           4841           74-2881867
Black Creek Management, L.L.C...............................    Delaware           4841           74-2881870

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.


                  SUBJECT TO COMPLETION, DATED APRIL 15, 1999

PROSPECTUS
                           OFFER FOR ALL OUTSTANDING

                   9 7/8% SENIOR SUBORDINATED NOTES DUE 2008
                                IN EXCHANGE FOR
                  9 7/8% SENIOR SUBORDINATED NOTES DUE 2008 OF

                              CLASSIC CABLE, INC.           [CLASSIC CABLE, INC.
                                                            LOGO]
                             ---------------------

     Classic Cable, Inc. (the "Company"), a Delaware corporation, is hereby offering, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $125,000,000 aggregate principal amount of its registered 9 7/8% Senior Subordinated Notes due 2008 (the "New Notes") for $125,000,000 aggregate principal amount of unregistered 9 7/8% Senior Subordinated Notes due 2008 (the "Old Notes"), all of which remain outstanding. The form and terms of the New Notes are identical to the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not bear any legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined). The Exchange Offer is being made in order to satisfy certain contractual obligations of the Company. See "The Exchange Offer" and "Description of New Notes." The New Notes and the Old Notes are sometimes collectively referred to herein as the "Notes."

     Interest on the New Notes will be payable semiannually in arrears on February 1 and August 1 of each year, commencing February 1, 1999. The New Notes will mature on August 1, 2008. The New Notes will be redeemable, at the option of the Company, in whole or in part, on or after August 1, 2003, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time on or prior to August 1, 2001, the Company will have the option to redeem up to 35% of the aggregate principal amount of the New Notes at a redemption price equal to 109.875% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the applicable date of redemption with the net proceeds of one or more Equity Offerings (as defined) or Strategic Equity Investments (as defined), provided that at least 65% of the aggregate principal amount of the New Notes originally issued in the Exchange Offering remain outstanding immediately after the occurrence of such redemption.


     The New Notes will be unsecured senior subordinated obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company, and will rank pari passu in right of payment with all existing and future unsecured senior subordinated Indebtedness (as defined) of the Company. Pursuant to the terms of the Indenture (as defined), the New Notes will be guaranteed, jointly and severally, fully and unconditionally, by all of the Company's direct and indirect subsidiaries (the "Subsidiary Guarantors"). The Subsidiary Guarantees (as defined) will be unsecured senior subordinated obligations of the Subsidiary Guarantors and will be subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors. As of December 31, 1998, the Company, and each of the Subsidiary Guarantors had approximately (i) $220.8 million in total Indebtedness, (ii) $96.4 million of indebtedness ranking senior to the Notes and the Subsidiary Guarantees, and (iii) no other debt ranking on an equal basis with the Notes and the Subsidiary Guarantees.


     Upon the occurrence of a Change of Control (as defined) (i) the Company will have the option to redeem the New Notes in cash, in whole or in part, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date of redemption, plus the Applicable Premium (as defined) and
(ii) each holder of Notes may require the Company to repurchase all or a portion of the New Notes held by such holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.


      SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE NEW NOTES.


     The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York City time, on           , 1999,
unless extended (as so extended, the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal accompanying this Prospectus (the "Letter of Transmittal") states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed, for a period of 90 days after the Expiration Date, to make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     No public market existed for the Old Notes before the Exchange Offer. The Company currently does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the New Notes is currently anticipated. The Company will pay all the expenses incident to the Exchange Offer.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange pursuant to the Exchange Offer.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------
             The date of this Prospectus is                , 1999.

                                     [MAP]

                             AVAILABLE INFORMATION

     As a result of the Exchange Offer, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports and other information with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act for the registration of the New Notes offered hereby (the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the Commission. For further information about the Company and the New Notes offered hereby, reference is made to the Registration Statement, including the exhibits and financial statement schedules thereto, which may be inspected without charge at the public reference facility maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates. With respect to each document referred to herein which is filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

     Such documents and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its public reference facilities in New York, New York and Chicago, Illinois at prescribed rates. The Company makes its filings with the Commission electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, which information can be accessed at http://www.sec.gov.

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, they are required to furnish the information required to be filed with the Commission to the Trustee and the holders of the Notes. The Company has agreed that, even if it is not required under the Exchange Act to furnish such information to the Commission, it will nonetheless continue to furnish information that would be required to be furnished by the Company under
Section 13 or 15(d) of the Exchange Act to the Trustee and the holders of the Notes as if it were subject to such periodic reporting requirements. The annual reports so furnished to holders of the Notes will contain financial information that has been examined and reported upon, with an opinion expressed, by independent auditors.

     In addition, the Company has agreed that, for a period of up to 120 days after consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act will, upon request, provide to any holder of such Note or any prospective transferee of any such holder in order to permit such holder to sell or transfer such Note in compliance with Rule 144A under the Securities Act.

                           FORWARD-LOOKING STATEMENTS

     CERTAIN OF THE MATTERS DISCUSSED IN THIS OFFERING MEMORANDUM, INCLUDING DOCUMENTS INCORPORATED BY REFERENCE, MAY CONSTITUTE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SECURITIES ACT AND THE EXCHANGE ACT. SUCH FORWARD-LOOKING STATEMENTS MAY INVOLVE UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS AND PERFORMANCE OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS OR PERFORMANCE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. CAUTIONARY STATEMENTS REGARDING THE RISKS ASSOCIATED WITH SUCH FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, THOSE STATEMENTS INCLUDED UNDER "RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." CERTAIN OF SUCH RISKS AND UNCERTAINTIES RELATE TO THE

HIGHLY LEVERAGED NATURE OF THE COMPANY, THE RESTRICTIONS IMPOSED ON THE COMPANY BY CERTAIN INDEBTEDNESS, THE SENSITIVITY OF THE COMPANY TO ADVERSE TRENDS IN THE GENERAL ECONOMY, THE HIGH DEGREE OF COMPETITION IN THE COMPANY'S INDUSTRY, THE IMPACT OF NEW TECHNOLOGIES AND CHANGES IN FEDERAL COMMUNICATIONS COMMISSION ("FCC") REGULATIONS, THE VARIABILITY OF THE COMPANY'S QUARTERLY RESULTS AND THE COMPANY'S SEASONALITY, AMONG OTHERS.

     ALL WRITTEN OR ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY ARE EXPRESSLY QUALIFIED BY THE FOREGOING CAUTIONARY STATEMENTS.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and historical and pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus. As used herein, the "Company" means Classic Cable, Inc., including the cable television systems acquired from Cable One, Inc. ("Cable One"), unless the context requires otherwise. The Company is a Delaware corporation and a wholly owned subsidiary of Classic Communications Inc., ("CCI"), a Delaware corporation. CCI is a holding company and has no other material assets or operations. Reference should be made to "Selected Historical and Pro Forma Consolidated Financial and Operating Data" for the definition of certain financial terms appearing throughout this Prospectus.

                                  THE COMPANY


     The Company, currently the 35th largest cable television operator in the United States, owns, operates and develops cable television systems in selected non-metropolitan markets across eight contiguous states primarily located in the central United States. Founded in 1992, the Company has completed and integrated 17 acquisitions, including the recent acquisition of approximately 28,009 subscribers from Cable One (the "Cable One Acquisition"). The Company's cable television systems (the "Systems") pass approximately 297,000 homes and serve approximately 189,000 basic subscribers. In pursuing its business strategy, the Company has focused its acquisition efforts on cable television systems in growing non-metropolitan markets and has sought to build geographic clusters of such systems. See "Business -- Business Strategy."


     J. Merritt Belisle, Chairman and Chief Executive Officer, and Steven E. Seach, President and Chief Financial Officer, founded the Company in 1992 and have assembled a management team with significant business experience operating cable television systems and providing quality customer service to cable subscribers. Messrs. Seach and Belisle, together with certain other members of the Company's management team, collectively own or have options with respect to approximately 14% of CCI's Common Stock, on a fully diluted basis. See "Management."

                                 FINANCING PLAN

     On July 29, 1998, the Company completed its private offering of the Old Notes and, at the same time, CCI completed its private offering of $114 million aggregate principal amount of its 13 1/4 Senior Discount Notes due 2009 (the "Senior Discount Notes"). Concurrently, with the offering, the Company entered into a senior credit agreement (the "Senior Credit Agreement") with a group of banks and other financial institutions led by Union Bank of California, N.A. and Goldman Sachs Credit Partners, L.P., as co-agents. See "Credit Arrangements of the Company." The proceeds of the private offerings of the Company and CCI and the Senior Credit Agreement were used in order to (a) prepay the Company's prior Senior Credit Agreement (the "Prior Credit Agreement"), (b) fund the Cable One Acquisition, (c) redeem outstanding preferred stock of CCI, (d) repay prior subordinated debt of CCI, and (e) pay fees and expenses of these transactions. These transactions are collectively referred to herein as the "Financing Plan."

                             CABLE ONE ACQUISITION


     On July 29, 1998, Black Creek Communications, L.P., a wholly owned subsidiary of the Company, purchased 14 cable television systems in Kansas, Missouri, Oklahoma and Texas from Cable One (formerly Post-Newsweek Cable) for $41.7 million. The systems are in close geographic proximity to those currently owned and operated by the Company, further enhancing its clusters. As of the acquisition date, in the aggregate, the systems passed 40,628 homes and had 28,009 basic and 16,212 premium subscribers.

                                  RISK FACTORS

     In connection with an investment in the New Notes, prospective investors should consider, among other things, that: (i) the Company is, and will continue to be, highly leveraged; (ii) the consolidated historical earnings of the Company have been insufficient to cover its fixed charges; (iii) the Company is a holding company which has no significant assets other than its investments in and advances to its Subsidiaries; (iv) there are restrictions imposed by the terms of the Company's indebtedness; (v) the Company's business is substantially dependent upon the performance of certain key individuals; (vi) the Company has a limited operating history; and (vii) the Company may be unable to make expected capital expenditures to upgrade a significant portion of its cable television distribution systems. See "Risk Factors."
                           -------------------------

     The Company's principal executive offices are located at 515 Congress Avenue, Suite 2626, Austin, Texas 78701, the telephone number is (512) 476-9095, and its Internet website is www.classic-cable.com.

                               THE EXCHANGE OFFER

The Exchange Offer.........  $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, Old Notes representing $125 million aggregate principal amount are outstanding. The terms of the New Notes and the Old Notes are substantially identical in all material respects, except that the New Notes will be freely transferable by the holders thereof except as otherwise provided herein. See "Description of New Notes."

                             Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, sold and otherwise transferred by any person receiving the New Notes, whether or not that person is the registered holder (other than any such holder or such other person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of business of that holder or such other person, (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Notes, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes. See "The Exchange Offer -- Purpose and Effect." Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of these New Notes. See "Plan of Distribution."

Registration Rights
Agreement..................  The Old Notes were sold by the Company on July 29,
                             1998 in the Offering. In connection with the Offering, the Company entered into a Registration Rights Agreement with the initial purchasers of the Old Notes (the "Registration Rights Agreement") requiring the Company to make the Exchange Offer. See "The Exchange Offer -- Purpose and Effect."

Expiration Date............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time,                     , 1998, or such
                             later date and time to which it is extended by the Company (the "Expiration Date").

Withdrawal.................  The tender of the Old Notes pursuant to the
                             Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Interest on the New Notes
and Old Notes..............  Interest on each New Note will accrue from the date of issuance of the Old Note for which the New Note is exchange or from the date of the last periodic payment of interest on such Old Note, whichever is later. No additional interest will be paid on Old Notes tendered and accepted for exchange.

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions, certain of which may be waived by the Company. See "The Exchange Offer -- Conditions to the Exchange Offer."

Procedures for Tendering
Old Notes..................  Each holder of Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a copy thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, or the copy, together with the Old Notes and any other required documentation, to the Exchange Agent (as defined) at the address set forth herein. Persons holding the Old Notes through the Depository Trust Company ("DTC") and wishing to accept the Exchange Offer must do so pursuant to the DTC's Automated Tender Offer Program, by which each tendering participant will agree to be bound by the Letter of Transmittal. By executing or agreeing to be bound by the Letter of Transmittal, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder of the Old Notes, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, and (iv) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. Pursuant to the Registration Rights Agreement, the Company is required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes if (i) because of any change in law or applicable interpretations of the staff of the Commission, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 150 days of the Offering, or the Registration Statement related to this Exchange Offer is not declared effective within 120 days of the Offering, (iii) any of the Initial Purchasers requests, (iv) any applicable law or interpretations do not permit any holder of Old Notes to participate in the Exchange Offer, (v) any holder of Old Notes participates in the Exchange Offer and does not receive freely transferrable New Notes in exchange for Old Notes or (vi) the Company so elects.

Acceptance of Old Notes and
  Delivery of New Notes....  The Company will accept for exchange any and all
                             Old Notes that are properly tendered (and not withdrawn) in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Exchange Agent.............  Chase Bank of Texas, National Association is
                             serving as Exchange Agent (the "Exchange Agent") in connection with the Exchange Offer.

Federal Income Tax
  Considerations...........  The exchange pursuant to the Exchange Offer will not be a taxable event for federal income tax purposes. See "United States Federal Income Tax Considerations."

Effect of Not Tendering....  Old Notes that are not tendered or that are improperly tendered and not accepted will, following the completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. The Company will have no further obligation to provide for the registration under the Securities Act of such Old Notes.

                                 THE NEW NOTES

Issuer.....................  Classic Cable, Inc.

Securities Offered.........  $125,000,000 aggregate principal amount of 9 7/8%
                             Senior Subordinated Notes due 2008.

Maturity Date..............  August 1, 2008.

Interest Payment Dates.....  February 1 and August 1 of each year, commencing
                             February 1, 1999.

Optional Redemption........  The New Notes will be redeemable at the option of
                             Company, in whole or in part, at any time on or after August 1, 2003, at a premium to the aggregate principal amount, with the premium declining ratably to 100% of the aggregate principal amount on August 1, 2006, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the applicable date of redemption.

                             In addition, at any time on or prior to August 1, 2001, the Company will have the option to redeem up to 35% of the aggregate principal amount of the New Notes originally issued in the Exchange Offering at a redemption price equal to 109.875% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the applicable date of redemption, with the Net Cash Proceeds of one or more Equity Offerings or a Strategic Equity Investment; provided that at least 65% of the aggregate principal amount of the New Notes originally issued in the Exchange Offering remains outstanding immediately after each such redemption.

Guarantees.................  The New Notes will be guaranteed, jointly and severally, on a senior subordinated basis by the Subsidiary Guarantors (the "Subsidiary Guarantees"). The obligations of any Subsidiary Guarantor with respect to its Subsidiary Guarantee will be subordinated in right of payment, to the same extent as the obligations of the Company in respect of the New Notes, to all existing and future Senior Indebtedness of such Subsidiary Guarantor, which will include any guarantee by such Subsidiary Guarantor of the Company's indebtedness under the Senior Credit Agreement.


Ranking....................  The New Notes will be unsecured senior subordinated obligations of the Company. The New Notes will be subordinated in right of payment to all existing and future Senior Indebtedness of Company and will rank pari passu in right of payment with all existing and future unsecured senior subordinated Indebtedness (as defined) of the Company. As of December 31, 1998, the Company, and each of the Subsidiary Guarantors had approximately (i) $220.8 million in total Indebtedness, (ii) $96.4 million of indebtedness ranking senior to the Notes and the Subsidiary Guaran-tees and (iii) no other debt ranking on an equal basis with the Notes and the Subsidiary Guarantees. See "Risk Factors -- Subordination" and "Description of the New Notes -- Ranking."

Change of Control..........  Upon the occurrence of a Change of Control, (i) the
                             Company will have the option to redeem the New Notes prior to August 1, 2003, at a redemption price equal to the aggregate principal amount thereof, plus accrued and unpaid interest to the date of redemption, plus the Applicable Premium (as defined), and (ii) each holder of New Notes will have the right to require the Company to repurchase all or a portion of the New Notes held by such holder at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the New Notes -- Change of Control."

Certain Covenants..........  The Indenture will contain certain covenants that, among other things, will limit the ability of the Company to: (i) incur Indebtedness; (ii) make Restricted Payments (as defined); (iii) incur other senior subordinated Indebtedness, (iv) create certain liens; (v) enter into transactions with affiliates; (vi) create certain dividend and other payment restrictions affecting subsidiaries; (vii) make certain Asset Sales (as defined); and (viii) engage in any merger, consolidation or sale of substantially all assets. See "Description of the New Notes -- Certain Covenants."

                                USE OF PROCEEDS

     There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. See "Use of Proceeds."

                    ABSENCE OF A PUBLIC MARKET FOR THE NOTES

     There is currently no market for the Old Notes. The New Notes will be new securities for which there currently is no market. Although Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Goldman, Sachs & Co. (together with Merrill Lynch, the "Initial Purchasers") have informed the Company that they currently intend to make a market in the New Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Company does not intend to apply for listing of the New Notes, on any securities exchange; however, the Notes are designated for trading by qualified institutional buyers in the NASD's Private Offerings, Resales and Trading Through Automatic Linkages ("PORTAL") market. See "Plan of Distribution."

                                  RISK FACTORS

     Purchasers of the New Notes should carefully consider the risk factors set forth under the caption "Risk Factors" and the other information included in this Prospectus prior to making an investment decision. See "Risk Factors."

   SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL AND OPERATING DATA


     The following table sets forth certain summary historical and pro forma financial and operating data of the Company and the systems acquired from Cable One. The historical data for each of the three years ended December 31, 1996, 1997 and 1998 has been derived from the audited consolidated financial statements of the Company.



     The unaudited pro forma data gives effect to the Financing Plan as if all such transactions had been consummated on January 1, 1998. The pro forma data has been derived from the Unaudited Pro Forma Consolidated Financial Information of the Company which is included elsewhere herein. The unaudited pro forma data does not purport to be indicative of the results that would have been obtained had such transactions been completed as of the assumed date and for the periods presented nor is it necessarily indicative of results that may be obtained in the future.


     The data presented below should be read in conjunction with the historical consolidated financial statements of the Company and the notes related thereto, the Unaudited Pro Forma Consolidated Financial Information and the notes related thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which appear elsewhere in this Prospectus. Acquisitions of cable television systems during the periods for which the summary financial and operating data are presented below materially affect the comparability of such data from one period to another.

                                                                   YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------------
                                                                   HISTORICAL                PRO FORMA
                                                       ----------------------------------    ----------
                                                         1996        1997         1998          1998
                                                       ---------   ---------    ---------    ----------
                                                        (DOLLARS IN THOUSANDS, EXCEPT SUBSCRIBER DATA)
FINANCIAL DATA:
Revenues.............................................  $ 59,821    $ 60,995     $ 69,802      $ 76,418
Costs and expenses...................................    33,553      36,555       42,070        45,911
Depreciation and amortization........................    27,510      27,832       30,531        33,230
                                                       --------    --------     --------      --------
Operating income (loss)..............................    (1,242)     (3,392)      (2,799)       (2,723)
Interest expense.....................................   (20,164)    (20,759)     (20,688)      (21,095)
Gain on sale of cable systems........................     4,901       3,644           --            --
Write-off of abandoned telephone operations..........    (2,994)       (500)        (220)         (220)
Other income (expense)...............................        --          71          192          (401)
                                                       --------    --------     --------      --------
Loss before income tax benefit and extraordinary
  loss...............................................   (19,499)    (20,936)     (23,515)      (24,439)
Income tax benefit...................................     6,633       7,149        2,339         2,339
Extraordinary loss...................................        --          --       (5,524)           --
                                                       --------    --------     --------      --------
Net loss.............................................  $(12,866)   $(13,787)    $(26,700)     $(22,100)
                                                       ========    ========     ========      ========
COMPANY BALANCE SHEET DATA (end of period):
Total assets.........................................  $245,987    $220,218     $252,445      $     --
Total debt...........................................   193,998     187,967      220,804            --
Total liabilities....................................   215,826     202,887      239,303            --
Total redeemable preferred stock.....................     1,292       1,293           --            --
Total stockholders equity............................    28,868      16,038       13,142            --
OTHER FINANCIAL DATA:
Cash flows from operating activities.................     7,848       7,892       13,996        15,581
Cash flows from investing activities.................     3,387      (1,341)     (57,245)      (57,245)
Cash flows from financing activities.................   (12,070)     (6,588)      45,412        45,504
EBITDA(1)............................................    27,326      25,498(12)   28,840(13)    31,615(13)
EBITDA margin(11)....................................      45.7%       41.8%        41.3%         41.4%
Capital expenditures.................................     8,212      10,135       13,759        13,759
Deficiency of earnings to fixed charges(2)...........   (19,499)    (20,936)     (23,515)      (24,439)
OPERATING DATA (end of period, except avg.):
Homes passed(3)......................................   259,181     254,649      296,995       296,995
Basic subscribers(4)(5)..............................   171,657     165,737      188,871       188,871
Basic penetration(5)(6)..............................      66.2%       65.1%        63.6%         63.6%
Premium subscribers(7)...............................    62,458      63,819       71,702        71,702
Premium penetration(8)...............................      36.4%       38.5%        38.0%         38.0%
Average monthly basic revenue per basic
  subscriber(9)......................................     $22.77     $25.22        $27.87        $27.83
Average monthly total revenue per basic
  subscriber(10).....................................     27.68       30.14        33.24         33.30


                                                   (Footnotes on following page)

 (1) EBITDA is defined as operating income (loss) plus depreciation and amortization plus non-cash operating charges. EBITDA is presented because management believes it is a widely accepted financial indicator of a company's ability to incur and service debt. Management believes that EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, is not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.


 (2) Deficiency of earnings to fixed charges consists of loss before income tax benefit and extraordinary loss. Fixed charges consist of interest expense and the interest portion of rental expense.

 (3) Homes passed refers to estimates by the Company of the approximate number of dwelling units in a particular community that can be connected to the Company's cable television distribution system without any further extension of principal transmission lines.

 (4) A home with one or more television sets connected to a cable system is counted as one basic subscriber. Bulk accounts are included on an equivalent basic unit ("EBU") basis in which the total monthly bill for the account is divided by the basic monthly charge for a single outlet in the area. End of period basic and premium subscribers are net of system sales that occurred during 1996 and 1997.

 (5) End of period subscribers reflect asset sales that were consummated during the third quarter of 1996 and the second quarter of 1997.

 (6) Penetration is described as basic subscribers as a percentage of homes passed.

 (7) Premium service units include only single channel services offered for a monthly fee per channel and do not include tiers of channels offered as a package for a single monthly fee. A subscriber may purchase more than one premium service, each of which is counted as a separate premium service unit.

 (8) Premium service units as a percentage of basic subscribers.

 (9) Average monthly basic revenue per basic subscriber equals basic revenues of cable systems during the respective period divided by the months in the period and divided by the weighted average number of basic subscribers of the Company for such respective periods.

(10) Average monthly total revenue per basic subscriber equals total revenues of cable systems during the respective period divided by the months in the period and divided by the weighted average number of basic subscribers of the Company for such respective periods.

(11) EBITDA margin represents EBITDA as a percentage of revenues. This measurement is used by management, and is commonly used in the cable television industry, to analyze and compare cable television companies on the basis of operating performance. Management believes that EBITDA margin is not intended to be a performance measure that should be regarded as an alternative either to operating income or net income as prepared in accordance with generally accepted accounting principles. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.


(12) Included in EBITDA for 1997 are legal, consultant and other fees totaling $1,411,000 incurred in connection with the settlement of certain claims that arose in conjunction with divorce proceedings of an officer of the Company. In addition, the Company paid $400,000 in fees to certain of its executive management team in connection with completed acquisition and divestiture transactions.



(13) Included in EBITDA for 1998 are fees totaling $775,000 paid to certain of the executive management team in connection with completed acquisition and financing transactions.

                                  RISK FACTORS

     In addition to the other information set forth in this Prospectus, prospective investors should carefully review the following risk factors before deciding to purchase the New Notes. References to the Company in this section do not include the Cable One Acquisition, unless the context requires otherwise.

SUBSTANTIAL LEVERAGE


     The Company is, and will continue to be, highly leveraged as a result of the substantial indebtedness it has incurred, and intends to incur, to finance acquisitions and expand its operations. At December 31, 1998, the Company's aggregate consolidated indebtedness was approximately $220.8 million. The Company will have significant cash interest expense relating to the Notes and its indebtedness under the Senior Credit Agreement, and a substantial portion of the Company's cash flow will be required for debt service. The average interest rate accrued on the Company's long-term indebtedness during the year ended December 31, 1998 was 9.7%. The Company may incur other indebtedness to make additional acquisitions in the future.



     For the year ended December 31, 1998, the Company's earnings were insufficient to cover its fixed charges by $23.5 million. However, such amounts reflect non-cash charges totaling approximately $31.6 million, consisting primarily of depreciation and amortization. After giving pro forma effect to the Financing Plan as if such transactions had been consummated on January 1, 1998, the Company's consolidated earnings on a pro forma basis would have been insufficient to cover its total fixed charges by approximately $24.4 million for the year ended December 31, 1998. However, this amount reflects non-cash depreciation and amortization and other charges totaling approximately $34.3 million.


     The degree to which the Company is leveraged could have important consequences to holders of the New Notes including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of the principal of, and interest on, its debt; (iii) the Senior Credit Agreement contains certain restrictive financial and operating covenants which could limit the Company's ability to compete as well as its ability to expand; and (iv) the Company's substantial leverage may make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions. The ability of the Company to pay interest and principal on the New Notes and to meet its debt obligations and to make distributions to CCI to pay interest and principal on its debts, will depend on the future operating performance of the Company, which could be affected by changes in economic conditions and other factors, including factors beyond the control of the Company. Failure to comply with the covenants and other provisions of debt instruments by the Company could result in events of default under such instruments, which could permit acceleration of the debt under such instruments and, in some cases, acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions.

     If the Company is unable to generate sufficient cash flow to meet its debt obligations, it may be required to renegotiate the terms of its long-term debt instruments or to refinance all or a portion of its long-term debt. The Company has approximately $96.4 million of Senior Indebtedness outstanding, $95.8 million of which is long term debt under the Senior Credit Agreement. There can be no assurance that the Company would be able to renegotiate the terms of or refinance the Senior Indebtedness, or, if it was able to do so, that the terms available to them would be favorable. If the Company were unable to refinance its indebtedness or obtain new financing under such circumstances, it would have to consider options such as the sale of certain assets to meet its debt service, reduction of planned capital expenditures, negotiation with its lenders to restructure applicable indebtedness or other options available to it under law. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

NET LOSSES


     The Company reported, on a consolidated basis, a net loss of $12.9 million for the year ended December 31, 1996, a net loss of $13.8 million for the year ended December 31, 1997, and a net loss of

$26.7 for the year ended December 31, 1998. On a pro forma basis for the year ended December 31, 1998, after giving effect to the Financing Plan, the Company would have reported, on a consolidated basis, a net loss of approximately $22.1 million. This loss reflects significant depreciation and amortization charges and interest expense on debt incurred by the Company. There can be no assurance that the Company will become profitable in the foreseeable future. Utilization of the Company's net operating losses for federal income tax purposes in the future is subject to certain limitations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations."


SUBORDINATION


     The New Notes and the Subsidiary Guarantees will be unsecured and subordinated in right of payment to all existing and future Senior Indebtedness of the Company and the Subsidiary Guarantors, including obligations under the Senior Credit Agreement. As a result, in the event of a default in payment of or acceleration of the Company's or any Subsidiary Guarantor's Senior Indebtedness, or upon the liquidation, reorganization, insolvency, bankruptcy, or dissolution of the Company or any Subsidiary Guarantor, holders of Senior Indebtedness will be entitled to receive payment in full of such Senior Indebtedness prior to any payment being made on the New Notes or such Subsidiary Guarantor's Subsidiary Guarantee. The Company currently has approximately $96.4 million of Senior Indebtedness. In addition, if any default exists with respect to certain Senior Indebtedness under the Senior Credit Agreement and certain other conditions are satisfied, the Company may not make any payments on the New Notes for a designated period of time. See "Description of the New Notes -- Ranking." By reason of such subordination provisions, upon the occurrence of any such event, there may be insufficient assets remaining after payment of Senior Indebtedness to pay amounts due on the New Notes and the Subsidiary Guarantees. In addition, the obligations outstanding under the Senior Credit Agreement will be secured by substantially all of the assets of the Company and its subsidiaries and the lenders thereunder will have a claim on such assets prior to the claims of holders of the New Notes. As of December 31, 1998, the aggregate principal amount of the Company's outstanding Senior Indebtedness was approximately $96.4 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of the New Notes -- Ranking and Subordination."


DEPENDENCE ON KEY PERSONNEL

     The loss of the services of J. Merritt Belisle, CCI's Chairman and Chief Executive Officer or Steven E. Seach, CCI's President and Chief Financial Officer, could have an adverse impact on the Company. Although the Company has employment agreements with J. Merritt Belisle and Steven E. Seach, there can be no assurance that the services of such personnel will continue to be made available to the Company. The Company does carry key man life insurance on Mr. Belisle.

     Each of J. Merritt Belisle and Steven E. Seach is permitted, pursuant to the terms of their employment agreements to engage in and pursue the acquisition of other business opportunities, including other cable television businesses, so long as the Company has been given a right of first refusal to take advantage of any such opportunity and so long as the employee continues to devote substantially all of his time to the management of the Company. If the Company does not exercise its right of first refusal, Messrs. Seach and Belisle might be in the position of engaging in other businesses, including businesses that might be in the same industry as the Company. See "Management -- Employment Agreements and Termination of Employment Agreements."

RISKS RELATING TO ACQUISITION STRATEGY

     A significant element of the Company's growth strategy is to expand by acquiring cable television systems and/or Internet service providers located in reasonable proximity to existing systems or of a sufficient size to enable the acquired system to serve as the basis for a regional cluster. There can be no assurance that the Company will be able to identify and acquire additional cable and Internet systems or that it will be able to finance significant acquisitions in the future. The Company anticipates that it will likely incur substantial additional indebtedness to finance acquisitions in the future. The Company's ability to pay interest and principal on the New Notes and to satisfy its debt obligations will be dependent on the future operating performance of the Company. See "Business -- Business Strategy."

NON-EXCLUSIVE FRANCHISES; NON-RENEWAL OR TERMINATION OF FRANCHISES

     Cable television companies operate under non-exclusive franchises, permits or licenses granted by a municipality or other state or local governmental entity which are subject to renewal and renegotiation from time to time. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. A franchise is generally granted for a fixed term ranging from five to fifteen years, but in many cases is terminable if the franchisee fails to comply with its material provisions. The Company's business is dependent upon the retention and renewal of its local franchises. Franchises typically impose conditions relating to the operation of cable television systems, including requirements relating to the payment of fees, system bandwidth capacity, customer service requirements, franchise renewal and termination. The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") prohibits franchising authorities from granting exclusive cable television franchises and from unreasonably refusing to award additional competitive franchises; it also permits municipal authorities to operate cable television systems in their communities without franchises. The Cable Communications Policy Act of 1984 (the "1984 Cable Act"), the 1992 Cable Act and the Telecommunication Act of 1996 (the "1996 Act") (collectively, the "Cable Acts") provide, among other things, for an orderly franchise renewal process which requires that an incumbent franchise renewal application be assessed on its own merits and not as part of a comparative process with competing applications. A franchise renewal will not be unreasonably withheld or, if renewal is denied and the franchising authority acquires ownership of the system or effects a transfer of the system to another person, the operator generally is entitled to the "fair market value" for the system covered by such franchise. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of their franchises. Although the Company believes that it generally has good relationships with its franchise authorities, no assurance can be given that the Company will be able to retain or renew such franchises or that the terms of any such renewals will be on terms as favorable to the Company as the Company's existing franchises. To date, the Company has never had a franchise revoked and no request for a franchise renewal or extension has been denied, although the renewal or extended franchises have frequently resulted in franchise modification on terms satisfactory to the Company. Furthermore, it is possible that a franchise authority might grant a franchise to another cable company. The non-renewal or termination of franchises relating to a significant portion of the Company's subscribers could have a material adverse effect on the Company's results of operations. See "Business -- Franchises."

LEGISLATION AND REGULATION

     The cable television industry is subject to extensive regulation at the federal, state and local levels. The Cable Acts, which amended the Communications Act of 1934 (the "Communications Act"), establish a national policy to guide the development and regulation of cable television systems. Principal responsibility for implementing the policies of the Cable Acts and 1996 Act has been allocated between the FCC and state or local regulatory authorities. It is not possible to predict the effect that ongoing or future developments may have on the cable communications industry or on the operations of the Company.

     Under the Cable Acts, franchising authorities may elect to regulate basic cable rates and rates for tiers of service above the basic rate may be regulated by the FCC. Under the rate-making rules adopted by the FCC, local authorities that elected to regulate basic cable rates can require rates to be set at "benchmark" levels or, at the cable operator's option, based on the operator's cost of service. The FCC has adopted rules liberalizing cost of service calculations for small cable systems operated by small cable companies. Few of the jurisdictions in which the Company operates have elected to certify to regulate rates and the Company believes that the FCC's small systems rate regulations will afford it additional flexibility to adjust its rates. However there can be no assurance that the Company's revenues and results of operations will not be adversely affected in the future by regulation of cable system rates. The 1996 Act deregulates rates for cable programming services tiers ("CPSTs") commencing in March 1999, and, for certain small cable operators, immediately eliminates rate regulation of CPSTs, and, in certain limited circumstances, basic services and equipment. The FCC is currently developing permanent regulations to implement the rate deregulation provisions of the 1996 Act. The Company is currently unable to predict the ultimate effect of the Cable Acts including future Congressional action, the FCC's implementing regulations, or the litigation challenging various aspects of this federal legislation and the FCC's regulations. The FCC and Congress continue to be concerned that rates for regulated programming services are rising at a rate exceeding inflation. It is therefore possible that the FCC will further restrict the ability of cable television operators to implement rate increases and/or Congress will enact legislation which would, for example, delay or suspend the scheduled March 1999 termination of CPST rate regulation. Cable television systems generally operate pursuant to non-exclusive franchises, permits or licenses granted by a municipality or other state or local governmental entity. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. A number of states subject cable television systems to the jurisdiction of centralized state governmental agencies. To date, no state in which the Company currently operates has enacted state level regulation. The Company cannot predict whether any of the states in which it currently operates will engage in such regulation in the future. See "Business -- Legislation and Regulation -- Cable Regulation -- Rate Regulation."

     The FCC also regulates numerous other aspects of the cable television business including terms of franchise agreements, mandatory carriage of certain local broadcasters that elect must-carry status, ownership of cable television systems together with telephone systems or programming providers and other matters. See "Business -- Legislation and Regulation."

     The above-described regulations may affect the Company's ability to obtain a sufficient return on its investments. Furthermore, the regulations are changing rapidly to allow significantly increased competition among various service providers. The Company cannot predict the eventual effect of these regulations. See "Business -- Legislation and Regulation."

SIGNIFICANT COMPETITION IN THE CABLE TELEVISION INDUSTRY

     Cable television systems face competition from alternative methods of receiving and distributing television signals and from other sources of news, information and entertainment, such as off-air television broadcast programming, newspapers, movie theaters, live sporting events, interactive computer programs and home video products, including videotape cassette recorders. Because the Company's franchises are non-exclusive, there is the potential for competition with the Company's systems from other operators of cable systems, including systems operated by local governments and from other distribution systems capable of delivering programming to homes or businesses, including direct broadcast satellite ("DBS") systems and multichannel multipoint distribution service ("wireless cable") systems which use low-power microwave frequencies to transmit video programming over the air to customers. Within the home video programming market, the Company competes with other cable franchise holders and with satellite and wireless cable providers. In recent years, the FCC has adopted policies providing for a more favorable operating environment for new and existing technologies that provide, or have the potential to provide, substantial competition to cable systems. Programming comparable to that of cable systems is currently available to the owners of home satellite dish earth stations ("HSDs") through conventional-, medium- and high-powered satellites. Several companies offer DBS service. In recent years there has been significant national growth in the number of subscribers to DBS services, and such growth would be assisted if one or more DBS providers is successful in delivering local broadcast signals. Legislation has been introduced in Congress to amend the Copyright Act to authorize carriage of local broadcast signals by DBS providers.

     In addition, recent FCC and judicial decisions and federal legislation will enable local telephone companies to provide a wide variety of video services competitive with services provided by cable systems and to provide cable services directly to customers. The Company cannot predict the extent to which competition will materialize from other cable television operators, other distribution systems for delivering video programming to the home or other potential competitors, or, if such competition materializes, the extent of its effect on the Company. Various LECs (as defined) currently are providing video programming services within and outside their telephone service areas through a variety of distribution methods, including both the deployment of broadband wire facilities and the use of wireless transmission facilities. Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Thus, it is not possible to predict the effect that ongoing or future developments might have on the cable industry. See "Business -- Competition" and "Business -- Legislation and Regulation."

HOLDING COMPANY STRUCTURE; FRAUDULENT CONVEYANCE; POSSIBLE STRUCTURAL SUBORDINATION

     The Company is a holding company that is dependent on the cash flow generated by its direct and indirect operating subsidiaries. The Company must rely on dividends or other intercompany transfers from such operating subsidiaries to generate the funds necessary to meet debt service and other obligations, including the payment of principal and interest on the New Notes. The ability of such subsidiaries to pay such dividends or make other payments will be subject to applicable state laws. In addition, claims of creditors of the subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims and equity interests of the Company and, thereby indirectly, the holders of indebtedness of the Company. The Indenture, among other things, limits the incurrence or issuance of additional Indebtedness and Preferred Stock (as defined) by the Company's subsidiaries. However, these limitations are subject to certain qualifications set forth in the Indenture. See "Credit Arrangements of the Company" and "Description of the New Notes."

     All of the Company's operating income is generated by the subsidiaries of the Company. As a result, the Company has generally relied, and will continue to rely, on distributions or advances from its subsidiaries in paying the principal and interest on the Notes. Should the Company fail to satisfy any payment obligation under the Notes, the holders would have a direct claim against the Subsidiary Guarantors pursuant to the Subsidiary Guarantees. In the event of the bankruptcy or insolvency of any of the Subsidiary Guarantors, however, the incurrence by each Subsidiary Guarantor of the Subsidiary Guarantee would be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of such Subsidiary Guarantor. Under those statutes, if a court were to find that the Subsidiary Guarantee of such Subsidiary Guarantor was incurred with the intent of hindering, delaying or defrauding creditors or that such Subsidiary Guarantor received less than a reasonably equivalent value or fair consideration therefor and, at the time of its incurrence, such Subsidiary Guarantor either (i) was insolvent or rendered insolvent by reason thereof, (ii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (iii) intended to or believed that it would incur debts beyond its ability to pay as they matured or became due, the court could void those obligations.


     The measure of insolvency for purposes of a fraudulent conveyance claim will vary depending upon the law of the jurisdiction being applied. Generally, however, a company is considered insolvent at a particular time if the sum of its debts is greater than the then fair value of its assets, or if the fair salable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and mature. As of December 31, 1998, the Company had total Indebtedness of approximately $220.8 million and believes that the total fair value of its assets is not less than that amount. The Company believes that each of the Subsidiary Guarantors are (i) neither insolvent nor rendered insolvent by the incurrence of its Subsidiary Guarantee, (ii) in possession of sufficient capital to run its business effectively, and (iii) incurring debts within its ability to pay as the same mature or become due. No assurance can be given, however, that the assumptions and methodologies used by the Company in reaching its conclusions about the solvency of the Subsidiary Guarantors would be adopted by a court or that a court would concur with those conclusions.

     In the event that the Subsidiary Guarantee of a Subsidiary Guarantor were voided as a fraudulent conveyance, holders of the Notes would effectively be subordinated to all indebtedness and other liabilities and commitments of such Subsidiary Guarantor.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Following the completion of the Exchange Offer (except as set forth in the second paragraph under "The Exchange Offer -- Purpose and Effect"), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon completion of the Exchange Offer if the holder does not participate in the Exchange Offer.

LACK OF ESTABLISHED MARKET FOR THE NOTES

     There is no existing trading market for the Old Notes, and, although the Company has been advised by the Initial Purchasers that they intend to make a market in the New Notes, the Initial Purchasers are not obligated to do so and any market making may be discontinued at any time without notice. In addition, such market making activity may be limited during the Exchange Offer. Although the New Notes are eligible for trading in the PORTAL market, there can be no assurance as to the development of any market or the liquidity of any market that may develop for the New Notes.

ABILITY TO PURCHASE NEW NOTES UPON A CHANGE OF CONTROL

     If a Change of Control occurs, there can be no assurance that the Company will have sufficient funds to repurchase the New Notes pursuant to the terms of the Indenture. In the event that a Change of Control occurs at a time when the Company does not have sufficient funds available to repurchase the New Notes or at a time when the Company is prohibited from repurchasing the New Notes under the terms of other indebtedness of the Company (and the Company is unable either to obtain the consent of holders of such other indebtedness or to repay such other indebtedness), an Event of Default would occur under the Indenture. Furthermore, both the Senior Credit Agreement and the Indenture for the New Notes include "change of control" provisions that permit, in the case of the Senior Credit Agreement, the lenders thereunder to accelerate the repayment of indebtedness thereunder and that require, in the case of the Indenture for the Notes, the Company to offer to purchase all of the outstanding New Notes. Any acceleration of the obligations of the Company under the Senior Credit Agreement could materially and adversely affect the ability of the Company to effect a purchase of the New Notes upon a Change of Control. In addition, the existence of a holder's right to require the Company to repurchase its New Notes upon the occurrence of a Change of Control may deter a third party from acquiring the Company in a transaction which would constitute a Change of Control. See "Description of the New Notes."

                                USE OF PROCEEDS

     There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement.


     The net proceeds to CCI and the Company from the offering of the Old Notes of CCI and the Company along with the proceeds from the Senior Credit Agreement were approximately $280.2 million and were used to (a) fund the acquisition of certain assets of Cable One, Inc. ($41.7 million), (b) redeem existing preferred stock and accrued dividends ($31.0 million), (c) retire the outstanding subordinated debt and accrued interest ($4.5 million), (d) repay the previous Senior Credit Agreement and other outstanding debt ($190.3 million) and interest ($2.6 million) and (e) pay fees and expenses of these transactions ($10.1 million). The preferred stock accrued dividends at rates ranging from 8% to 15% and had mandatory redemption requirements in 2001 and 2005. The subordinated debt accrued interest at rates ranging from 7.5% to 15% and matured in 2002 and 2007. The Senior Credit Agreement accrued interest at the LIBOR rate plus an applicable margin. Principle payments were to begin in 1999 with the balance due in 2005.

                                 CAPITALIZATION

     As the New Notes have substantially the same terms as the Old Notes and are being exchanged for the same amount of principal as is outstanding under the Old Notes, the capitalization of the Company will be unchanged as a result of the Exchange Offer.

                 SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED
                          FINANCIAL AND OPERATING DATA


     The following table sets forth certain summary historical and pro forma financial and operating data of the Company and the systems acquired from Cable One. The historical data as of and for the years ended December 31, 1996, 1997 and 1998 has been derived from the audited consolidated financial statements of the Company.



     The unaudited pro forma data gives effect to the Financing Plan as if all such transactions had been consummated on January 1, 1998. The pro forma data has been derived from the Unaudited Pro Forma Consolidated Financial Information of the Company which is included elsewhere herein. The unaudited pro forma data does not purport to be indicative of the results that would have been obtained had such transactions been completed as of the assumed date and for the periods presented nor is it necessarily indicative of results that may be obtained in the future.


     The data presented below should be read in conjunction with the historical consolidated financial statements of the Company and the notes related thereto, the Unaudited Pro Forma Consolidated Financial Information and the notes related thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which appear elsewhere in this Prospectus. Acquisitions of cable television systems during the periods for which the summary financial and operating data are presented below materially affect the comparability of such data from one period to another.

                                                                             YEAR ENDED DECEMBER 31,
                                                       --------------------------------------------------------------------
                                                                             HISTORICAL                           PRO FORMA
                                                       ------------------------------------------------------     ---------
                                                        1994       1995        1996       1997         1998         1998
                                                       -------   ---------   --------   --------     --------     ---------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SUBSCRIBER DATA)
FINANCIAL DATA:
Revenues.............................................  $16,019   $  36,677   $ 59,821   $ 60,995     $ 69,802     $ 76,418
Costs and expenses...................................    8,372      18,911     33,553     36,555       42,070       45,911
Depreciation and amortization........................    6,383      16,427     27,510     27,832       30,531       33,230
                                                       -------   ---------   --------   --------     --------     --------
Operating income (loss)..............................    1,264       1,339     (1,242)    (3,392)      (2,799)      (2,723)
Interest expense.....................................   (4,975)    (14,132)   (20,164)   (20,759)     (20,688)     (21,095)
Gain on sale of cable systems........................      115          --      4,901      3,644           --           --
Write-off of abandoned telephone operations..........       --          --     (2,994)      (500)        (220)        (220)
Other income (expense)...............................       --          --         --         71          192         (401)
                                                       -------   ---------   --------   --------     --------     --------
Loss before income tax benefit, minority
  interest and extraordinary loss....................   (3,596)    (12,793)   (19,499)   (20,936)     (23,515)     (24,439)
Income tax benefit...................................    1,121       4,510      6,633      7,149        2,339        2,339
Extraordinary loss...................................       --      (4,054)        --         --       (5,524)          --
Minority interest in net loss of subsidiary..........       46          --         --         --           --           --
                                                       -------   ---------   --------   --------     --------     --------
Net loss.............................................  $(2,429)  $ (12,337)  $(12,866)  $(13,787)    $(26,700)    $(22,100)
                                                       =======   =========   ========   ========     ========     ========
COMPANY BALANCE SHEET DATA (end of period):
Total assets.........................................  $96,136   $ 271,496   $245,987   $220,218     $252,445     $     --
Total debt...........................................   58,161     204,646    193,998    187,967      220,804           --
Total liabilities....................................   78,251     229,426    215,826    202,887      239,303           --
Total redeemable preferred stock.....................   12,332       1,292      1,292      1,293           --           --
Total stockholders equity............................    5,553      40,777     28,868     16,038       13,142           --
OTHER FINANCIAL DATA:
Cash flows from operating activities.................    4,724       5,520      7,848      7,892       13,996       15,581
Cash flows from investing activities.................  (38,028)   (176,672)     3,387     (1,341)     (57,245)     (57,245)
Cash flows from financing activities.................   34,883     170,090    (12,070)    (6,588)      45,412       45,504
EBITDA(1)............................................    7,647      17,766     27,326     25,498(12)   28,840(13)   31,615(13)
EBITDA margin(11)....................................     47.7%       48.4%      45.7%      41.8%        41.3%        41.4%
Capital expenditures.................................    1,879       3,931      8,212     10,135       13,759       13,759
Deficiency of earnings to fixed charges(2)...........   (3,596)    (12,793)   (19,499)   (20,936)     (23,515)     (24,439)
OPERATING DATA (end of period, except avg.):
Homes passed(3)......................................   95,055     269,336    259,181    254,649      296,995      296,995
Basic subscribers(4)(5)..............................   72,865     182,696    171,657    165,737      188,871      188,871
Basic penetration(5)(6)..............................     76.7%       67.8%      66.2%      65.1%        63.6%        63.6%
Premium subscribers(7)...............................   27,212      65,400     62,458     63,819       71,702       71,702
Premium penetration(8)...............................     37.3%       35.8%      36.4%      38.5%        38.0%        38.0%
Average monthly basic revenue per basic
  subscriber(9)......................................  $    --   $   21.40   $  22.77   $  25.22     $  27.87     $  27.83
Average monthly total revenues per basic
  subscriber(10).....................................       --       26.00      27.68      30.14        33.24        33.30


                                                   (Footnotes on following page)

 (1) EBITDA is defined as operating income (loss) plus depreciation and amortization plus non-cash operating charges. EBITDA is presented because management believes it is a widely accepted financial indicator of a company's ability to incur and service debt. Management believes that EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, is not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.


 (2) Deficiency of earnings to fixed charges consists of loss before income tax benefit and extraordinary loss. Fixed charges consist of interest expense and the interest portion of rental expense.

 (3) Homes passed refers to estimates by the Company of the approximate number of dwelling units in a particular community that can be connected to the Company's cable television distribution system without any further extension of principal transmission lines.

 (4) A home with one or more television sets connected to a cable system is counted as one basic subscriber. Bulk accounts are included on an equivalent basic unit ("EBU") basis in which the total monthly bill for the account is divided by the basic monthly charge for a single outlet in the area. End of period basic and premium subscribers are net of system sales that occurred during 1996 and 1997.

 (5) End of period subscribers reflect asset sales that were consummated during the third quarter of 1996 and the second quarter of 1997.

 (6) Penetration is described as basic subscribers as a percentage of homes passed.

 (7) Premium service units include only single channel services offered for a monthly fee per channel and do not include tiers of channels offered as a package for a single monthly fee. A subscriber may purchase more than one premium service, each of which is counted as a separate premium service unit.

 (8) Premium service units as a percentage of basic subscribers.

 (9) Average monthly basic revenue per basic subscriber equals basic revenues of cable systems during the respective period divided by the months in the period and divided by the weighted average number of basic subscribers of the Company for such respective periods.

(10) Average monthly total revenue per basic subscriber equals total revenues of cable systems during the respective period divided by the months in the period and divided by the weighted average number of basic subscribers of the Company for such respective periods.

(11) EBITDA margin represents EBITDA as a percentage of revenues. This measurement is used by management, and is commonly used in the cable television industry, to analyze and compare cable television companies on the basis of operating performance. Management believes that EBITDA margin is not intended to be a performance measure that should be regarded as an alternative either to operating income or net income as prepared in accordance with generally accepted accounting principles. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.


(12) Included in EBITDA for 1997 are legal, consultant and other fees totaling $1,411,000 incurred in connection with the settlement of certain claims that arose in conjunction with divorce proceedings of an officer of the Company. In addition, the Company paid $400,000 in fees to certain of its executive management team in connection with completed acquisition and divestiture transactions.



(13) Included in EBITDA for 1998 are fees totaling $775,000 paid to certain of the executive management team in connection with completed acquisition and financing transactions.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion provides additional information regarding the financial condition and results of operations of the Company for each of the years ended December 31, 1996, 1997 and 1998. This discussion should be read in conjunction with "Selected Historical and Pro Forma Consolidated Financial and Operating Data" and the Company's financial statements and the notes thereto appearing elsewhere in this Prospectus. Since its inception in March 1992, the Company has completed 17 acquisitions and five divestitures of cable systems. As a result, management believes that period-to-period comparisons of the Company's financial results to date are not necessarily meaningful and should not be relied upon as an indication of future performance due to the number and timing of acquisitions and divestitures in each period.


OVERVIEW


     The Company, currently the 35th largest cable television operator in the United States, owns, operates and develops cable television systems in selected non-metropolitan markets across eight contiguous states primarily located in the central United States. Founded in 1992, the Company has completed and integrated 17 acquisitions, including the Cable One Acquisition which added 28,009 subscribers. As of December 31, 1998, the Systems passed approximately 297,000 homes and served approximately 189,000 basic subscribers.



     Revenues. The Company's revenues are primarily attributable to monthly subscription fees charged to basic subscribers for the Company's basic and premium cable television programming services. Basic revenues consist of monthly subscription fees for all services (other than premium programming) as well as monthly charges for customer equipment rental. Premium revenues consist of monthly subscription fees for programming provided on a per channel basis. In addition, other revenues are derived from installation and reconnection fees charged to basic subscribers to commence or reinstate service, pay-per-view charges, late payment fees, advertising revenues and commissions related to the sale of merchandise by home shopping services. At December 31, 1998, the Company served approximately 189,000 basic subscribers and 72,000 premium units, representing a basic penetration rate of 64% and a premium penetration rate of 38%. The table below sets forth for the periods indicated the percentage of the Company's total revenues attributable to the various sources:



                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              1996     1997     1998
                                                              -----    -----    -----
Basic.......................................................   82.3%    83.3%    83.4%
Premium.....................................................   10.9     10.4      9.8
Other.......................................................    6.8      6.3      6.8
                                                              -----    -----    -----
Total revenues..............................................  100.0%   100.0%   100.0%
                                                              =====    =====    =====



     Operating Expenses. The Company's operating expenses consist of programming fees, plant and operating costs, general and administrative expenses, and marketing costs directly attributable to the systems. Programming fees have historically increased at rates in excess of inflation due to system acquisitions, and internal growth, as well as increases in the number, quality and cost of programming services offered by the Company. The Company benefits from its membership in an industry cooperative with over 10.0 million basic subscribers which provides its members with volume discounts from programming networks and cable equipment vendors. Plant and operating costs include expenses related to wages and employee benefits of technical personnel, electricity, systems supplies, vehicles and other operating costs. General and administrative expenses directly attributable to the systems include wages and employee benefits for customer service, accounting and administrative personnel, franchise fees and expenses related to billing, payment processing, and office administration.


     Corporate overhead consists primarily of expenses incurred by executive management of the Company and which are not directly attributable to any one system.

     Operating Losses. The high level of depreciation and amortization associated with the acquisitions and capital expenditures related to continued construction and upgrading of the current systems, together with interest costs related to the Company's financing activities, have contributed to the Company's net losses. The Company believes that such net losses are common for the cable television industry.


YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997



                                                        YEAR ENDED                YEAR ENDED
                                                     DECEMBER 31, 1997         DECEMBER 31, 1998
                                                  -----------------------   -----------------------
                                                  AMOUNT    % OF REVENUES   AMOUNT    % OF REVENUES
                                                  -------   -------------   -------   -------------
                                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues........................................  $60,995       100.0%      $69,802       100.0%
Operating expenses:
  Programming...................................   14,916        24.5%       17,840        25.6%
  Plant and operating...........................    7,622        12.5%        8,437        12.1%
  General and administrative....................    9,257        15.2%       11,295        16.2%
  Marketing and advertising.....................      438         0.7%          850         1.2%
Corporate overhead..............................    4,322         7.1%        3,648         5.2%
Depreciation and amortization...................   27,832        45.6%       30,531        43.7%
                                                  -------       -----       -------       -----
Earnings/(loss) from operations.................  $(3,392)       (5.6)%     $(2,799)       (4.0)%
                                                  =======       =====       =======       =====



     Revenues. Revenues in 1998 were $69.8 million, an improvement of $8.8 million over revenues in 1997. Basic revenues improved by $7.4 million or 14.7% while average monthly basic revenues per subscriber increased from $25.22 to $27.87, or 10.5% over 1997. The improvement was due primarily to basic rate increases in February 1998 affecting 234 systems and serving approximately 114,000 subscribers or 69% of total subscribers as well as revenue generated from the systems acquired from Cable One on July 29, 1998. The Company has historically increased rates in the majority of its systems during the first quarter in order to offset increases in its operating costs such as programming which occur in January of each year. The majority of the remaining systems also had rate increases during 1998. The change in basic subscribers for the year ended December 31, 1998 is primarily due to the acquisition of systems from Cable One in 1998 and the sale of certain Kansas and Oklahoma systems serving approximately 4,000 basic subscribers during the second quarter of 1997 as well as bulk account EBU conversion calculations following the basic rate increases, the increased availability and affordability of competitive video services, non-pay disconnects, and other terminations of service. Other revenues increased 13.7%, from $10.2 million in 1997 to $11.6 million in 1998, due in large part to continued promotion of pay-per-view events.



     Operating Expenses. Operating expenses in 1998 were $38.4 million, an increase of $6.2 million or 19.2% over 1997. The continued escalation in rates charged by certain programming vendors as well as increases in copyright fees and premium units were largely responsible for the $2.9 million increase in programming costs over 1997. Plant and operating expenses increased from $7.6 million for the year ended December 31, 1997 to $8.4 million for the year ended December 31, 1998, reflecting increases in technical wages and benefits, plant power, and amounts paid to outside contractors to update the Company's subscriber database. General and administrative expenses increased from $9.3 million for the year ended December 31, 1997 to $11.3 million for the year ended December 31, 1998 due to increases in administrative wages and benefits, telephone, property taxes and bad debt expense. General and administrative expense as a percentage of revenue increased during this period, from 15.2% to 16.2%. Marketing expenses for the year ended December 31, 1998 were $0.9 million, an increase of 94.1% over 1997. The majority of this increase relates to increased spending associated with the Company's marketing initiatives. As a percentage of revenues, operating expenses increased slightly from 52.8% in 1997 to 55.0% in 1998.



     Corporate Overhead. Corporate overhead decreased $0.7 million, or 15.6% from $4.3 million for the year ended December 31, 1997 to $3.6 million for the year ended December 31, 1998 due primarily to a reduction in litigation costs compared to 1997.



     Depreciation and amortization. Depreciation and amortization expense for the year ended December 31, 1998 was $30.5 million, an increase of $2.7 million over 1997. The increase is largely reflective of the inclusion of fixed assets placed into service during 1997 and 1998.

     Income Tax Benefit. The income tax benefit decreased from $7.1 million in year ended December 31, 1997 to $2.3 million in the year ended December 31, 1998. The pre-tax loss increased in 1998; however, the effective tax rate decreased. The effective tax rate decreased from 34.1% to 9.9%. This decrease is primarily due to an increase in the valuation allowance against deferred tax assets.


YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996


                                                      YEAR ENDED                  YEAR ENDED
                                                   DECEMBER 31, 1996           DECEMBER 31, 1997
                                                -----------------------     -----------------------
                                                AMOUNT    % OF REVENUES     AMOUNT    % OF REVENUES
                                                -------   -------------     -------   -------------
                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues......................................  $59,821       100.0%        $60,995       100.0%
Operating expenses:
  Programming.................................   15,106        25.3          14,916        24.5
  Plant and operating.........................    7,308        12.2           7,622        12.5
  General and administrative..................    8,688        14.5           9,257        15.2
  Marketing and advertising...................      238         0.4             438         0.7
Corporate overhead............................    2,213         3.7           4,322         7.1
Depreciation and amortization.................   27,510        46.0          27,832        45.6
                                                -------       -----         -------       -----
Earnings (loss) from operations...............  $(1,242)       (2.1)%       $(3,392)       (5.6)%
                                                =======       =====         =======       =====


     Revenues. Revenues for the year ended December 31, 1997 were $61.0 million, an improvement of $1.2 million or 2.0% over revenues of $59.8 million for the year ended December 31, 1996. In 1997, basic revenues increased by $1.8 million or 3.7% due to basic rate increases implemented primarily during the first quarter of the year. Average monthly basic revenues per subscriber increased from $22.77 to $25.22 or 10.8% over the same period in 1996. The decrease in basic subscribers for the period ended December 31, 1997, is largely reflective of the sale of Kansas and Oklahoma systems serving approximately 4,000 basic subscribers during the second quarter of 1997 as well as bulk account EBU conversion calculations following the basic rate increases, the increased availability and affordability of competitive video services, non-pay disconnects, and other terminations of service. In 1997, the Company launched a coordinated array of marketing techniques to attract and retain customers and to increase premium service penetration, including door-to-door and direct mail solicitation, telemarketing, media advertising, local promotional events and cross-channel promotions of new services and pay-per-view events. Net of the system sales, premium subscribers increased by 2,975 units or 4.9% during 1997 with a corresponding 2.2% increase in penetration, from 36.4% in 1996 to 38.5% at December 31, 1997. The corresponding premium revenue decreased, however, 3.2% from $6.5 million in 1996 to $6.3 million in 1997 due in large part to the system divestitures and discounted pricing offered in connection with the various marketing campaigns. Other revenues also decreased 11.0%, from $4.1 million in 1996 to $3.6 million in 1997, largely as a function of the system divestitures and free or heavily-discounted installation marketing promotions. The decrease was partially offset by $196,698 or 181%, increase in pay-per-view event revenue.

     Operating Expenses. Operating expenses increased $892,000 or 2.8% from $31.3 million in 1996 to $32.2 million in 1997. Programming costs for the year ended December 31, 1997 decreased $190,000 or 1.3% over the year ended December 31, 1996 to $14.9 million. Increases in copyright fees, premium units and rates charged by certain programming vendors were offset by the renegotiation of certain programming contracts wherein rate concessions, launch fees and other marketing support totaling $564,000 were obtained. Plant and operating expenses increased $314,000 or 4.3% to $7.6 million during 1997 due to the hiring of additional technical personnel as well as increases in technical wages and benefits and vehicle operating expenses. General and administrative expenses for 1997 were $9.3 million, an increase of $568,000 or 6.5% over 1996. The increase was due primarily to the addition of certain key management and administrative personnel, an increase in bad debt expense and the write-off of certain costs related to the termination of the purchase agreement and operations associated with the proposed acquisition of telephone exchanges in Kansas. Marketing and advertising expenses for the year ended December 31, 1997, were $438,000, an increase of $200,000 or 84.0% over the year ended December 31, 1996, relating directly to increased spending associated with the Company's aforementioned new marketing initiatives. As a percentage of revenues, operating expenses increased slightly, from 52.4% in 1996 to 52.9% in 1997.


     Corporate Overhead. Corporate overhead for the year ended December 31, 1997, was $4.3 million, an increase of $2.1 million over the year ended December 31, 1996. The increase was largely reflective of costs incurred in conjunction with divorce proceedings of an officer of the Company and CCI. CCI agreed to purchase certain stock of the CCI in which the officer's wife held a community property interest and provide monetary consideration for the release of certain claims. Legal, consultant and other fees of approximately $1.4 million were charged to Corporate overhead for 1997 in connection with this matter. The remainder of the increase was due primarily to the hiring of the Vice
President -- Operations in February 1997 as well as other increases in executive compensation, travel and entertainment.


     Depreciation and Amortization. Depreciation and amortization expense for the year ended December 31, 1997, was $27.8 million, an increase of $322,000 over 1996. The increase is due primarily to the inclusion of fixed assets placed into service during the year. The increase was partially offset by the sales of certain systems during 1996 and 1997.


     Income Tax Benefit. The benefit for income taxes increased from $6.6 million in 1996 to $7.1 million in 1997, primarily due to the increase in the pre-tax loss from operations in 1997 and an increase in the effective tax rate from 34.0% to 34.1% in 1996 and 1997, respectively.


     Total deferred tax liabilities and total deferred tax assets decreased by $12.9 million and $6.3 million, respectively, from 1996 to 1997. Approximately $8.1 million of the decrease in deferred tax liabilities relates to taxable temporary differences, primarily recurring book depreciation and amortization in excess of tax. The remaining $4.8 million decrease in deferred tax liabilities relates to the increase in tax basis of assets held by a subsidiary of the Company as a result of a deferred intercompany gain recognized during 1997. Approximately $5.1 million of the decrease in total deferred tax assets relates primarily to the utilization of net operating losses to offset taxable income generated by the taxable temporary differences noted above. Total deferred tax assets also decreased by $1.5 million due to the expiration of certain net operating losses in 1997. The remaining $0.1 increase in deferred tax assets is primarily due to recurring temporary differences.

     The expiration of net operating losses in 1997 had no impact on the provision for income taxes since a valuation allowance had previously been provided for these loss carryforwards. The deferred tax asset for the expired net operating loss carryforwards and the related valuation allowance were reduced accordingly.

     The net effect of the above item resulted in a current federal tax expense of $0.3 million for alternative minimum tax and a deferred tax benefit of $7.4 million for the reduction in net deferred tax liabilities.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995


                                                      YEAR ENDED                  YEAR ENDED
                                                   DECEMBER 31, 1995           DECEMBER 31, 1996
                                                -----------------------     -----------------------
                                                AMOUNT    % OF REVENUES     AMOUNT    % OF REVENUES
                                                -------   -------------     -------   -------------
                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues......................................  $36,677       100.0%        $59,821       100.0%
Operating expenses:
  Programming.................................    8,221        22.4          15,106        25.3
  Plant and operating.........................    4,715        12.9           7,308        12.2
  General and administrative..................    4,782        13.0           8,688        14.5
  Marketing and advertising...................       72         0.2             238         0.4
Corporate overhead............................    1,121         3.1           2,213         3.7
Depreciation and amortization.................   16,427        44.8          27,510        46.0
                                                -------       -----         -------       -----
Earnings (loss) from operations...............  $ 1,339         3.7%        $(1,242)       (2.1)%
                                                =======       =====         =======       =====


     Revenues. Revenues for the year ended December 31, 1996, were $59.8 million, an improvement of $23.1 million or 63.1% over revenues of $36.7 million in 1995. In 1996, basic revenues increased by $19.0 million or 63.0% due to the inclusion of a full year of revenues for the systems representing approximately 111,000 subscribers acquired throughout 1995. Average monthly basic revenues per subscriber increased from $21.40 to $22.77, or 6.4% over the same period in 1995. The change in basic subscribers for the period ended December 31, 1996 is largely reflective of the sale of certain Arkansas systems serving approximately 8,219 basic subscribers in 1996 as well as subscriber losses due to the increased availability and affordability of competitive video services, bulk account EBU conversion calculations following basic rate increases, non-pay disconnects, and other terminations of service. Net of the system sales, premium penetration increased from 35.8% in 1995 to 36.4% in 1996. Premium revenues increased $2.1 million or 47.4%, from $4.4 million in 1995 to $6.5 million in 1996.

     Operating Expenses. Operating expenses increased $13.5 million from $17.8 million in 1995 to $31.3 million in 1996. Programming costs for the year ended December 31, 1996, increased $6.9 million or 83.7%, over the year ended December 31, 1995, to $15.1 million. As a percentage of revenues, programming expense increased from 22.4% in 1995 to 25.3% in 1996. The increase was due primarily to an increase in the number and quality of programming services offered by the Company, specifically, the addition of The Disney Channel to the basic channel lineup in a majority of the systems acquired in 1995. Plant and operating expenses increased $2.6 million or 55.0% to $7.3 million during 1996, reflecting the addition of the cable systems and subscribers acquired in 1995. Plant and operating expenses as a percent of revenues decreased from 12.9% in 1995 to 12.2% in 1996, reflecting the continued benefits derived from the Company's clustered operating strategy. General and administrative expenses for 1996 were $8.7 million, an increase of $3.9 million, or 81.7% over 1995. The increase was due primarily to the addition of the cable systems and subscribers acquired throughout 1995. As a percentage of revenues, general and administrative expenses increased from 13.0% in 1995 to 14.5% in 1996, due primarily to increases in salaries and benefits, property taxes, and general insurance. Marketing and advertising expenses for the year ended December 31, 1996, were $238,000, an increase of $166,000 over the year ended December 31, 1995, relating directly to increased spending associated with the Company's 1995 acquisitions. As a percentage of revenues, operating expenses increased from 48.5% in 1995 to 52.4% in 1996.


     Corporate Overhead. Corporate overhead for the year ended December 31, 1996, was $2.2 million, an increase of $1.1 million over the year ended December 31, 1995. The increase was due primarily to the addition of key accounting and finance personnel during the year and the recognition of non-cash compensation expense related to the restricted stock.


     Depreciation and Amortization. Depreciation and amortization expense for the year ended December 31, 1996, was $27.5 million, an increase of $11.1 million over 1995. The increase is due primarily to the inclusion of the tangible and intangible assets acquired during 1995. The increase was partially offset by the sales of certain Arkansas systems in 1996.


     Income Tax Benefit. The benefit for income taxes increased from $4.5 million in 1995 to $6.6 million in 1996, primarily due to the increase in the pre-tax loss from operations in 1996 while the effective tax rate decreased from 35.3% to 34.0% in 1995 and 1996, respectively.


CAPITAL EXPENDITURES

     The cable television industry is a capital intensive business that generally requires financing for the upgrade, expansion and maintenance of the technical infrastructure. In addition, the Company has pursued, and continues to pursue, a business strategy that includes selective acquisitions. The Company has funded its working capital requirements, capital expenditures and acquisitions through a combination of internally generated funds, long and short term borrowings, and equity contributions. The Company intends to continue to finance such expenditures from similar sources.


     For the three years ended December 31, 1998, the Company's capital expenditures, other than those related to acquisitions, were approximately $32.1 million. Capital expenditures include expansion and improvements of existing cable properties, plant and equipment upgrades, as well as cable line drops, line plant extensions and installations of service to new subscribers.



     Beginning in August 1998 and over the following five years, the Company intends to spend approximately: (i) $42.9 million to establish a technical standard of 550 MHz bandwidth capacity (78 analog channels) in cable television systems serving over 70% of its basic subscribers; (ii) $28.0 million for ongoing maintenance and replacement, for installations and extensions to improve the cable plant related to customer growth and headend consolidation; and (iii) $7.7 million for the purchase of additional addressable converters and headend equipment to support the deployment of digital services. See "Business."


LIQUIDITY AND CAPITAL RESOURCES


     Since its inception, CCI has been supported by equity funding from institutional equity investors. Capital stock of CCI is owned by institutional investors, including Austin Ventures, L.P., NationsBank Capital Investors, The Texas Growth Fund, BT Capital Partners, Inc., certain members of its bank group led by Chase Manhattan and Union Bank Ventures. After consummation of the Offerings, these institutional investors comprise approximately $34.1 million of total equity financing in CCI. At December 31, 1998, CCI had aggregate consolidated indebtedness of approximately $220.8 million. This debt and equity financing was utilized primarily in the acquisition of cable television systems.



     The Company's net cash provided by operations was $14.0 million in 1998 compared to $7.9 million in 1997 and $7.8 million in 1996. The Company's net cash provided by (used in) investing activities was $(57.2) million, $(1.3) million and $3.4 million in 1998, 1997 and 1996, respectively. The Company's net cash provided by (used in) financing amounted to $45.4 million, $(6.6) million and $(12.1) million, in 1998, 1997 and 1996, respectively. The Company's EBITDA increased to $28.8 million in 1998 from $25.5 million in 1997 and $27.3 million in 1996. EBITDA as a percentage of revenue changed to 41.3% in 1998 from 46.8% in 1997, and 45.7% in 1996. Included in EBITDA for the year ended December 31, 1997 were charges, including divorce litigation costs of $1,411,000 and special bonuses paid to executive officers of $400,000. Included in EBITDA for the year ended December 31, 1998 were special bonuses paid to executive officers of $775,000.



     The Offerings provide CCI and the Company with greater flexibility by extending the maturities of their long-term debt and reduce annual amortization requirements. Concurrently with the closing of the Offerings, CCI repaid all of its outstanding subordinated indebtedness and redeemable preferred stock and the Company repaid all of its existing indebtedness under the Prior Credit Agreement and entered into a Senior Credit Agreement with maximum borrowings of $125.0 million. The Senior Credit Agreement is secured by a first priority lien on and security interest in substantially all of the assets of the Company, and contains certain covenants and provides for certain events of default customarily contained in facilities of a similar type. See "Business -- Business Strategy," "Use of Proceeds" and "Credit Arrangements of the Company."



     Beginning in 1999, the Company has debt service requirements of approximately $20 million a year over the next five years. During this time the Company also anticipates capital expenditures averaging approximately $16 million a year. Debt covenants dictate that the Company maintain certain ratios related to debt balances and operating results in addition to limiting the amount that can be used for capital expenditures. Funds to support the operations of the Company and pay the anticipated debt service and capital expenditure requirements are anticipated to be primarily generated from the Company's operating activities. If operating revenues are insufficient to meet the needs of its anticipated spending, the Company will first evaluate the need to borrow additional funds and then reduce its capital spending. The Company had $29.2 million available under the line of credit subject to some limitations. Although the Company has not generated earnings sufficient to cover fixed charges, the Company has generated cash and obtained financing sufficient to meet its debt service, working capital and capital expenditure requirements. Although there can be no assurances, the Company expects that it will continue to generate funds and obtain financing sufficient to meet its financial obligations and capital expenditure requirements in the foreseeable future. See "Risk Factors."


INFLATION

     Certain of the Company's expenses, such as programming, wages and benefits, equipment repair and maintenance, billing and marketing are subject to inflation. However, because changes in costs are generally passed through to subscribers, such changes historically have not had a material adverse effect on the Company's results of operations.

YEAR 2000 COMPLIANCE


     Through 1999, most large companies will be facing a potentially serious business problem because many software applications and computer equipment developed in the past may not properly recognize calendar dates beginning in the year 2000. This problem could cause computers to either shutdown or provide incorrect data. The Company has begun taking measures to address this problem. However, the Company has not yet completed its assessment of the impact of Year 2000 on key business applications, operational systems, or relationships with key business partners. The Company has initiated an extensive assessment of its Year 2000 readiness relative to its information system and communications technology. The Company has engaged an outside consultant in performing this evaluation and expects it to be completed by the end of the second quarter of 1999. The Company, at this time, cannot estimate what the total cost will be to implement remediation efforts for its critical operational systems but it is possible that such costs will be material.


     The Company has started an ongoing program to review the status of key supplier Year 2000 compliance efforts. While the Company believes it is taking all appropriate steps to insure Year 2000 compliance, there can be no assurance that these key partners, which may include third-party vendors and service providers, will complete their own Year 2000 compliance projects in a timely manner and that failure to do so will not have an adverse impact on the Company's business. Further, until the Company has completed its Year 2000 assessment, it cannot determine whether a contingency plan is required nor the timetable for establishment of such a plan. The lack of contingency plans could prevent the Company from resolving Year 2000 issues in a timely and efficient manner, and could heighten the risk that the Year 2000 problem may have a material adverse effect on the Company's financial condition and results of operations.


     The Year 2000 problem is pervasive as virtually every computer operation will be affected in some way. Consequently, no assurance can be given that Year 2000 compliance can be achieved without costs that might affect future financial results or cause reported financial information not to be necessarily indicative of future operating results or future financial condition.

                                    BUSINESS

COMPANY OVERVIEW


     The Company, currently the 35th largest cable television operator in the United States, owns, operates and develops cable television systems in selected non-metropolitan markets across eight contiguous states primarily located in the central United States. Founded in 1992, the Company has completed and integrated 18 acquisitions, including the recent acquisition of approximately 28,000 subscribers, the Cable One Acquisition. As of December 31, 1998, the Systems pass approximately 297,000 homes and serve approximately 189,000 basic subscribers.


     The Company believes that there are significant operating, regulatory, competitive and economic advantages in acquiring and owning systems in non-metropolitan markets. In pursuing its business strategy, the Company has focused its acquisition efforts on cable television systems in growing non-metropolitan markets and has sought to build geographic clusters of such systems. Cable television service in these markets is generally required to receive a full complement of off-air broadcast stations (i.e., ABC, NBC, CBS, FOX and PBS). These off-air broadcast stations represent approximately 40% of overall television viewing. In addition, there are typically fewer competitive entertainment alternatives in these markets. Consequently, non-metropolitan systems are typically characterized by higher basic penetration rates, lower subscriber turnover and lower operating costs. The Company, generally the dominant multi-channel video provider in its markets, has capitalized on these market characteristics by generating more predictable revenue streams and higher system cash flow margins than typical cable television systems serving urban markets.


     Approximately 66.9% of the Company's cable subscribers reside in a county seat. These markets typically have larger populations, more favorable demographics, higher growth characteristics, and stronger economic activity than do other non-metropolitan markets. The Company has created clusters of cable television systems around such markets and believes that clustering cable systems provides significant operating and cost advantages. The Company owns and manages 287 Systems in six regions across eight contiguous states. This level of clustering allows the Company to efficiently deploy its technical staff, vehicle fleet, and shared resources, such as system supplies and equipment, resulting in lower operating and capital costs and greater customer response time. Clustering also allows management to (i) more effectively manage the workforce and allocate personnel, (ii) address the specific customer service and programming needs of its customers, (iii) cost effectively introduce digital services such as HITS and other new services, (iv) maximize the number of households reached with existing marketing budgets, (v) maximize the benefits of local and regional community relations efforts, and (vi) manage political relationships at the local and state level.


     The Company believes that providing superior customer service and developing strong community relations are key elements to its long-term success, and enable the Company to continue to increase subscription rates and therefore maximize cash flow. The Company seeks to achieve a high level of customer satisfaction by employing a well-trained staff of customer service representatives and experienced field technicians. The Company's centralized calling center offers 24-hour, 7-day per week coverage to all of its customers on a toll-free basis.

     J. Merritt Belisle, Chairman and Chief Executive Officer, and Steven E. Seach, President and Chief Financial Officer, founded the Company in 1992 and have assembled a management team with significant business experience operating cable television systems and providing quality customer service to cable subscribers. Messrs. Belisle and Seach have 20 years of collective experience in acquiring, operating, integrating and developing cable television systems and have worked together for over ten years. The Company's Vice
President -- Operations and three Regional Managers have an average of 28 years of cable television industry experience. Messrs. Seach and Belisle, together with certain other members of the Company's management team, collectively own or have options with respect to approximately 14% of CCI's Common Stock on a fully-diluted basis. See "Management."


     Since its inception in March 1992, the Company has been supported by equity funding from institutional equity investors. Approximately 66.3% of CCI's fully-diluted capital stock is owned by institutional investors, including Austin Ventures, L.P., NationsBank Capital Investors, The Texas Growth Fund, BT Capital

Partners, Inc., and Union Bank Ventures. To date, these institutional investors have provided approximately $34.1 million of common equity financing to support the growth of the Company's business. See "Principal Stockholders."

BUSINESS STRATEGY

     The Company's business strategy is to (i) focus on attractive non-metropolitan markets, (ii) increase the revenue-generating bandwidth of its cable plant utilizing the most cost-effective and appropriate technology for the markets served, (iii) maximize revenues and cash flow margins, (iv) expand and improve clusters through selective acquisitions, (v) focus on customer satisfaction and community relations, (vi) provide enhanced digital video services, and (vii) deliver advanced telecommunications, high-speed data and Internet services.

     Focus on Attractive Non-Metropolitan Markets. The Company has followed a systematic approach to acquiring, consolidating, operating and developing cable television systems based on the primary goal of increasing operating cash flow while maintaining the quality of its services. The Company's business strategy has focused on serving growing non-metropolitan communities in the central United States. For example, over two-thirds of the Company's cable subscribers reside in a county seat. These markets generally tend to have more serviceable households per mile, more robust household growth, higher income per household, more disposable income per household and a stronger business foundation than do other non-metropolitan markets. According to Equifax National Decisions Systems, total households are projected to grow by approximately 6.8%, versus the national average of 5.7%, from 1997 to 2002 in the top 76 systems owned by the Company. Those 76 systems currently serve approximately 70.4% of the Company's total subscribers. The Company believes that the Systems generally involve less risk of increased competition than systems serving large urban cities. It is the goal of the Company to continue to focus on growing non-metropolitan areas.

     Increase the Revenue-Generating Bandwidth of the Systems. Through the System Improvement Program, the Company plans to aggressively and systematically upgrade its cable plant utilizing the most cost-effective and appropriate technology for the market served. These upgrades include traditional rebuild to a 550 MHz bandwidth capacity, the deployment of fiber optic cable, the consolidation of headends, the deployment of digital compression services such as Headend in The Sky(R) ("HITS"), a digital compression service developed by National Digital Television Center, Inc., a subsidiary of Tele-Communications, Inc., the deployment of addressable technology, and the activation of the return path for two-way data transmission. The Company believes that such technical upgrades create additional revenue opportunities, enhance operating efficiencies, increase customer satisfaction, improve franchise relationships and solidify the Company's position as the dominant provider of multi-channel video services in its markets. The Company seeks to benefit from the System Improvement Program by generating additional revenue from expanded tiers of basic programming, multiplexed premium services, pay-per-view movies, digital music, on-screen navigators, home shopping services, high-speed data services, Internet access, near-video-on-demand and other interactive services.


     Beginning in August 1998 and over the following five years, the Company intends to spend approximately: (i) $42.9 million to establish a technical standard of 550 MHz bandwidth capacity (78 analog channels) in cable television systems serving over 70% of its basic subscribers; (ii) $28.0 million for ongoing maintenance and replacement, for installations and extensions to improve the cable plant related to customer growth and headend consolidation; and (iii) $7.7 million for the purchase of additional addressable converters and headend equipment to support the deployment of digital services. Approximately $53.1 million or 67.6% of the $78.5 million in total capital expenditures will be spent in the three year period beginning August 1998. A select number of the Company's larger systems will be rebuilt to 750 MHz bandwidth capacity (112 analog channels). In addition to its future upgrade plans, the Company has been actively rebuilding and improving the technical standard of its cable plant over the past 18 months. The most ambitious rebuild project the Company has initiated is the 750 MHz-spaced rebuild (with 550 MHz equipment) of its 4,400-subscriber Breckenridge, Colorado system. A fiber backbone and a fiber ring were completed in the Breckenridge city limits in December 1997 that brought the city limits to 550 MHz. The upgrade of the outlying 40 miles of the Breckenridge, Colorado system will be completed in 1999. The 130-mile system will be fully addressable upon completion. The Company has also completed other fiber backbone 550 MHz rebuilds within the last 18 months including its 3,100-subscriber Paola, Kansas system and its 1,900-subscriber Kermit, Texas system. In 1997, the Company also completed 550 MHz rebuilds of its 1,000-subscriber Spiro, Oklahoma system and its 800-subscriber Mason, Texas system. As a result of its active rebuild efforts to date, approximately 34% of the Company's subscribers are served by systems with over 50 channels of analog capacity. That figure is expected to increase to approximately 75% of the Company's subscribers by the end of the System Improvement Program. See "Business -- Technical Overview."


     Maximize Revenues and Cash Flow Margins. The Company seeks to maximize revenues by increasing subscriptions to basic, expanded basic, and other tiers of satellite services and premium programming services through a combination of innovative marketing programs, an emphasis on customer service and strong community relations. As a result of the Company's success in facilitating revenue growth, combined with operating efficiencies generated by the Company's clustering strategy, economies of scale, volume discounts for cable programming, cost control culture, and decentralized management structure, the Company believes its operating cash flow margins compare favorably to the cable television industry as a whole.

     Expand and Improve Clusters through Selective Acquisitions. To date, the Company has sought to acquire cable television systems in communities that are in close geographic proximity to other cable television systems owned or managed by the Company in order to maximize the economies of scale and operating efficiencies associated with clusters of systems. Management plans to continue its clustering strategy by pursuing opportunities to purchase cable television systems in the Company's existing markets as well as by entering contiguous or surrounding markets, if and when attractive acquisition opportunities become available. In addition to system acquisition opportunities, management expects to pursue opportunities to exchange certain of the Systems for other cable television properties to further promote the Company's clustering strategy. Factors likely to be considered by the Company in evaluating the desirability of a potential acquisition or asset exchange opportunity include valuation, subscriber densities, growth potential (in terms of both market and cash flow) and whether the target system can be readily integrated into the Company's operations.

     In order to offer Internet access on a full-scale residential and commercial basis in the communities it serves, the Company is actively seeking to acquire incumbent Internet Service Providers ("ISPs") in and around its markets. The Company believes that acquiring the expertise from an incumbent ISP would allow the Company to offer services in the most effective and timely manner enabling it to capitalize on the immediate, viable Internet opportunities in its markets. The Company is also interested in acquiring or aligning with other companies that provide other telecommunications services including local and long distance telephone, utility, and direct-to-home, in addition to other Internet technology and software firms.


     Focus on Customer Satisfaction and Community Relations. The Company believes that providing superior customer service and enhancing the quality of life in the communities it serves are the key elements to its ultimate long-term success, and specifically enables the Company to continue to increase subscription rates and therefore maximize present and future cash flow. The Company seeks to achieve a high level of customer satisfaction by employing a well-trained staff of customer service representatives and experienced field technicians. The Company's centralized calling center in Plainville, Kansas offers 24-hour, 7-day per week coverage to all of its Company's customers on a toll-free basis. The customer service center is supported by three T-1 lines and can handle up to 60 incoming calls at any given time through a Company-owned telephone switch. The switch is complemented by a software package that can track call statistics ranging from average answer time to the number of calls by type, as well as individual and group performance statistics. This sophisticated software facilitates the movement of customer service and field service agents in order to minimize answer times. Data is recorded daily and reports can be generated to track trends in call volume. For the quarter ending December 31, 1998, the Company's calling center received 160,789 calls and had an average answer time of 17 seconds compared to the 30 second FCC requirement.



     The Company believes customer service is further enhanced by the Company's 44 local offices' ability to effectively coordinate technical service and installation appointments and to quickly respond to customer inquiries. The Company also believes that local offices increase the effectiveness of its customer retention efforts, community relations endeavors, and marketing campaigns. The Company's customer service and technical staff attend ongoing workshops led by both a full-time, in-house Training Specialist and outside customer service and technical training firms that emphasize first time quality, point-of-sale subscriber acquisition, upgrade and retention, technical support, and other pertinent customer service issues. The Company also employs seven bilingual customer service representatives to effectively serve its Spanish-speaking subscriber base.


     The Company maintains a site on the World Wide Web (http://www.classic-cable.com) to help communicate and interact with its online customers. The Company's website was also designed to help the Company's customers make intelligent television viewing choices and to acquaint its customers with the Company and its unique corporate mission. In December 1997, the Company's website was selected as one of three winners in the Best System Operator Website Competition by a panel of judges at the California Cable Television Association, the sponsors of the technology-focused Western Cable Show, and Ziff-Davis, the world's leading integrated media company focused on technology.


     The Company is dedicated to fostering strong community relations in the communities it serves. The cornerstone of the Company's community relations strategy is its Classic Cable Scholarship Fund which has provided meaningful financial assistance to over 225 graduating high school seniors within its service areas over the past two years. In 1997, the Company received the Best of Texas Award and the Bronze Community Project Award from the Texas Cable and Telecommunications Association for its community relations efforts. In 1998, the Company received the Cable Excellence Award from the Arkansas Cable Television Association for its community outreach projects. The Company also installs and provides free cable television service and Internet access to public schools, government buildings, and public libraries in its franchise areas. The Company believes that its relations with the communities it serves are good.


     Provide Enhanced Digital Video Services. The Company intends to provide enhanced digital video in the upgraded and certain other systems using either HITS or TVN. HITS is a digital compression service developed by National Digital Television Center, Inc., a subsidiary of Tele-Communications, Inc. HITS will enable the Company to deliver video services such as pay-per-view programming, on-screen programming navigators, multiplexed premium channels such as HBO-Family, HBO-Signature, etc., digital music, and multiple tiers of niche satellite basic programming. TVN Entertainment also offers a similar digital compression service which offers a robust line up of pay-per-view programming, digital quality music channels as well as the on-screen programming navigator. This service is then coupled with a combination of multiplexed premium services picked up digitally direct from the program providers such as HBO, Showtime or Encore and the HITS product. Only basic niche programming is picked up from the HITS service. This hybrid digital delivery method may provide for a more flexible, customizable product and improved channel line ups and potentially allow for more flexibility in pricing and packaging.



     The Company believes that these enhanced digital video services will allow it to provide digital services comparable to DBS at a lower cost. The Company recently introduced the traditional HITS digital product in both the 4,200 subscriber Woodward, OK system and the 7,000 subscriber Nixa/Ozark, MO system. The TVN digital products was introduced in February 1999 in the 3,200 subscriber Fort Scott, KS system and the 2,900 subscriber Stuttgart, AR system. At least eight additional digital launches serving approximately 24,000 subscribers are planned for 1999. Results of the four test systems will help determine in which systems the Company will implement traditional HITS digital launches or TVN hybrid digital launches.


     Deliver Advanced Telecommunications, High-Speed Data and Internet
Services. The Company believes that additional revenue opportunities exist in non-metropolitan markets by providing advanced telecommunication services, such as Internet access and the delivery of high-speed data services, including local- and wide-area network applications, for residential and commercial customers. The Company believes that these markets have limited appeal to the larger telecommunications companies and that its technical platform will provide such services at higher speeds and lower cost, giving the Company a competitive advantage over other telecommunication providers in the markets in which it operates. For example, a 10 megabit ("MB") cable modem provides Internet access at download speeds 350 times faster than typical 28.8 kilobit dial-up telephone modem connections. The Company plans to introduce Internet access via the cable modem in its larger systems and will seek to complement this service with the telephone modem connection through acquisitions of local ISPs.

     As part of its effort to deliver advanced data services in the communities it serves, the Company has successfully deployed two cable modem beta sites in its Phillipsburg, Kansas and Oberlin, Kansas systems. The Phillipsburg project connects four local area networks ("LAN") in three school buildings and the district office to a broadband community area network using LanCity cable modems that transfer up to 10 MB of data per second. The Oberlin project connects three LANs in two schools buildings and the district office to a broadband wide area network utilizing Zenith cable modems that can transfer up to 4 MB of data per second. Both projects have been successful public relations and technological undertakings for the Company. As such, the Company plans to deploy more cable modems for school systems and commercial subscribers in several other communities in which it provides service.

INDUSTRY OVERVIEW

     A cable television system receives television, radio and data signals at the system's "headend" site by means of off-air antennas, microwave relay systems and satellite earth stations. These signals are then modulated, amplified and distributed through coaxial and fiber optic distribution systems to deliver a wide variety of channels of television programming to the homes of subscribers who pay fees on a monthly basis for this service. A cable television system may also originate its own television programming and other information services for distribution through its system. Cable television systems generally are constructed and operated pursuant to non-exclusive franchises or similar licenses granted by local governmental authorities for a specified period of time.

     The cable television industry developed in the United States in the late 1940s and early 1950s in response to the needs of residents in predominantly rural and mountainous areas of the country where the quality of off-air television reception was inadequate due to factors such as unfavorable topography and remoteness from television broadcast towers. In the 1960s, cable systems also developed in non-metropolitan markets that had limited availability of off-air television station signals. All of these markets are regarded within the cable industry as "classic cable" television system markets.

     Cable television systems offer customers programming consisting of broadcast television signals of local network affiliates, independent and educational television stations, a limited number of television signals from so-called "super stations" originating from distant cites (such as WGN), various channels (such as Cable News Network ("CNN"), Music Television ("MTV"), the USA Network ("USA"), Turner Network Television ("TNT"), and Entertainment and Sports Programming Network ("ESPN")), programming originated locally by the cable television system (such as public, governmental and education access programs) and informational displays featuring news, weather and public service announcements. For an additional monthly charge, cable television systems also offer "premium" television services to customers on a per-channel basis. These services (such as Home Box Office ("HBO"), Cinemax, Showtime, The Movie Channel and selected regional sports networks) are channels that consist principally of feature films, live sporting events, concerts and other special entertainment features, usually presented without commercial interruption.

     A customer generally pays an initial installation charge and fixed monthly fees for basic and premium television services and for other services (such as the rental of converters and remote control devices). Such monthly service fees constitute the primary source of revenues for cable television systems. In addition to customer revenues from these services, cable television systems generate revenues from additional fees paid by customers for pay-per-view programming of movies and special events and from the sale of available advertising spots on advertiser-supported programming. Cable television systems also frequently offer their customers home shopping services for a share of the revenues from products sold in their service areas. The cable television industry is changing rapidly due to new technology and new alliances between cable television and other telecommunications companies. Providing traditional cable television programming is only one aspect of the industry as potential opportunities to expand into Internet, broadband data, telephone, and other telecommunications services continue to develop and become more commercially viable.

OPERATING REGIONS


     In order to most effectively manage and operate the systems, the Company has established six operating regions organized primarily along state lines. The Northern region serves 39,249 subscribers in Kansas and Nebraska, the Central region serves 41,461 subscribers in Oklahoma, the Texas Panhandle region serves 28,585 subscribers in Texas and New Mexico, the Central Texas region serves 31,715 subscribers in Texas, the Missouri/Arkansas region serves 42,941 subscribers in Missouri and Arkansas, and the Breckenridge region serves 4,920 subscribers in Colorado. Each region is headed by a regional manager responsible for managing local and state political and franchise relationships, maximizing the profitability of his or her system clusters, allocating regional resources, and supervising technical and local office customer service personnel. The following table is a summary of selected subscriber and operating data for the regions as of September 30, 1998:



                             NUMBER OF    HOMES       BASIC         BASIC        PREMIUM       PREMIUM
                              SYSTEMS    PASSED    SUBSCRIBERS   PENETRATION   SUBSCRIBERS   PENETRATION
                             ---------   -------   -----------   -----------   -----------   -----------
Central Texas region.......      43       51,017      31,715        62.17%       12,057         38.02%
Texas Panhandle region.....      60       51,021      28,585        56.03         7,941         27.78
Northern region............      71       55,858      39,249        70.27        14,019         35.72
Missouri/Arkansas region...      27       65,038      42,941        66.02        16,061         37.40
Central region.............      84       70,008      41,461        59.22        20,191         48.70
Breckenridge region........       2        4,053       4,920       121.39         1,433         29.13
                                ---      -------     -------       ------        ------         -----
          Total............     287      296,995     188,871        63.59%       71,702         37.96%
                                ===      =======     =======       ======        ======         =====



MARKETING, PROGRAMMING AND RATES


     The Company's marketing programs and campaigns are based upon a variety of cable services creatively packaged and tailored to appeal to the Company's different markets and segments within each market. The Company routinely surveys its customer base to ensure that it is meeting the demands of its customers and stays abreast of its competition in order to effectively counter competitors' promotional campaigns. The Company uses a coordinated array of marketing techniques to attract and retain customers and to increase premium service penetration, including door-to-door and direct mail solicitation, telemarketing, media advertising, local promotional events typically sponsored by programming services and cross-channel promotion of new services and pay-per-view.

     The Company has various contracts to obtain basic, satellite and premium programming for the Systems from program suppliers, including, in limited circumstances, some broadcast stations, with compensation generally based on a fixed fee per customer or a percentage of the gross receipts for the particular service. Some program suppliers provide volume discount pricing structures and/or offer marketing support. In addition, the Company is a member of a programming consortium consisting of small to medium sized MSOs and individual cable systems serving, in the aggregate, over eight million cable subscribers. The consortium helps create efficiencies in the areas of securing and administering programming contracts, as well as to establish more favorable programming rates and contract terms for small and medium sized cable operators. The Company does not have long-term programming contracts for the supply of a substantial amount of its programming. In cases where the Company does have such contracts, they are generally for fixed periods of time ranging from one to five years and are subject to negotiated renewal. While management believes that the Company's relations with its programming suppliers are generally good, the loss of contracts with certain of its programming suppliers would have a material adverse effect on the Company's results of operations.


     Cable programming costs are expected to continue to increase due to additional programming being provided to customers, increased costs to purchase cable programming, inflationary increases and other factors. In 1996, 1997 and 1998, programming costs as a percentage of revenues were 25.3%, 24.5% and 25.6%, respectively. No assurance can be given that the Company's programming costs will not increase substantially in the near future or that other materially adverse terms will not be added to its programming contracts.

     The Systems offer their customers programming that includes the local network, independent and educational television stations, a limited number of television signals from distant cities, numerous satellite-delivered, non-broadcast channels (such as CNN, MTV, USA, ESPN and TNT) and in some systems local information and public access channels. The programming offered by the Company varies among the Systems depending upon each System's channel capacity and viewer interests. Primarily for competitive reasons, the Company generally endeavors to offer a single level of basic service containing all broadcast and satellite-delivered programming. In a few systems, however, the Company does offer multiple tiers of cable television programming. The Company also offers premium programming services, both on a per-channel basis and in many systems as part of premium service packages designed to enhance the customer's perception of value.


     Monthly customer rates for services vary from market to market, primarily according to the amount of programming provided and competitive factors. At December 31, 1998, the Company's monthly full basic service rates for residential customers ranged from $18.00 to $32.76 and per-channel premium service rates (not including special promotions) ranged from $5.95 to $12.00 per service. At December 31, 1998, the weighted average price for the Company's monthly full basic service was approximately $28.29.


     A one-time installation fee, which the Company may wholly or partially waive during a promotional period, is usually charged to new customers. The Company charges monthly fees for converters and remote control tuning devices. The Company also charges administrative fees for delinquent payments for service. Customers are free to discontinue service at any time without additional charge but may be charged a reconnection fee to resume service. Commercial customers, such as hotels, motels and hospitals, are charged a negotiated, non-recurring fee for installation of service and monthly fees. Multiple dwelling unit accounts may be offered a bulk rate in exchange for single-point billing and basic service to all units.

     In addition to customer fees, the Company derives modest revenues from the sale of local spot advertising time on locally originated and satellite-delivered programming. The Company also derives modest revenues from affiliations with home shopping services, which offer merchandise for sale to customers and compensate system operators with a percentage of their sales receipts.


     The Company also derives revenue from the sale of programming featuring movies and special events to customers on a pay-per-view basis. In 1998, the Company's pay-per-view revenue increased by 22.7% and the Company believes that it will be able to further increase its pay-per-view penetration rates and revenue as it continues to deploy addressable technology in upgraded systems and in systems where it launches a digital compression service.


     While the Company plans to offer advanced telecommunications services in certain of the Systems, it anticipates that monthly customer fees derived from multi-channel video services will continue to constitute the large majority of its total revenues for the foreseeable future.

TECHNICAL OVERVIEW

     As part of its commitment to customer service, the Company endeavors to maintain high technical performance standards in all of its Systems. To accomplish this, the Company has embarked on its System Improvement Plan to selectively upgrade the Systems. This program, which involves the use of fiber optic technology, will expand channel capacities, enhance signal quality, improve technical reliability, augment addressability and provide a platform to develop high-speed data services and Internet access. The Company believes that such technical upgrades create additional revenue opportunities, enhance operating efficiencies, increase customer satisfaction, improve franchising relations and solidify the Company's position as the dominant provider of video services in the markets in which it operates. Before committing the capital to upgrade or rebuild a system, the Company carefully assesses: (i) the existing technical reliability and picture quality of the system; (ii) basic subscribers' demand for more channels; (iii) requirements in connection with franchise renewals; (iv) programming alternatives offered by competitors; (v) customers' demand for other cable television and broadband telecommunications services; and
(vi) the return on investment of any such capital outlay.

     Currently, the Company's subscribers, on average, are served by systems with an analog capacity of 46 channels with 40 channels in use. The table below summarizes the Company's existing technical profile, as of December 31, 1998.



                                       UP TO 29   30 TO 39   40 TO 49   50 TO 59   OVER 60
                                       CHANNELS   CHANNELS   CHANNELS   CHANNELS   CHANNELS    TOTAL
                                       --------   --------   --------   --------   --------   -------
Number of systems....................      19         123         91         6          48        287
Miles of plant.......................     202       1,486      2,966       244       1,347      6,245
Basic subscribers....................   3,820      39,602     81,729     9,387      54,333    188,871
% of total basic subscribers.........     2.0%       21.0%      43.2%      5.0%       28.8%     100.0%
Basic subscribers per plant mile.....    18.9        26.7       27.6      38.5        40.3       30.2
Premium subscribers..................   1,190      17,328     29,843     3,839      19,502     71,702
Premium penetration..................    31.2%       43.8%      36.5%     40.9%       35.9%      38.0%



     Beginning in August 1998 and over the following five years, the Company intends to spend approximately: (i) $42.9 million to establish a technical standard of 550 MHz bandwidth capacity (78 analog channels) in cable television systems serving over 70% of its basic subscribers; (ii) $28.0 million for ongoing maintenance and replacement, for installations and extensions to the cable plant related to customer growth and headend consolidation; and (iii) $7.7 million for the purchase of additional addressable converters and headend equipment to support the deployment of digital services. The table below summarizes the Company's expected technical profile upon completion of the System Improvement Program.



                                      UP TO 29   30 TO 39   40 TO 49   50 TO 59   OVER 60
                                      CHANNELS   CHANNELS   CHANNELS   CHANNELS   CHANNELS    TOTAL
                                      --------   --------   --------   --------   --------   -------
Number of systems...................      --         105         83         1          98        287
Miles of plant......................      --       1,244        853        15       4,153      6,245
Basic subscribers...................      --      57,842     58,345       182      72,502    188,871
% of total basic subscribers........      --        30.6%      30.9%      0.1%       38.4%     100.0%
Basic subscribers per plant mile....      --        47.3       68.4      12.1        17.5       30.2
Premium subscribers.................      --      17,113     22,740        38      31,811     71,702
Premium penetration.................      --        29.6%      39.0%     20.9%       43.9%      38.0%



     With the exception of 11 of the 14 systems acquired from Cable One, the Company's remaining Systems do not currently use addressable technology. The Company utilizes a "trap" scheme whereby a technician installs filters, or traps, at each cabled home enabling the technician to configure the programming received by each subscriber. The System Improvement Program contemplates the use of addressable set-top boxes in selected analog upgraded systems, in addition to digital addressable technology. This service transmits digitally compressed signals of niche satellite programming, multiplexed premium services, pay-per-view movies and digital music for reception by cable systems, which in turn deliver them to their subscribers.



     The Company's active use of fiber optic technology as an alternative to coaxial cable is playing a major role in expanding channel capacity and improving the performance of its cable television systems. Fiber optic strands are capable of carrying hundreds of video, data and voice channels over extended distances without the extensive signal amplification typically required for coaxial cable. The Company expects to selectively use fiber backbone architecture to eliminate headend facilities and to reduce amplifier cascades, thereby improving picture quality, system reliability and headend and maintenance expenditures. Upon completion of the System Improvement Program, the Company expects that fiber optic technology will be utilized in systems serving approximately 50% of its basic subscribers.


     Recently, high-speed cable modems and set-top boxes using digital compression technology have become commercially viable. These developments allow for the introduction of high-speed data services and Internet access and will increase programming services available to customers. Digital compression technology has the potential to significantly expand channel capacity given that up to 16 digital channels can be carried in the bandwidth of one analog channel (6 MHz).

     The Company also owns 285 towers and leases two towers that are used to receive off-air broadcast signals from the nearest urban transmit site or via intermittent microwave relay stations. The Company's towers range from 20 feet to 600 feet in height and 125 of the Company's 287 towers are at least 200 feet in height. The Company also leases tower space to cellular telephone, personal communications services ("PCS"), paging and other transmission companies for a fixed monthly charge typically dictated by long-term contract. For the year ended December 31, 1998, the Company derived approximately 0.5% of its total revenues from tower space leases.


FRANCHISES

     Cable television systems are typically constructed and operated under non-exclusive franchises granted by local governmental authorities. These franchises typically contain many conditions, such as (i) time limitations on commencement and completion of construction, (ii) conditions of service, including number of channels, types of programming and the provision of free service to schools and certain other public institutions, and (iii) the maintenance of insurance and indemnity bonds. Certain provisions of local franchises are subject to federal regulation under both the 1984 Cable Act and the 1992 Cable Act. See "Legislation and Regulation -- Cable Regulation."


     At December 31, 1998, the Company held 346 franchises. These franchises, all of which are non-exclusive, generally provide for the payment of fees to the issuing authority. Annual franchise fees imposed on the Systems range from 0% to 5% of the gross revenues generated by the Systems. With limited exceptions, franchise fees are passed directly through to the customers on their monthly bills. The 1984 Cable Act prohibits franchising authorities from imposing franchise fees in excess of 5% of gross revenues, and permits a cable operator to seek renegotiation and modification of franchise requirements if warranted by changed circumstances. The Company's franchises can be terminated by the franchising authority prior to the stated expiration date for uncured breaches by the Company of material provisions.



     The following table sets forth the number of franchises by year of franchise expiration and the approximate number and percentage of basic subscribers at December 31, 1998:



                                                    NUMBER        % OF                       % OF
                                                      OF         TOTAL       NUMBER OF       TOTAL
YEAR OF FRANCHISE EXPIRATION                      FRANCHISES   FRANCHISES   SUBSCRIBERS   SUBSCRIBERS
----------------------------                      ----------   ----------   -----------   -----------
Prior to 2000...................................      28           8.1%        23,829         12.6%
2000 to 2003....................................     143          41.3         69,480         36.8
After 2003......................................     175          50.6         95,562         50.6
                                                     ---         -----        -------        -----
Total...........................................     346         100.0%       188,871        100.0%
                                                     ===         =====        =======        =====


     The Cable Acts provide, among other things, comprehensive renewal procedures which require that an incumbent franchisee's renewal application be assessed on its own merits and not as part of a comparative process with competing applications. See "Legislation and Regulation." The Company believes that it has good relationships with its franchising communities. To date, the Company has never had a franchise revoked or terminated. Additionally, no request made by the Company for franchise renewals or extensions has been denied although the renewal or extended franchises have frequently resulted in franchise modifications on satisfactory terms. The Cable Acts also establish the conditions for sale of a cable system in the event that the franchise is not renewed or is revoked "for cause" by the franchising authority.

     The 1992 Cable Act provides that a franchising authority "may not grant an exclusive franchise," "may not unreasonably refuse to award an additional competitive franchise" and may operate cable systems itself without franchises. Under the 1992 Cable Act, franchising authorities are immunized from monetary damages awards arising from regulation of cable television systems or decisions made on franchise grants, renewals, transfers and amendments. See "Legislation and Regulation -- Cable Regulation."

COMPETITION

     Cable television systems face competition from alternative methods of receiving and distributing television signals and from other sources of news, information and entertainment such as off-air television broadcast programming, DBS services, wireless cable services, newspapers, movie theaters, live sporting events, on-line computer services and home video products. Cable communications system's competitive position depends, in part, upon reasonable prices to customers, greater variety of programming and other communications services, and superior technical performance and customer service. Accordingly, cable operators in rural areas, where off-air reception is more limited, generally achieve higher penetration rates than cable operators in major metropolitan areas, where numerous, high quality off-air signals are available.

     Cable television systems generally operate pursuant to franchises granted on a nonexclusive basis, so that more than one cable television system may be built in the same area (known as an "overbuild"), with potential loss of revenue to the operator of the original system. It is possible that a franchising authority might grant a second franchise to another company containing terms and conditions more favorable than those afforded the Company. The 1992 Cable Act prohibits franchising authorities from unreasonably denying requests for additional franchises and permits franchising authorities to operate cable television systems without a franchise. Although a private competitor ordinarily would seek a franchise from a local jurisdiction, municipalities have built and operated their own systems. Overbuilds historically have been relatively rare, as constructing and developing a cable television system is capital-intensive, and it is difficult for the new operator to gain a marketing advantage over the incumbent operator. The Company currently faces direct competition from traditional overbuilds in two systems passing approximately 4,500 homes.

     In recent years, the FCC and the Congress have adopted policies providing a more favorable operating environment for new and existing technologies that provide, or have the potential to provide, substantial competition to cable television systems. These technologies include, among others, DBS service, whereby signals are transmitted by satellite to receiving facilities located on customer premises. Programming is currently available to the owners of DBS dishes through conventional, medium and high-powered satellites. DBS systems provide movies, broadcast stations, and other program services comparable to those of cable television systems. DBS Service can be received anywhere in the United States through installation of a small rooftop or side-mounted antenna. This technology has the capability of providing more than 100 channels of programming over a single high-powered satellite with significantly higher capacity if multiple satellites are placed in the same orbital position. DBS is currently being heavily marketed on a nationwide basis by three DBS providers, and a fourth company is also proposing to provide DBS services over multiple satellites. DBS providers provide significant competition to cable service providers, including the Company.


     The 1992 Cable Act contains provisions, which the FCC has implemented with regulations, to enhance the ability of cable competitors to purchase and make available to home satellite dish owners certain satellite delivered cable programming at competitive costs. The FCC also adopted regulations that preempt certain local restrictions on satellite and over-the-air antenna reception of video programming services, including zoning, land-use or building regulations, or any private covenant, homeowners' association rule or similar restriction on property within the exclusive use or control of the antenna user. Digital satellite service ("DSS") offered by DBS systems has certain advantages over cable systems with respect to programming and digital quality, as well as disadvantages that include high up-front costs and a lack of local programming, service and equipment distribution. The Company's strategy of providing pay-per-view and perhaps satellite niche programming via digital services in certain of its Systems is designed to combat DSS competition. "Bundling" of the Company's video service with advanced telecommunications services in certain of the Systems may also be an effective tool for combating DSS competition. DBS does suffer certain significant operating disadvantages compared to cable television, however, including the subscriber's present inability to view different programming on different television sets, line-of-sight reception requirements, up-front costs associated with the dish antenna, and the lack of local programming. DBS currently faces technical and legal obstacles to providing local broadcast signals, although at least one DBS provider is now attempting to do so in certain major markets, and legislation is now pending that may remove the existing legal obstacle.

     Cable television systems also compete with wireless program distribution services such as multichannel multipoint distribution service ("MMDS") which uses low power microwave to transmit video programming over the air to customers. Additionally, the FCC recently adopted new regulations allocating frequencies in the 28 GHz band for a new multichannel wireless video service similar to MMDS, known as Local Multipoint Distribution Service ("LMDS"). LMDS is also suited for providing wireless data services, including the possibility of Internet access. Wireless distribution services generally provide many of the programming services provided by cable systems, and digital compression technology may increase significantly the channel capacity of the Systems. Because MMDS service requires unobstructed "line of sight" transmission paths, the ability of MMDS systems to compete may be hampered in some areas by physical terrain and foliage. The Company has experienced competition from MMDS operators, namely Heartland Wireless, in 13 systems passing approximately 20,700 homes in Oklahoma, Texas and Kansas.

     Federal cross-ownership restrictions historically limited entry by local telephone companies into the cable television business. The 1996 Act eliminated this cross-ownership restriction, making it possible for companies with considerable resources to overbuild existing cable systems. Congress has also repealed the prohibition against national television networks owning cable systems. Various LECs currently are seeking to provide video programming services within their telephone service areas through a variety of distribution methods, primarily through the deployment of broadband wire facilities, but also through the use of wireless (MMDS) transmission. Several telephone companies have begun seeking cable television franchises from local governmental authorities and constructing cable television systems. The Company has experienced cable overbuilds by local telephone companies in seven systems passing approximately 4,900 homes. Cable television systems could be placed at a competitive disadvantage if the delivery of video programming services by LECs becomes widespread, since LECs may not be required, under certain circumstances, to obtain local franchises to deliver such video services or to comply with the variety of obligations imposed upon cable television systems under such franchises. The entry of telephone companies as direct competitors is likely to continue and could adversely affect the profitability and valuation of the Systems. Issues of cross-subsidization by LECs of video and telephony services also pose strategic disadvantages for cable operators seeking to compete with LECs that provide video services. The Company believes, however, that the non-metropolitan markets in which it provides or expects to provide cable services are unlikely to support competition in the provision of video and telecommunications broadband services given the lower population densities and higher costs per subscriber of installing plant.

     The 1996 Telecom Act's provisions promoting facilities-based broadband competition are primarily targeted at larger markets, and its prohibition of buyouts and joint ventures between incumbent cable operators and LECs exempts small operators and carriers meeting certain criteria. See "Legislation and Regulation." The Company believes that significant growth opportunities exist for the Company by establishing cooperative rather than competitive relationships with LECs within service areas, to the extent permitted by law.

     The entry of electric utility companies into the cable television business, as now authorized by the 1996 Act, could also have an adverse effect on the Company's business. Well-capitalized businesses from outside the cable industry may become competitors for franchises or providers of competing services.

     Other new technologies may become competitive with non-entertainment services offered by cable television systems. The FCC has authorized television broadcast stations to transmit textual and graphic information useful both to consumers and businesses. The FCC also permits commercial and noncommercial FM stations to use their sub-carrier frequencies to provide non-broadcast services including data transmissions. The FCC has established an over-the-air Interactive Video and Data Service that will permit two-way interaction with commercial and educational programming along with informational and data services. The expansion of fiber optic systems and the introduction of new xDSL services by LECs and other common carriers is providing facilities for the transmission and distribution to homes and businesses of video services, including interactive computer-based services like the Internet, data and other non-video services. The FCC has held spectrum auctions for licenses to provide PCS. PCS will enable license holders, including cable operators, to provide voice and data services.

     Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environments are constantly occurring. Thus, it is not possible to predict the effect that ongoing or future developments might have on the cable industry or on the operations of the Company.

EMPLOYEES


     At December 31, 1998, the Company had approximately 357 full-time employees and 39 part-time employees. None of the Company's employees is represented by a labor union. The Company considers its relations with its employees to be good.


PROPERTIES

     A cable television system consists of four principal operating components. The first component, known as the headend, receives television, radio and information signals by means of special antennas and satellite earth stations. The second component, the distribution network, which originates at the headend and extends throughout the system's service area, consists of microwave relays, coaxial or fiber optic cables placed on utility poles or buried underground and associated electronic equipment. The third component of the system is a "drop cable," which extends from the distribution network into each customer's home and connects the distribution system to the customer's television set. The fourth component, a converter, is the home terminal device that expands channel capacity to permit reception of more than 12 channels of programming.

     The Company's principal physical assets consist of cable television systems, including signal-receiving, encoding and decoding apparatus, headends, distribution systems and subscriber house drop equipment for each of the Systems. The signal receiving apparatus typically includes a tower, antenna, ancillary electronic equipment and earth stations for reception of satellite signals. Headends, consisting of associated electronic equipment necessary for the reception, amplification and modulation of signals, are located near the receiving devices. The Company's distribution systems consist primarily of coaxial cable and related electronic equipment. As the upgrades are completed, the Systems will incorporate fiber optic cable. Subscriber equipment consists of taps, house drops and converters. The Company owns its distribution systems, various office fixtures, test equipment and certain service vehicles. The physical components of the Systems require maintenance and periodic upgrading to keep pace with technological advances.

     The Company's cables generally are attached to utility poles under pole rental agreements with local public utilities, although in some areas the distribution cable is buried in underground ducts or trenches. The FCC regulates most pole attachment rates under the federal Pole Attachment Act.

     The Company owns or leases parcels of real property for signal reception sites (antenna towers and headends), microwave complexes and business offices (including its principal executive offices). The Company believes that its properties, both owned and leased, are in good condition and are suitable and adequate for the Company's business operations as presently conducted.

LEGAL PROCEEDINGS

     There are no material pending legal proceedings to which the Company, CCI or any of its affiliates are a party or to which any of their respective properties are subject.

                           LEGISLATION AND REGULATION

     The cable television industry is regulated by the FCC, some state governments and substantially all local governments. In addition, various legislative and regulatory proposals under consideration from time to time by Congress and various federal agencies have in the past materially affected, and may in the future materially affect, the Company and the cable television industry. The following is a summary of federal laws and regulations affecting the growth and operation of the cable television industry and a description of certain state and local laws. The Company believes that the regulation of its industry remains a matter of interest to Congress, the FCC and other regulatory authorities. There can be no assurance as to what, if any, future actions such legislative and regulatory authorities may take or the effect thereof on the Company.

FEDERAL REGULATION

     The primary federal statute dealing with the regulation of the cable television industry is the Communications Act. The three principal amendments to the Communications Act that shaped the existing regulatory framework for the cable television industry were the 1984 Cable Act, the 1992 Cable Act and the 1996 Telecom Act. The 1996 Telecom Act, which became effective in February 1996, was the most comprehensive reform of the nation's telecommunications laws since the Communications Act. Although the long term goal of the 1996 Telecom Act is to promote competition and decrease regulation of various communications industries, in the short term, the law delegates to the FCC (and in some cases to the states) broad new rulemaking authority. The FCC and state regulatory agencies are required to conduct numerous rulemaking and regulatory proceedings to implement the 1996 Telecom Act and such proceedings may materially affect the cable television industry.

     The FCC, the principal federal regulatory agency with jurisdiction over cable television, has promulgated regulations to implement the provisions contained in the Communications Act. The FCC has the authority to enforce these regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities often used in connection with cable operations. A brief summary of certain of these federal regulations as adopted to date follows.

  Cable Rate Regulation

     The 1992 Cable Act imposed an extensive rate regulation regime on the cable television industry. Under that regime, all cable systems are subject to rate regulation, unless they face "effective competition" in their local franchise area. Federal law now defines "effective competition" on a community-specific basis as requiring either low penetration (less than 30%) by the incumbent cable operator, appreciable penetration (more than 15%) by competing multichannel video providers ("MVPs"), or the presence of a competing MVP affiliated with a local telephone company.

     Although the FCC rules control, local government units (commonly referred to as local franchising authorities or "LFAs") are primarily responsible for administering the regulation of the lowest level of cable -- the basic service tier ("BST"), which typically contains local broadcast stations and public, educational, and government ("PEG") access channels. Before an LFA begins BST rate regulation, it must certify to the FCC that it will follow applicable federal rules, and many LFAs have voluntarily declined to exercise this authority. LFAs also have primary responsibility for regulating cable equipment rates. Under federal law, charges for various types of cable equipment must be unbundled from each other and from monthly charges for programming services. The 1996 Telecom Act allows operators to aggregate costs for broad categories of equipment across geographic and functional lines. This change should facilitate the introduction of new technology. Few of the LFAs in the communities in which the Company operates have elected to certify to regulate rates, and the Company believes that the FCC's existing "Small Systems Order" will afford it additional flexibility to adjust its rates. However there can be no assurance that the Company's revenues and results of operations will not be adversely affected in the future by regulation of cable system rates.

     The FCC itself directly administers rate regulation of any cable programming service tiers ("CPST"), which typically contain satellite-delivered programming. Under the 1996 Telecom Act, the FCC can regulate CPST rates only if an LFA first receives at least two rate complaints from local subscribers and then files a formal complaint with the FCC. When new CPST rate complaints are filed, the FCC now considers only whether the incremental increase is justified and will not reduce the previously established CPST rate.

     Under the FCC's rate regulations, most cable systems were required to reduce their BST and CPST rates in 1993 and 1994, and have since had their rate increases governed by a complicated price cap scheme that allows for the recovery of inflation and certain increased costs, as well as providing some incentive for expanding channel carriage. The FCC has modified its rate adjustment regulations to allow for annual rate increases and to minimize previous problems associated with regulatory lag. Operators also have the opportunity of bypassing this "benchmark" regulatory scheme in favor of traditional "cost-of-service" regulation in cases where the latter methodology appears advantageous. Premium cable services offered on a per-channel or per-program basis remain unregulated, as do affirmatively marketed packages consisting entirely of new programming product. As noted below, FCC regulation of CPST rates for all cable systems sunset on March 31, 1999.



     The FCC and Congress have provided various forms of rate relief for smaller cable systems owned by smaller operators. If requisite eligibility criteria are satisfied, a cable operator may be allowed to rely on a vastly simplified cost-of-service rate justification of its BST rates. The 1996 Telecom Act sunsets FCC regulation of CPST rates for all systems (regardless of size) on March 31, 1999.


     In the former case, cable systems serving 15,000 or fewer subscribers, that are owned by or affiliated with a cable company serving, in the aggregate, no more than 400,000 subscribers, can submit a simplified cost-of-service filing under which the regulated rate (including equipment charges) will be presumed reasonable if it equates to no more than $1.24 per channel. Eligibility for this relief remains if the small cable system is subsequently acquired by a larger cable operator. In the latter case, the 1996 Telecom Act immediately deregulated the CPST rates of cable systems serving communities with fewer than 50,000 subscribers, that are owned by or affiliated with entities serving, in the aggregate, no more than one percent of the nation's cable customers (approximately 617,000) and having no more than $250 million in annual revenues. For qualifying cable systems that offered only a single level of regulated service as of December 31, 1994, that entire level of service is rate deregulated. Essentially all of the Company's existing systems qualify under this provision, and the majority of the Cable One systems also qualify under this provision. The 1996 Telecom Act also relaxes existing uniform rate requirements by specifying that uniform rate requirements do not apply where the operator faces "effective competition," and by exempting bulk discounts to multiple dwelling units, although complaints about predatory pricing still may be made to the FCC.


     Federal law requires that the BST be offered to all cable subscribers. FCC regulations adopted pursuant to the 1992 Cable Act require cable systems to permit customers to purchase video programming on a per channel or a per program basis without the necessity of subscribing to any tier of service, other than the basic service tier, unless the cable system is technically incapable of doing so. Generally, this exemption from compliance with the statute for cable systems that do not have such technical capability is available until a cable system obtains the capability, but not later than December 2002.


  Franchise Fees

     Franchising authorities may impose franchise fees, but such payments cannot exceed 5% of a cable system's annual gross revenues derived from the operation of the Cable system in providing cable service. Under the 1996 Telecom Act, franchising authorities may not exact franchise fees from revenues derived from telecommunications services.

  Renewal of Franchises

     The 1984 Cable Act established renewal procedures and criteria designed to protect incumbent franchisees against arbitrary denials of renewal. While these formal procedures are not mandatory unless timely invoked by either the cable operator or the franchising authority, they can provide substantial protection to incumbent franchisees. Even after the formal renewal procedures are invoked, franchising authorities and cable operators remain free to negotiate a renewal outside the formal process. Nevertheless, renewal is by no means assured, as the franchisee must meet certain statutory standards. Even if a franchise is renewed, a franchising authority may impose new and more onerous requirements such as upgrading facilities and equipment, although the municipality must take into account the cost of meeting such requirements. The 1992 Cable Act makes several changes to the process under which a franchise is renewed, some of which could make it easier in some cases for a franchising authority to deny renewal.

  Competing Franchises

     The 1992 Cable Act prohibits franchising authorities from unreasonably refusing to grant franchises to competing cable television systems and permits franchising authorities to operate their own cable television systems without franchises.

  Franchise Transfers

     The 1992 Cable Act requires franchising authorities to act on any franchise transfer request submitted after December 4, 1992, within 120 days after receipt of all information required by FCC regulations and by the franchising authority. Approval is deemed to be granted if the franchising authority fails to act within such period.

  Cable Entry Into Telecommunications

     The 1996 Telecom Act provides that no state or local laws or regulations may prohibit or have the effect of prohibiting any entity from providing any interstate or intrastate telecommunications service. States are authorized, however, to impose "competitively neutral" requirements regarding universal service, public safety and welfare, service quality, and consumer protection. State and local governments also retain their authority to manage the public rights-of-way and may require reasonable, competitively neutral compensation for management of the public rights-of-way when cable operators provide telecommunications service. The favorable pole attachment rates afforded cable operators under federal law can be gradually increased by utility companies owning the poles (beginning in 2001) pursuant to an FCC prescribed formula if the operator provides telecommunications service, as well as cable service, over its plant. The FCC recently clarified that a cable operator's favorable pole rates are not endangered by the provision of Internet access.

     Cable entry into telecommunications will be affected by the regulatory landscape now being fashioned by the FCC and state regulators. One critical component of the 1996 Telecom Act to facilitate the entry of new telecommunications providers (including cable operators) is the interconnection obligation imposed on all telecommunications carriers. The FCC adopted regulations implementing the 1996 Telecom Act requirement that LECs open their telephone networks to competition by providing competitors interconnection, access to unbundled network elements and retail services at wholesale rates. Numerous parties appealed these regulations. The U.S. Court of Appeals for the Eighth Circuit, where the appeals were consolidated, recently vacated key portions of the FCC's regulations, including the FCC's pricing and nondiscrimination rules, and in January 1998, the United States Supreme Court agreed to review the lower court's decision. SBC Communications, Inc. also filed suit in Texas seeking to overturn the long distance entry provisions of the 1996 Telecom Act on constitutional grounds and obtained a favorable decision from the U.S. District Court in Wichita Falls, Texas, which was recently reversed by the United States Court of Appeals for the 5th Circuit. SBC is considering an appeal to the U.S. Supreme Court. The ultimate outcome of the litigation and the FCC's rulemakings, and the ultimate impact of the 1996 Telecom Act or any final regulations adopted pursuant to the new law on the Company or its business cannot be determined at this time.

  Telephone Company Entry Into Cable Television

     The 1996 Telecom Act makes far reaching changes in the regulation of telephone companies that provide video programming services. The new law eliminates federal legal barriers to competition in the local telephone and cable communications businesses, preempts state and local laws and regulations which create competitive barriers and sets basic standards for relationships between telecommunications providers. The 1996 Telecom Act also eliminates the requirements that LECs obtain FCC approval under Section 214 of the Communications Act before providing video services in their telephone service areas and removes the statutory telephone company/cable television cross-ownership prohibition, thereby allowing LECs to offer video services in their telephone service areas. LECs may provide service as traditional cable operators with local franchises, or they may opt to provide their programming over unfranchised "open video systems," subject to certain conditions, including, but not limited to, setting aside a portion of their channel capacity for use by unaffiliated program distributors on a non-discriminatory basis. LECs could be formidable competitors to traditional cable operators, and certain LECs have begun offering cable services, both within and outside of their service areas. The Company has experienced telephone overbuilds in seven systems passing approximately 4,900 homes.

     The 1996 Telecom Act generally limits acquisitions and prohibits certain joint ventures between LECs and cable operators in the same market. There are some statutory exceptions to the buy-out and joint venture prohibitions, including exceptions for certain small cable systems (as defined by Federal law) and for cable systems or telephone facilities serving certain rural areas, and the FCC is authorized to grant waivers of the prohibitions under certain circumstances.

  Electric Utility Entry Into Telecommunications/Cable Television

     The 1996 Telecom Act provides that registered utility holding companies and subsidiaries may provide telecommunications services (including cable television). Electric utilities must establish separate subsidiaries, known as "exempt telecommunications companies" and must apply to the FCC for operating authority. Because of their resources, electric utilities could also be formidable competitors to traditional cable systems.

  Additional Ownership Restrictions

     The 1996 Telecom Act repealed the 1984 Cable Act's prohibition against LECs providing video programming directly to customers within their local telephone exchange service areas. However, with certain limited exceptions, a LEC may not acquire more than a 10% equity interest in an existing cable system operating within the LEC's service area. The 1996 Telecom Act also authorized LECs and others to operate "open video systems" without obtaining a local cable franchise. See "Business -- Competition."

     The 1984 Cable Act and the FCC's rules prohibit the common ownership, operation, control or interest in a cable system and a local television broadcast station whose predicted grade B contour (a measure of a television station's signal strength as defined by the FCC's rules) covers any portion of the community served by the cable system. The 1996 Telecom Act eliminates the statutory ban and directs the FCC to review its cross-ownership rule within two years. Pursuant to the 1996 Telecom Act, the FCC eliminated its restrictions on the cross-ownership of cable systems and national broadcasting networks, and has commenced a proceeding to review its broadcast cable cross-ownership restrictions. In order to encourage competition in the provision of video programming, the FCC adopted a rule prohibiting the common ownership, affiliation, control or interest in cable television systems and wireless cable facilities having overlapping service areas, except in very limited circumstances. The 1992 Cable Act codified this restriction and extended it to co-located SMATV systems. Permitted arrangements in effect as of October 5, 1992, are grandfathered. In January 1995, the FCC adopted regulations which permit cable operators to own and operate SMATV systems within their franchise areas, provided that such operation is consistent with local cable franchise requirements. The 1996 Telecom Act exempts cable systems subject to effective competition from the wireless cable and SMATV restrictions. In addition, a cable operator can purchase an SMATV system located within its franchise areas and technically integrate it into its cable system. The 1992 Cable Act permits states or local franchising authorities to adopt certain additional restrictions on the ownership of cable television systems.

     Pursuant to the 1992 Cable Act, the FCC adopted rules precluding a cable system from devoting more than 40% of its activated channel capacity to the carriage of affiliated national program services and has imposed limits on the number of cable systems which a single cable operator can own. In general, no cable operator can have an attributable interest in cable systems which pass more than 30% of all homes nationwide. Attributable interests for these purposes include voting interests of 5% or more (unless there is another single holder of more than 50% of the voting stock), officerships, directorships and general partnership interests. The FCC has stayed the effectiveness of its 30% horizontal ownership rule pending the outcome of the appeal from a U.S. District Court decision holding the multiple ownership limit provision of the 1992 Cable Act unconstitutional, but has recently implemented certain reporting requirements for MSO's passing more than 20% of homes nationwide and initiated a proceeding to examine its current horizontal ownership limitations rule and whether it should be modified. The FCC also has initiated a rulemaking proceeding to review its attribution rules which define what constitutes a "cognizable interest" triggering application of various FCC rules relating to the provision of cable services such as cross-ownership, programing access and channel occupancy rules, and horizontal ownership limitations. In addition, the FCC recently commenced a rulemaking proceeding to examine, among other issues, whether any limitations on cable-DBS cross-ownership are warranted in order to prevent anticompetitive conduct in the video services market.

     There are no federal restrictions on non-U.S. entities having an ownership interest in cable television systems or the FCC licenses commonly employed by such systems. Section 310(b)(4) of the Communications Act does, however, prohibit foreign ownership of FCC broadcast and telephone licenses, unless the FCC concludes that such foreign ownership is consistent with the public interest.

  Technical Requirements

     The FCC has imposed technical standards applicable to the cable channels on which broadcast stations are carried, and has prohibited franchising authorities from adopting standards which are in conflict with or more restrictive than those established by the FCC. Those standards are applicable to all classes of channels which carry downstream National Television System Committee (the "NTSC") video programming. The FCC also has adopted additional standards applicable to cable television systems using frequencies in the 108-137 MHz and 225-400 MHz bands in order to prevent harmful interference with aeronautical navigation and safety radio services and has also established limits on cable system signal leakage. Periodic testing by cable operators for compliance with the technical standards and signal leakage limits is required and an annual filing of the results of these measurements is required. The 1992 Cable Act requires the FCC to periodically update its technical standards to take into account changes in technology. Under the 1996 Telecom Act, local franchising authorities may not prohibit, condition or restrict a cable system's use of any type of subscriber equipment or transmission technology.

     The FCC has adopted regulations to implement the requirements of the 1992 Cable Act designed to improve the compatibility of cable systems and consumer electronics equipment. Among other things, these regulations generally prohibit cable operators from scrambling their basic service tier. The 1996 Telecom Act directs the FCC to rely on the marketplace and set only minimal standards to assure compatibility between television sets, VCRs and cable systems.

     Pursuant to the requirements of the 1996 Telecom Act, the FCC recently adopted an Order implementing regulations intended to promote the commercial availability of navigation devices (set-top converters). The new rules will apply generally to all multichannel video programming distributors ("MVPDs"), including MMDS, SMATV, etc., and to all equipment used to receive multichannel video programming, including VCRs and even computers if used for that purpose. The FCC has exempted from its rules navigation devices that operate throughout the continental United States and are commercially available from unaffiliated sources, which include DBS. The Order requires that the security (descrambling) functions presently integrated in set-top converters be separated from their other functions and that separate security modules be available from cable operators by July 2000. Cable operators will be allowed to provide integrated set-top converters to their customers until January 1, 2005. After that time, the sale of or lease by operators of new set-top converters with embedded security functions will be prohibited, subject to the FCC's reassessment in 2000. Several parties have requested the FCC to reconsider various aspects of its Order.

  Pole Attachments

     The FCC currently regulates the rates and conditions imposed by certain public utilities for use of their poles unless state public service commissions are able to demonstrate that they regulate the rates, terms and conditions of cable television pole attachments. In addition, cooperatively and municipally owned utilities are not subject to the FCC's pole attachment regulations and in most cases are not subject to the pole attachment regulations of the state PSC. The Company may operate systems that utilize poles owned by cooperatively and municipally owned utilities. None of the states where the Company operates cable systems have certified to the FCC that they regulate the rates, terms and conditions for pole attachments. In the absence of state regulation, and except for cooperatively or municipally owned poles, the FCC administers such pole attachment rates through use of a formula which it has devised. As directed by the 1996 Telecom Act, the

FCC has adopted a new rate formula for any attaching party, including cable systems, which offer telecommunications services. This new formula will result in significantly higher attachment rates for cable systems which choose to offer such services, but does not begin to take effect until 2001 and will be phased in by equal increments over the ensuing five years. Various parties have requested the FCC to reconsider these new regulations. The FCC has also initiated a rulemaking to consider whether it should adjust certain elements of its existing rate formula. If adopted, these adjustments may increase the fees paid by cable operators to utilities for pole attachments and conduit space. The ultimate outcome of these rulemakings and the ultimate impact of any revised FCC rate formula or of any new pole attachment rate regulations on the Company or its business cannot be determined at this time.

  Must Carry/Retransmission Consent

     The 1992 Cable Act contains broadcast signals carriage requirements that, among other things, allow local commercial television broadcast stations to elect once every three years between requiring a cable system to carry the station ("must carry") or negotiating for payments for granting permission to the cable operator to carry the station ("retransmission consent"). A cable system generally is required to devote up to one-third of its activated channel capacity for the carriage of local commercial television stations whether pursuant to the mandatory carriage or retransmission consent requirements of the 1992 Cable Act. Local non-commercial television stations are also given mandatory carriage rights, subject to certain exceptions, within the larger of:
(i) a 50-mile radius from the station's city of license; or (ii) the station's Grade B contour (a measure of signal strength). Unlike commercial stations, noncommercial stations are not given the option to negotiate retransmission consent for the carriage of their signal. In addition, cable systems must obtain retransmission consent for the carriage of all "distant" commercial broadcast stations, except for certain "superstations," i.e., commercial satellite-delivered independent stations, such as WGN. Must carry requests can dilute the appeal of a cable systems' programming offerings, and retransmission consent demands may require substantial payments or other concessions. Either option has a potentially adverse affect on the Company's business. The burden associated with "must carry" may increase substantially as broadcasters proceed with planned conversion to digital transmission and if the FCC determines that cable systems must carry all analog and digital broadcasts in their entirety. The FCC has initiated a rulemaking proceeding concerning whether and under what circumstances cable operators must carry digital broadcast signals.

  Access Channels

     LFAs can include franchise provisions requiring cable operators set aside certain channels for public, educational and governmental access programming. The 1984 Cable Act further requires cable television systems with 36 or more activated channels to designate a portion of their channel capacity for commercial leased access by unaffiliated third parties. While the 1984 Cable Act allowed cable operators substantial latitude in setting leased access rates, the 1992 Cable Act requires leased access rates to be set according to a formula determined by the FCC. The FCC has adopted rules regulating the terms, conditions and maximum rates a cable operator may charge for use of the designated channel capacity, but use of commercial leased access channels has been relatively limited. The FCC released revised rules in February 1997 mandating a modest rate reduction. The reduction sparked some increase in part-time use, but did not make commercial leased access substantially more attractive to third party programmers.

  Access to Programming

     To spur the development of independent cable programmers and competition to incumbent cable operators, the 1992 Cable Act imposed restrictions on the dealings between cable operators and cable programmers. Of special significance from a competitive business posture, the 1992 Cable Act precludes video programmers affiliated with cable companies from favoring cable operators over competitors and requires such programmers to sell their programming to other multichannel video distributors. This provision limits the ability of vertically integrated cable programmers to offer exclusive programming arrangements to cable companies. Recently, there has been increased interest in further restricting the marketing practices of cable programmers, including subjecting programmers who are not affiliated with cable operators to all of the existing program access requirements. In an effort to increase competition in the video marketplace, the FCC has recently adopted an Order which revised its program access complaint procedures. Among other revisions, the Order increased sanctions for violation of the program access rules, but the Commission declined to widen the scope of the rules to include terrestrially delivered programming.

  Inside Wiring

     The FCC recently adopted new procedural guidelines governing the disposition of home run wiring (a line running to an individual subscriber's unit from a common feeder or riser cable) in multi-dwelling units ("MDUs"). MDU owners can use these new rules to attempt to force cable television operators without contracts to either sell, abandon or remove home run wiring and terminate service to MDU subscribers unless operators retain rights under common or state law to maintain ownership rights in the home run wiring. In addition, the FCC is reviewing the enforceability of contracts to provide exclusive video service within an MDU complex. The FCC has sought comment on abrogating all such contracts held by incumbent cable operators, but allowing such contracts when held by new entrants. These changes will make it easier for an MDU complex owner to terminate service from an incumbent cable operator in favor of a new entrant and leave the already competitive MDU sector even more challenging for incumbent cable operators unless operators retain rights under common or state law to maintain ownership rights in the home run wiring.

  Other FCC Regulations

     In addition to the FCC regulations noted above, there are other FCC regulations covering such areas as equal employment opportunity, subscriber privacy, programming practices (including, among other things, syndicated program exclusivity, network program nonduplication, local sports blackouts, indecent programming, lottery programming, political programming, sponsorship identification, and children's programming advertisements), registration of cable systems and facilities licensing, maintenance of various records and public inspection files, microwave and aeronautical frequency usage, lockbox availability, antenna structure notification, tower marking and lighting, consumer protection and customer service standards, technical standards, and consumer electronics equipment capability. Federal requirements governing Emergency Alert Systems and Closed Captioning adopted in 1997 will impose additional costs on the operation of cable systems. The FCC has the authority to enforce its regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities used in connection with cable operations.

COPYRIGHT

     Cable systems are subject to federal copyright licensing covering carriage of television and radio broadcast signals. In exchange for filing certain reports and contributing a percentage of their revenue to a federal copyright royalty pool, cable operators can obtain blanket permission to retransmit copyrighted material on broadcast signals. The nature and amount of future payments for broadcast signal carriage cannot be predicted at this time. In a recent report to Congress, the Copyright Office recommended that Congress make major revisions of both the cable television and satellite compulsory licenses to make them as simple as possible to administer, to provide copyright owners with full compensation for the use of their work, and to treat every multichannel video delivery system the same, except to the extent that technological differences or differences in the regulatory burdens placed upon the delivery system justify different copyright treatment. The possible simplification, modification or elimination of the compulsory copyright license is the subject of continuing legislative review. The elimination or substantial modification of the cable compulsory license could adversely affect the Company's ability to obtain suitable programming and could substantially increase the cost of programming that remained available for distribution to the Company's customers. The Company cannot predict the outcome of this legislative activity.

     Cable operators distribute programming and advertising that use music controlled by the two major music performing rights organizations, ASCAP and BMI. In October 1989, the special rate court of the U.S. District Court of the Southern District of New York imposed interim rates on the cable industry's use of

ASCAP-controlled music. The same federal district court recently established a special rate court for BMI. BMI and certain cable industry representatives recently concluded negotiations for a standard licensing agreement covering the usage of BMI music contained in advertising and other information inserted by operators into cable programming and on certain local access and origination channels carried on cable systems. ASCAP and cable industry representatives have met to discuss the development of a standard licensing agreement covering ASCAP music in local origination and access channels and pay-per-view programming. Although the Company cannot predict the ultimate outcome of these industry negotiations or the amount of any license fees it may be required to pay for past and future use of ASCAP-controlled music, it does not believe such license fees will be material to the Company's operations.

STATE AND LOCAL REGULATION

     Cable television systems generally are operated pursuant to nonexclusive franchises granted by a municipality or other state or local government entity in order to cross public rights-of-way. Federal law now prohibits franchise authorities from granting exclusive franchises or from unreasonably refusing to award additional franchises. Cable franchises generally are granted for fixed terms and in many cases include monetary penalties for non-compliance and may be terminable if the franchisee failed to comply with material provisions.

     The terms and conditions of franchises vary materially from jurisdiction. Each franchise generally contains provisions governing cable operations, service rates, franchise fees, system construction and maintenance obligations, system channel capacity, design and technical performance, customer service standards, and indemnification protections. A number of states (such as Connecticut) subject cable television systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. Although LFAs have considerable discretion in establishing franchise terms, there are certain federal limitations. For example, LFAs cannot insist on franchise fees exceeding 5% of the system's gross revenues, cannot dictate the particular technology used by the system, and cannot specify video programming other than identifying broad categories of programming.

     The 1984 Cable Act places certain limitations on a franchising authority's ability to control the operation of a cable system operator, and the courts have from time to time reviewed the constitutionality of several general franchise requirements, including franchise fees and access channel requirements, often with inconsistent results. On the other hand, the 1992 Cable Act prohibits exclusive franchises, and allows franchising authorities to exercise greater control over the operation of franchised cable television systems, especially in the area of customer service and rate regulation. Moreover, franchising authorities are immunized from monetary damage awards arising from regulation of cable television systems or decisions made on franchise grants, renewals, transfers and amendments.

     Federal law contains renewal procedures designed to protect incumbent franchisees against arbitrary denials of renewal. Even if a franchise is renewed, the franchise authority may seek to impose new and more onerous requirements such as significant upgrades in facilities and service or increased franchise fees as a condition of renewal. Similarly, if a franchise authority's consent is required for the purchase or sale of a cable system or franchise, such authority may attempt to impose more burdensome or onerous franchise requirements in connection with a request for consent. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of their franchise. The Company has generally had good experience with its cable franchise renewals.

     The 1996 Telecom Act provides that no state or local laws or regulations may prohibit or have the effect of prohibiting any entity from providing any interstate or intrastate telecommunications service. States are authorized, however, to impose "competitively neutral" requirements regarding universal service, public safety and welfare, service quality, and consumer protection. State and local governments also retain their authority to manage the public rights-of-way and may require reasonable, competitively neutral compensation for management of the public right-of-way when cable operators provide telecommunications service.

OTHER MATTERS

     The FCC continues to have rulemaking proceedings pending that will implement various provisions of the 1996 Telecom Act; it also has adopted regulations implementing various provisions of the 1992 Cable Act and the 1996 Telecom Act that are the subject of petitions requesting reconsideration of various aspects of its rulemaking proceedings. In addition to the FCC regulations noted above, there are other FCC regulations covering such areas as equal employment opportunity, syndicated program exclusivity, network program non-duplication, closed captioning of video programming, registration of cable systems, maintenance of various records and public inspection files, microwave frequency usage, lockbox availability, origination cablecasting and sponsorship identification, antenna structure notification, marking and lighting, carriage of local sports broadcast programming, application of rules governing political broadcasts, limitations on advertising contained in non-broadcast children's programming, programmer access to cable systems, programming agreements, technical standards, emergency alert system requirements, consumer electronics equipment compatibility and DBS implementation.

     The 1992 Cable Act, the 1996 Telecom Act and the FCC's rules implementing these statutory provisions generally have increased the administrative and operational expenses of cable systems and have resulted in additional regulatory oversight by the FCC and local franchise authorities. The Company will continue to develop strategies to minimize the adverse impact that the FCC's regulations and the other provisions of the 1992 Cable Act and the 1996 Telecom Act have on the Company's business. However, no assurances can be given that the Company will be able to develop and successfully implement such strategies to minimize the adverse impact of the FCC's rate regulations, the 1992 Cable Act or the 1996 Telecom Act on the Company's business.

     The foregoing does not purport to describe all present and proposed federal, state and local regulations and legislation relating to the cable television industry. Other existing federal regulations, copyright licensing and, in many jurisdictions, state and local franchise requirements, currently are the subject of a variety of judicial proceedings, legislative hearings and administrative and legislative proposals which could change, in varying degrees, the manner in which cable television systems operate. Neither the outcome of these proceedings nor their impact upon the cable television industry can be predicted at this time.

                                   MANAGEMENT

     All of the outstanding Capital Stock of the Company is owned by CCI. The executive officers of CCI are also the executive officers of the Company and hold the same offices. The directors of the Company and all the subsidiaries of the Company are J. Merritt Belisle, Steven E. Seach, and Jeffery C. Garvey. Executive officers, key operations managers and outside directors of CCI are listed as follows:


EXECUTIVE OFFICERS AND DIRECTORS OF CCI   AGE                      POSITION
---------------------------------------   ---                      --------
J. Merritt Belisle....................    42    Chairman of the Board and Chief Executive
                                                Officer
Steven E. Seach.......................    41    Director, President and Chief Financial
                                                Officer
Kevin P. McCabe.......................    56    Executive Vice President and Chief Operating
                                                Officer
Jeffery C. Garvey.....................    49    Director
James J. Kozlowski....................    43    Director
Robert H. Sheridan III................    35    Director
Robert Marakovits.....................    40    Director


     J. Merritt Belisle, the Company's Chairman of the Board and Chief Executive Officer, founded the Company in March 1992 to acquire, operate, and develop cable television systems in selected non-metropolitan markets of the United States. From January 1988 through August 1991, he was a Vice President at Texas Commerce Investment Banking, a division of Texas Commerce Bank, N.A., Houston, Texas. From April 1985 to January 1988, Mr. Belisle was Chief Executive Officer of Community Cable Incorporated ("Community Cable"), a small multi-system cable television operator based in Austin, Texas. Community Cable was sold to a cable television subsidiary of Time Warner, Inc. Prior to founding Community Cable, Mr. Belisle was a corporate and securities attorney with the Houston office of Baker & Botts. Mr. Belisle received a BBA in 1977, a MPA in 1980, and a JD in 1981 from The University of Texas at Austin.

     Steven E. Seach, the Company's President and Chief Financial Officer, helped Mr. Belisle with the founding of the Company in March 1992. Mr. Seach became President of the Company in October 1996 and presently oversees substantially all operational and financial aspects of the Company. Mr. Seach became a member of the Board of CCI in 1998. From March 1992 to June 1994, Mr. Seach served as an advisor to the Company and its Board of Directors for strategic, operational and financial matters. Mr. Seach became the Company's Chief Financial Officer in July 1994. Prior to his association with the Company, Mr. Seach spent 12 years in the banking and investment banking industries, primarily with Texas Commerce Bank, N.A., Houston, Texas. Mr. Seach received a BBA in finance from the University of Houston in 1980.


     Kevin P. McCabe, the Company's Executive Vice President and Chief Operating Officer joined the Company in February 1999. Mr. McCabe was an advisor to the Company from October 1998 to February 1999. Prior to his association with the Company, Mr. McCabe spent fifteen years at KPMG Peat Marwick, the last five years as a partner. He subsequently held increasingly responsible financial management positions at General Foods, Colgate-Palmolive and John Wiley & Sons. From 1991 to 1994 Mr. McCabe was Vice President, Controller of Dell Computer Corporation. He was employed by Uniquest, Inc. from March 1994 to September 1995. From October 1995 until February 1999 Mr. McCabe was a principal in The Austin Advisory, a financial consulting firm. Mr. McCabe received a BS in management from Boston College.

     Jeffery C. Garvey, a General Partner of Austin Ventures, L.P., has been a Director of CCI since July 1992. Mr. Garvey has been General Partner of Austin Ventures, L.P. since 1984. Mr. Garvey is currently a Director of General Communications, Inc. and Careline, Inc. From 1979 through 1986, Mr. Garvey was the Executive Vice President and President of Rust Capital, Ltd, a small business investment company. Prior to that, Mr. Garvey was an officer with PNC Bank in Philadelphia. Mr. Garvey received his BA with honors from St. Lawrence University in 1971.

     James J. Kozlowski, the Executive Director of The Texas Growth Fund, has been a Director of CCI since June 1993. Mr. Kozlowski has been the President of TGF Management Corp. and Executive Director of The Texas Growth Fund since 1992. Mr. Kozlowski is currently a Director of the following companies: American Rockwool, Inc., Coastal Towing, Inc., The Lofland Company, Rehab Designs of America Corp., Sterling Foods, Inc., Technology Works, Inc. and Veridian. Mr. Kozlowski was a Managing Director of Fortis Private Capital in New Jersey from 1990 to 1992, and Vice President of Merrill Lynch Venture Capital in New York from 1986 to 1990. Mr. Kozlowski received his BA degree in economics, cum laude, from Harvard College in 1978 and his MBA from Harvard University Graduate School of Business Administration in 1982.

     Robert H. Sheridan III, has served as a Director of CCI since April 1997. Mr. Sheridan is a Managing Director of NationsBank Capital Investors, the principal investment group within NationsBank Corporation, and a Senior Vice President of NationsBanc Capital Corp., NationsBanc Investment Corporation and NationsBank, N.A. NationsBanc Capital Corp. is a stockholder of CCI. Prior to joining NationsBank Capital Investors in January 1994, Mr. Sheridan worked in investment banking and capital markets positions at Paine Webber, Inc., from 1986 to 1988. Mr. Sheridan currently serves as a director of Cumulus Media, Inc., a radio broadcasting company, and Netcom Systems, Inc., a network equipment testing systems company. Mr. Sheridan holds an MBA from Columbia University and a BA from Vanderbilt University.

     Robert Marakovits, a Managing Director of BT Capital Partners, has been a Director of CCI since 1995. Mr. Marakovits joined BT Capital Partners in 1987. Mr. Marakovits is a Director of Alliance Entertainment, Inc. Prior to graduate school, he worked for three years as a financial associate at General Foods Corporation. Mr. Marakovits holds a BBA from Pace University and an MBA from Indiana University.

OTHER CORPORATE PERSONNEL

     Bryan D. Noteboom, the Company's Vice President -- Finance &
Administration, has been with the Company since its inception and coordinates the Company's accounting, finance, human resources and risk management functions. Mr. Noteboom has an extensive background in cable television, accounting, and finance through prior work experience in the cable industry and as a senior auditor with Coopers & Lybrand. Mr. Noteboom earned a BBA in Accounting/Finance from the University of Texas at Austin in December 1985 and is licensed to practice as a Certified Public Accountant.


     Ashley M. Kimery, the Company's Corporate Treasurer currently oversees the Company's cash management and tax functions. Prior to joining the Company, Ms. Kimery worked for seven years in both the audit and tax departments at Ernst & Young LLP. Ms. Kimery received her Certificate of Public Accounting in 1990.



KEY OPERATIONS PERSONNEL


     Nita M. Basgall, the Company's Regional Manager -- Northern, has been with the Company since its inception and oversees all operational, technical and local marketing aspects of the Company's systems in Kansas, Nebraska and Northwest Missouri. Ms. Basgall has over 24 years of experience in the cable television industry. Ms. Basgall serves on the Board of Directors of the Kansas Cable Telecommunications Association.


     David D. Walker, the Company's Regional Manager -- Central and Missouri/Arkansas, has over 28 years of experience in the cable television industry and oversees all operational, technical and local marketing aspects of the Company's systems in Oklahoma and Arkansas. Mr. Walker serves on the Board of Directors of the Arkansas Cable Telecommunications Association.

     William E. Flowers, Jr., the Company's Regional Manager -- Texas Panhandle and Central Texas, has over 18 years of experience in the cable television industry and oversees all operational, technical and local marketing aspects of the Company's systems in Texas and New Mexico. Mr. Flowers joined the Company in August 1998.


     Kenneth L. Butler, the Company's Corporate Engineering Manager, has been with the Company since its inception and is responsible for the Company's overall technical specifications, FCC, FAA and OSHA compliance and filings and the Company-wide engineering practices. Mr. Butler has over 16 years of experience in the cable television industry.

     Connie A. Ganoung, the Company's Customer Service Manager, has been with the Company since its inception and is directly responsible for the supervision and performance of the Company's Customer Service Center located in Plainville, Kansas. Ms. Ganoung received her BBA from Fort Hays State University in 1981. Ms. Ganoung has over 9 years of experience in the cable television industry.

     Ronald G. Jansonius, the Company's Advanced Technology Manager, has been with the Company since 1996 and is responsible for directing the Company's advanced technology initiatives. Mr. Jansonius has over 6 years of computer, network, and broadband technology expertise. He received a BS from Fort Hays State University in 1982.


     Rowdy O. Whittington, the Company's Plant Integrity Manager, oversees the Company's system technical compliance standards. Mr. Whittington also manages the operations of a select number of systems located in Missouri and Colorado. Mr. Whittington has over 12 years of experience in the cable television industry.


COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS


     The executive officers of the Company are the executive officers of CCI and hold the same offices. Other than the executive officers of the Company and CCI who are also directors, no other directors of the Company or CCI receive any compensation for serving as a director. The following table summarizes the compensation for services rendered which CCI paid to the Chief Executive Officer, President and other executive officers as to whom the total annual compensation exceeded $100,000 in 1998.

                           SUMMARY COMPENSATION TABLE



                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                      ------------
                                          ANNUAL COMPENSATION                          RESTRICTED
                                         ----------------------     OTHER ANNUAL         STOCK
      NAME AND PRINCIPAL POSITION         SALARY        BONUS      COMPENSATION(1)    AWARDS(2)(3)
      ---------------------------        --------      --------    ---------------    ------------
J. Merritt Belisle
  Chairman of the Board and Chief
     Executive Officer
     1998..............................  $200,000      $361,539        $6,607           $ 49,609
Steven E. Seach
  President and Chief Financial Officer
     1998..............................  $277,084      $258,302        $6,607           $659,471
Gilbert W. Nichols(4)
  Vice President -- Operations
     1998..............................  $103,332      $ 44,101        $3,563           $     --


---------------


(1) Amounts reported as Other Annual compensation represent the Company's contribution under its 401(k) plan and/or vehicle fringe benefits.



(2) The executive officers of CCI received restricted stock, options, stock appreciation rights or other compensation during 1996 under 1996 Stock Restricted Plan. See "-- 1996 Restricted Stock Plan." On July 29, 1998, Messrs. Belisle and Seach held 229,050 shares and 67,283 shares of restricted stock, respectively, and concurrently with consummation of the Offerings, each of Messrs. Belisle and Seach exchanged their existing shares of restricted stock for 242,209 new shares of restricted stock with revised vesting terms and other restrictions. See "-- 1998 Restricted Stock Plan." Long-Term Compensation amounts are calculated by multiplying the number of 1998 restricted shares issued by the per share value of CCI's unrestricted stock as of the date of issuance, less an amount equal to the number of 1996 restricted shares exchanged therefor multiplied by the per share value of CCI's unrestricted stock on the date of issuance.



(3) As of December 31, 1998, Messrs. Belisle and Seach each owned 242,209 restricted shares of CCI's common stock. Such shares vest 33.3% per year over three years commencing July 29, 1998, provided that upon the occurrence of certain events such vesting may be accelerated. The total value of all restricted stock owned by Messrs. Belisle and Seach was approximately $913,000 each, computed without taking into consideration any of the restrictions. Messrs. Belisle and Seach are entitled to dividends in respect of their restricted shares in the same manner as the holders of unrestricted shares, but only to the extent that such dividends exceed the distribution thresholds applicable thereto. See -- "1998 Restricted Stock Plan."



(4) Mr. Nichols resigned effective March 19, 1999.



1996 RESTRICTED STOCK PLAN



     Certain members of management own restricted stock subject to the terms of CCI's 1996 Restricted Stock Plan (the "1996 Plan"). Pursuant to the 1996 Plan, CCI may, from time to time, grant restricted stock to officers and other key employees of CCI or its subsidiaries upon the terms, conditions and provisions of the 1996 Plan. Concurrently with the adoption of the 1996 Plan, CCI granted a total of 517,626 shares of CCI Common Stock as of such date, of which only 144,940 shares are currently outstanding (see "1998 Restricted Stock Plan"). Pursuant to the granting agreement, such shares of restricted stock were to vest 25.0% per year over four years. One-half of such shares of restricted stock are subject to a distribution threshold equal to $9.93 per share, i.e., the first $9.93 of distributions with respect to such shares were to be withheld and distributed instead to the other holders of CCI Common Stock, and one-fourth of the shares were subject to a distribution threshold of $19.06 per share and one-fourth to a threshold of $29.78 per share.

     Each member of management of CCI holding shares of CCI Common Stock (collectively, the "Management Stockholders") executed a stockholders agreement with CCI and its other shareholders dated as of October 15, 1995, as amended (the "Stockholders Agreement"). The Stockholders Agreement generally provides CCI with a right of first refusal in the event of proposed sales of CCI Common Stock owned by the Management Stockholders, and upon any termination of a Management Stockholder's employment, to repurchase any CCI Common Stock owned by such Management Stockholder. The Stockholders Agreement contains certain rights of the Management Stockholders to participate in sales of CCI Common Stock and certain obligations of the Management Stockholders to sell their CCI Common Stock in the case of a sale for cash of all outstanding CCI Common Stock. Finally, the Management Stockholders are required to vote their CCI Common Stock to elect to the CCI Board of Directors the directors nominated by the other CCI stockholders under the Stockholders Agreement. The Stockholders Agreement, and all rights and obligations of the Management Stockholders thereunder described above, will terminate following an initial public offering of CCI Common Stock meeting certain criteria.

1998 RESTRICTED STOCK PLAN


     CCI has adopted a new Restricted Stock Plan (the "1998 Plan"). The terms of the 1998 Plan are similar in all material respects to the 1996 Plan. In July 1998, each of Messrs. Seach and Belisle exchanged all of their existing shares under the 1996 Plan for 242,209 shares of restricted CCI Common Stock pursuant to the 1998 Plan, each representing approximately 6.8% of CCI Common Stock on a fully diluted basis. Pursuant to the granting agreement, such shares of restricted CCI Common Stock are to vest 33.3% per year over three years. All of such shares of restricted CCI Common Stock are subject to a distribution threshold equal to $3.77 per share. All executive officers as a group own 489,724 shares of CCI Common Stock or approximately 14%, on a fully diluted basis.


     Each Management Stockholder continues to be subject to the terms of the Stockholders Agreement.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     J. Merritt Belisle and Steven E. Seach have employment agreements with CCI, each of which provides for their continued employment with CCI for a continuing two year period at all times. Belisle and Seach are paid annual salaries of $200,000 and $350,000 per year, respectively. Each employment agreement provides that upon termination by CCI without cause, the employee will be entitled to the pre-payment of all remaining future compensation under the agreement, i.e., two years base compensation. Each employment agreement also prohibits the employees from competing with CCI during their term of employment and for a period of two years thereafter. Pursuant to the employment agreements, each employee is permitted to engage in other businesses and to acquire and own other business properties in the telecommunications industry so long as CCI is first provided the opportunity to acquire or own such businesses and has declined to do so, and so long as such businesses do not compete with CCI or its subsidiaries. Messrs. Belisle and Seach also have an agreement with CCI to provide consulting services for which they will receive an aggregate transaction fee of 1% of the value of all acquisitions made by the Company and 1% of the increase of total capitalization of the Company from additional financings (provided that duplicate fees will not be paid for financings used to consummate acquisitions). Messrs. Belisle and Seach received transaction fees of $300,000 and $250,000, respectively, upon consummation of the Financing Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors of CCI as a whole determines the compensation of CCI's executive officers. J. Merritt Belisle, CCI's Chief Executive Officer, and Steven E. Seach, CCI's President, as Board members, participate in deliberations of the Board of Directors with respect to compensation of all executive officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Prior to the consummation of the Financing Plan, CCI and the Company had outstanding subordinated indebtedness (including accrued interest) in the amount of approximately $4.5 million to Austin Ventures, L.P., The Texas Growth Fund, and BT Capital Partners, Inc. and Preferred Stock (including accrued and unpaid dividends) in the amount of approximately $29.4 million to NationsBanc Capital Corp. and BT Capital Partners, Inc., each a stockholder of CCI. Approximately $3.9 million of such indebtedness bore interest at the rate of 15.0% per annum and the remainder bore interest at the rate of 7.5% per annum. All of such subordinated indebtedness and Preferred Stock had been incurred or issued to fund the acquisition of various cable properties of the Company. CCI repaid such indebtedness and redeemed the Preferred Stock from the holders thereof out of the proceeds of the Notes. See "Use of Proceeds."



     In 1997, the Company advanced $200,000 to Mr. Belisle. This loan bears interest at the rate of 8% per annum, and is evidenced by a promissory note due on or before August 21, 2004.

                             PRINCIPAL STOCKHOLDERS


     All of the outstanding capital stock of the Company is owned by CCI. The following table sets for the certain information as of December 31, 1998, regarding the beneficial ownership of CCI's Common Stock by (i) each executive officer and director of CCI, (ii) each stockholder known by CCI to beneficially own 5.0% or more of such CCI Common Stock and (iii) all directors and officers as a group.


                                                                               FULLY-DILUTED   PERCENT OF FULLY-
                                           VOTING COMMON   NON-VOTING COMMON      COMMON         DILUTED COMMON
    BENEFICIAL OWNER(1)      WARRANTS(2)     SHARES(3)         SHARES(3)          SHARES       STOCK OWNERSHIP(4)
    -------------------      -----------   -------------   -----------------   -------------   ------------------
Austin Ventures, L.P.(5)...         --         735,986                --           735,986            20.5%
BT Capital Partners,
  Inc. ....................     30,225           1,326           735,986           767,537            21.4
The Texas Growth Fund......         --              --           170,563           170,563             4.8
NationsBanc Capital
  Corp. ...................    152,418           6,631           542,995           702,044            19.6
J. Merritt Belisle.........         --         244,862                --           244,862             6.8
Steven E. Seach............         --         244,862                --           244,862             6.8
Jeffery C. Garvey(6).......         --         735,986                --           735,986            20.5
James J. Kozlowski(7)......         --              --           170,563           170,563             4.8
Robert Marakovits(8).......     30,225           1,326           735,986           767,537            21.4
Robert H. Sheridan
  III(9)...................    152,418           6,631           542,995           702,044            19.6
All directors and officers
  as a group...............    182,643       1,233,667         1,449,544         2,865,854            79.9

---------------

(1) The address for Austin Ventures, L.P. and Jeffery C. Garvey is 1300 Norwood Tower, 114 West 7th Street, Austin, Texas 78701. The address for BT Capital Partners, Inc. and Robert Marakovits is 130 Liberty Street, 25th Floor, New York, New York 10006. The address for The Texas Growth Fund and James J. Kozlowski is 100 Congress Ave., Suite 980, Austin, Texas 78701. The address for NationsBanc Capital Corp. and Robert H. Sheridan III is 100 North Tryon Street, Charlotte, North Carolina 28255. The address for J. Merritt Belisle and Steven E. Seach is 515 Congress Ave., Suite 2626, Austin, Texas 78701.


(2) Warrants are for shares of CCI Common Stock which may be acquired at $.001 per share pursuant to a warrant which is exercisable at any time.


(3) All shares of CCI Non-Voting Common Stock are convertible into shares of Voting Common Stock without cost and without advance notice by the holders thereof. As a result, CCI believes that such shares should be taken into account in considering voting interests in CCI.

(4) Assumes exercise of all outstanding warrants.

(5) Austin Ventures, L.P. owns 323,832 shares, Austin Ventures III-A, L.P. owns 223,422 shares and Austin Ventures III-B, L.P. owns 188,733 shares. AV Partners, L.P. is the general partner of each of these partnerships.

(6) Jeffery C. Garvey is a director of CCI and a general partner of AV Partners, L.P. Mr. Garvey is not the registered holder of any shares and disclaims the beneficial ownership of the shares listed above except to the extent of his indirect interest in the assets of the nominal shareholder, if any.

(7) James J. Kozlowski is a director of CCI and President of TGF Management Corp., which is the executive director of the Board of Trustees of The Texas Growth Fund -- 1991 Trust, which is the Trustee of the Texas Growth Fund. Mr. Kozlowski is not the registered holder of any shares and disclaims the beneficial ownership of the shares listed above except to the extent of his indirect interest in the assets of the nominal shareholder, if any.

(8) Robert Marakovits is a managing director of BT Capital Partners, Inc. Mr. Marakovits is not the registered holder of any shares and disclaims the beneficial ownership of the shares listed above except to the extent of his indirect interest in the assets of the nominal shareholder, if any.

(9) Robert H. Sheridan III is a director of CCI and managing director of NationsBank Capital Investors. Mr. Sheridan is not the registered holder of any shares and disclaims the beneficial ownership of the shares listed above except to the extent of his indirect interest in the assets of the nominal shareholder, if any.

                       CREDIT ARRANGEMENTS OF THE COMPANY

     The Company is a party to a Senior Credit Agreement effective July 29, 1998 with a group of banks and other financial institutions led by Union Bank and Goldman Sachs Credit Partners, L.P., as Co-Agents. The following is a summary of the material provisions of the Senior Credit Agreement. For a complete description of the terms and provisions of the Senior Credit Agreement, reference is made to the Senior Credit Agreement.

     The Senior Credit Agreement provides for revolving credit loans of $50 million and term loans of $75 million, or an aggregate of $125 million. The revolving portion of the Senior Credit Agreement has a term of 8.5 years with reductions in the commitment commencing 2.5 years after closing. The term portion has a maturity of 9.25 years with reductions in commitment commencing
1.5 years after closing. In addition, the Company is required to prepay the Senior Credit Agreement in part upon the occurrence happening of certain events, such as a sale of assets, the incurrence of certain additional indebtedness, the receipt of insurance proceeds and the generation of excess cash flow.

     The Company's obligations under the Senior Credit Agreement are guaranteed by each direct and indirect subsidiary of the Company and secured by (i) substantially all the tangible and intangible assets of the Company and all of its direct and indirect subsidiaries, and (ii) a pledge of all of the capital stock of the Company and of all of the direct and indirect subsidiaries of the Company.

     The Senior Credit Agreement contains a number of covenants that, among other things, may restrict the ability of the Company and its respective subsidiaries to dispose of assets, incur additional indebtedness, incur guaranty obligations, pay dividends or make capital distributions, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, the Senior Credit Agreement requires compliance with certain financial covenants. Management does not expect that such covenants will materially impact the ability of the Company and its subsidiaries to operate their respective businesses.

     The Senior Credit Agreement contains events of default, including the failure to pay principal when due or any interest or other amount that becomes due within a period of time after the due date thereof, any representation or warranty being made by the Company that is incorrect in any material respect on or as of the date made, a default in the performance of any negative covenants or a default in the performance of certain other covenants or agreements for a specified period, default in certain other indebtedness, certain insolvency events, certain change of control events and a default under the Indenture.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

     The Old Notes were sold by the Company on July 29, 1998, in a transaction exempt from registration under the Securities Act pursuant to Rule 144A under the Securities Act. In connection with that placement, the Company entered into the Registration Rights Agreement, which requires that the Company file the Registration Statement under the Securities Act with respect to the New Notes and, upon the effectiveness of that Registration Statement, offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, which will be issued without a restrictive legend and which generally may be reoffered and resold by the holder without registration under the Securities Act. The Registration Rights Agreement further provides that the Company must use its best efforts to (i) cause the Registration Statement with respect to the Exchange Offer to be declared effective on or before November 26, 1998 and (ii) consummate the Exchange Offer on or before December 28, 1998. Except as provided below, upon the completion of the Exchange Offer, the Company's obligations with respect to the registration of the Old Notes and the New Notes will terminate. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and the summary herein contains the material provisions of the agreement; however, for a complete description of the terms and provisions of the agreement, reference is made to the Registration Rights Agreement. As a result of the filing and the effectiveness of the Registration Statement and completion of the Exchange Offer, certain interest rate increases on the Notes provided for in the Registration Rights Agreement will not become payable by the Company. Following the completion of the Exchange Offer (except as set forth in the paragraph immediately below), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market of the Old Notes could be adversely affected upon completion of the Exchange Offer.

     In order to participate in the Exchange Offer, a holder must represent to the Company, among other things, that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving the New Notes, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of the New Notes,
(iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes and (iv) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. Pursuant to the Registration Rights Agreement, the Company is required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes if (i) because of any change in law or applicable interpretations of the staff of the Commission, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 150 days of the Offering or the Registration Statement related to this Exchange Offer is not declared effective within 120 days of the Offering, (iii) any of the Initial Purchasers requests, (iv) any applicable law or interpretations do not permit any holder of Old Notes to participate in the Exchange Offer, (v) any holder of Old Notes participates in the Exchange Offer and does not receive freely transferrable New Notes in exchange for Old Notes or
(vi) the Company so elects. In the event that the Company is obligated to file a "shelf" registration statement, it will be required to keep such "shelf" registration statement effective for at least three years. Other than as set forth in this paragraph, no holder will have the right to participate in the "shelf" registration statement nor otherwise to require that the Company register such holder's shares of Old Notes under the Securities Act. See
"-- Procedures for Tendering."

     Based on an interpretation by the Commission's staff set forth in no-action letters issued to third-parties unrelated to the Company, the Company believes that, with the exceptions set forth below, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any person receiving such New Notes, whether or not such person is the registered holder (other than any such holder or such other person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of business of the holder or such other person and neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

     Following the completion of the Exchange Offer (except as set forth in the second paragraph under "Exchange Offer -- Purpose and Effect"), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon completion of the Exchange Offer if the holder does not participate in the Exchange Offer.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000 in principal amount.

     The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture pursuant to which the Old Notes were issued.

     As of July 31, 1998, the Old Notes representing $125,000,000 aggregate principal amount were outstanding and there was one registered holder, a nominee of DTC. This Prospectus, together with the Letter of Transmittal, is being sent to such registered Holder and to others believed to have beneficial interests in the Old Notes. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as, and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "The Exchange Offer -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Company shall keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to holders of the Old Notes. The term "Expiration Date"
shall mean 5:00 p.m., New York City time, on                , 1999, unless the
Company, in its reasonable discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange Offer, the

Company will issue a notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Company reserves the right, in its reasonable discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth under "The Exchange Offer -- Conditions to the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender the Old Notes in the Exchange Offer. Except as set forth under "The Exchange Offer -- Book Entry Transfer," to tender in the Exchange Offer a holder must complete, sign, and date the Letter of Transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal or copy to the Exchange Agent prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, prior to the Expiration Date or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if that procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth under "The Exchange Offer -- Exchange Agent" prior to the Expiration Date.

     The tender by a holder that is not withdrawn before the Expiration Date will constitute an agreement between that holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instruction" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal unless waived by the Company.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company in its reasonable discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its reasonable discretion to purchase or make offers for any Old Notes that remain outstanding after the Expiration Date or, as set forth under "The Exchange Offer -- Conditions to the Exchange Offer," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, and (iv) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the Letter of Transmittal), and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such nonexchanged old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at the address set forth under "The Exchange Offer -- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in lieu of sending a signed, hard copy Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date; otherwise, such tenders are irrevocable.

     For a withdrawal of a tender of Old Notes to be effective, a written or (for DTC participants) electronic ATOP transmission notice of withdrawal must be received by the Exchange Agent at its address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures under "The Exchange Offer -- Procedures for Tendering" at any time on or prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided above at any time before the Expiration Date, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its reasonable discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "-- Withdrawal of Rights") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. The Company shall keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law, including in connection with any material modification or waiver of the terms or conditions of the Exchange Offer that requires such extension under applicable law) after the date notice of the Exchange Offer is mailed to holders of Old Notes.

In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"). In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

     All executed letters of Transmittal should be directed to the Exchange Agent. Chase Bank of Texas, National Association has been appointed as Exchange Agent for the Exchange Offer. Questions, requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                                  Deliver to:
           Chase Bank of Texas, National Association, EXCHANGE AGENT

  By Registered or Certified         By Overnight Courier:             By Hand Delivery:
             Mail:
    600 Travis, Suite 1150          600 Travis, Suite 1150          600 Travis, Suite 1150
     Houston, Texas 77002            Houston, Texas 77002            Houston, Texas 77002
   Attention: Mauri J. Cowen       Attention: Mauri J. Cowen       Attention: Mauri J. Cowen

                         Facsimile Transmission Number:
                                  713/216-5476
                             ---------------------

                   Confirm Receipt of Facsimile by Telephone:
                                  713/216-6686
                             ---------------------

    (Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand, or by overnight delivery service.)

FEES AND EXPENSES

     The Company will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be $210,000, which includes fees and expenses of the Exchange Agent, accounting, legal, printing, and related fees and expenses.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                          DESCRIPTION OF THE NEW NOTES

GENERAL

     The New Notes will be issued under the Indenture (the "Indenture") dated as of July 29, 1998, among the Company, the Subsidiary Guarantors and Chase Bank of Texas, National Association, as Trustee (the "Trustee"). The following statements are subject to the detailed provisions of the Indenture and are qualified in their entirety by reference to the Indenture, including the terms made a part thereof by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Capitalized terms used herein which are not otherwise defined shall have the meaning assigned to them in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The New Notes will be issued in an aggregate principal amount of $125 million and will mature on August 1, 2008. Interest on the New Notes will accrue at the rate per annum shown on the front cover of this Prospectus from July 29, 1998, or from the most recent date on which interest has been paid or provided for, payable semi-annually to holders of record at the close of business on the January 15 or July 15 (whether or not such day is a business day) immediately preceding the interest payment date on February 1 and August 1 of each year commencing February 1, 1999. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee at Chase Manhattan Bank, 55 Water Street, Room 234, New York, New York 10041), except that, at the option of the Company, payment of interest, if any, may be made by check mailed to the registered holders of the Notes at their registered addresses.

     The New Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

GUARANTEES

     Payment of the Notes is guaranteed by the Subsidiary Guarantors jointly and severally, fully and unconditionally, on a senior subordinated basis. The Subsidiary Guarantors are comprised of all of the direct and indirect Subsidiaries of the Company. In addition, if any Restricted Subsidiary of the Company becomes a guarantor or obligor in respect of any other Indebtedness of the Company or any of the Restricted Subsidiaries, the Company shall cause such Restricted Subsidiary to enter into a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to guarantee the Company's obligations under the Notes. If the Company defaults in payment of the principal of, premium, if any, or interest on the Notes, each of the Subsidiary Guarantors will be unconditionally, jointly and severally obligated to duly and punctually pay the same.

     The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall be entitled to a contribution from any other Subsidiary Guarantor in a pro rata amount based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP.

     Notwithstanding the foregoing, in certain circumstances a Subsidiary Guarantee of a Subsidiary Guarantor may be released. The Company also may, at any time, cause a Restricted Subsidiary to become a Subsidiary Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary on the basis provided in the Indenture.

RANKING

     The New Notes will be unsecured, senior subordinated obligations of the Company. The Notes will be subordinated in right of payment to all existing and future Senior Indebtedness and will rank pari passu in right of payment with all existing and future unsecured senior subordinated Indebtedness of the Company.

     Upon the occurrence and during the continuance of any default in the payment of principal of, premium, if any, or interest on any Senior Indebtedness, beyond any applicable grace period with respect thereto (a "Payment Default"), no payment or distribution of any assets of the Company of any kind or character may be made on account of the Securities unless and until such Payment Default has been cured, waived or has ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash, or the benefits of this sentence shall have been waived in writing by or on behalf of the holders of such Senior Indebtedness.

     Upon the occurrence and during the continuance of any default (other than a payment default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a "Non-payment Default") and after the receipt by the Trustee and the Company from a Senior Representative of written notice of such Non-Payment Default, no payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (other than common stock or securities convertible into common stock and other than Indebtedness which is subordinated to the Designated Senior Indebtedness at least to the same extent the Notes are subordinated to such Designated Senior Indebtedness) may be made by the Company on account of the principal of, premium, if any, or interest on, the Notes or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Notes for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a Senior Representative and shall end on the earliest of (i) the 179th day after such commencement, (ii) the date on which such Non-payment Default (and all other Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full in cash or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), the Company will promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company or the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 365 consecutive days only one Payment Blockage Period, during which payment of principal of, or interest on, the Notes may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

     If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "-- Events of Default."

     The Indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full before any payment or distribution (excluding distributions of certain permitted equity interests or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Notes (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance").

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full and the Company may be unable to meet its obligations fully with respect to the Notes.

     Each Subsidiary Guarantee of a Subsidiary Guarantor will be an unsecured senior subordinated obligation of such Subsidiary Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future Indebtedness of such Subsidiary Guarantor that is expressly subordinated to Senior Guarantor Indebtedness. The Indebtedness evidenced by the Subsidiary Guarantees will be subordinated to Senior Guarantor Indebtedness to substantially the same extent as the Notes are subordinated to Senior Indebtedness and during any period when payment on the Notes is blocked by Designated Senior Indebtedness, payment on the Subsidiary Guarantees is similarly blocked.

     The Indenture limits, but does not prohibit, the incurrence by the Company and its Subsidiaries of additional Indebtedness, and the Indenture prohibits the incurrence by the Company of Indebtedness that is subordinated in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes.


     At December 31, 1998, the Company had $220.8 million of Indebtedness outstanding, $96.4 million of which represented Senior Indebtedness. Although the Indenture contains limitations on the amount of additional Indebtedness which the Company may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness."


OPTIONAL REDEMPTION

     The Notes will be redeemable, in whole or in part, at any time on or after August 1, 2003, at the option of the Company, on not less than 30 and not more than 60 days' notice prior to the redemption date by first class mail to each holder of Notes at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the twelve-month period beginning with August 1 of the year indicated below, in each case together with accrued and unpaid interest, if any, thereon to the date of redemption:

                                                            REDEMPTION
                           YEAR                               PRICE
                           ----                             ----------
2003......................................................    104.94%
2004......................................................    103.29
2005......................................................    101.65
2006 and thereafter.......................................    100.00

     In addition, at any time and from time to time, on or prior to August 1, 2001, the Company may redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings of CCI or the Company or of a Strategic Equity Investment, at a redemption price in cash equal to 109.875% of the principal to be redeemed plus accrued and unpaid interest, if any, to the date of redemption;

provided that at least 65% of the original principal amount of Notes remains outstanding immediately after each such redemption. Any such redemption will be required to occur within 45 days following the closing of any such Equity Offering or Strategic Equity Investment.

     Upon the occurrence of a Change of Control, the Company may redeem the Notes in cash, in whole but not in part, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date of redemption plus the Applicable Premium. Notice of redemption of the Notes pursuant to this paragraph shall be mailed to holders of the Notes not more than 30 days following the occurrence of a Change of Control. The Company may not redeem Notes pursuant to this paragraph if it has made a Change of Control Offer with respect to such Change of Control.

     If fewer than all the Notes are to be redeemed, the Trustee will select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, on a pro rata basis or by lot or by such other method that the Trustee deems to be fair and equitable to holders. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed and a new Note or Notes in principal amount equal to the unredeemed principal portion thereof will be issued; provided, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company shall have deposited with the Paying Agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     The Indenture provides that upon the occurrence of a Change of Control, each holder of Notes shall have the right to require the Company to repurchase all or any part of such holder's Notes pursuant to an offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of repurchase (the "Change of Control Payment").

     A "Change of Control" means the occurrence of any of the following events:
(i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Equity Interest of CCI; (ii) CCI or the Company consolidates with, or merges with or into, another Person (other than a Wholly Owned Restricted Subsidiary) or the Company or any its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary); (iii) CCI or the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution (whether or not otherwise in compliance with the provisions of the Indenture); (iv) a majority of the members of the Board of Directors of CCI or the Company shall consist of Persons who are not Continuing Members; or (v) CCI ceases to own 100% of the issued and outstanding Equity Interest in the Company.

     Within 30 days of the occurrence of a Change of Control, the Company shall send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register of Notes maintained by the Registrar, a notice stating: (i) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the business day preceding the Change of Control Payment Date; (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing its election to have such Notes purchased; (7) that holders whose Notes are being purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such New Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof; (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and (9) the name and address of the Paying Agent.

     On the Change of Control Payment Date, the Company shall, to the extent lawful (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Company will send to the Trustee and the holders of Notes on or as soon as practicable after the Change of Control Payment Date a notice setting forth the results of the Change of Control Offer.

     The Company will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes or portions thereof validly tendered and not withdrawn under such Change of Control Offer.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant.

     The definition of Change of Control includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries. Although there is a developing body of case law interpreting the phrase "substantially all," there is not a precise or established definition of the phrase under applicable law. Accordingly, the ability of a holder of the Notes to require the Company to repurchase such Notes as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all of the assets of the Company and its Subsidiaries to another Person or group may be uncertain.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Payment for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will give the Trustee and the holders of the Notes the rights described under "Events of Default."

     The existence of a holder's right to require the Company to repurchase such holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

     The provisions of the Indenture will not afford holders of the Notes the right to require the Company to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company's management or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

  Asset Sales

     The Indenture provides that the Company shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof, as determined in good faith by the Board of Directors of the Company and evidenced in a board resolution; and (ii) not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

     Within 365 days after the receipt of any Net Available Cash from an Asset Sale, the Company or the applicable Restricted Subsidiary may apply such Net Available Cash to: (A) prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness of a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company); (B) acquire all or substantially all of the assets of a Related Business; (C) acquire Voting Stock of a Related Business from a Person that is not a Subsidiary of the Company; provided, that, (x) after giving effect thereto, the Company or its Restricted Subsidiary owns a majority of such Voting Stock and (y) such acquisition is otherwise made in accordance with the Indenture, including, without limitation, the "Limitation on Restricted Payments" covenant; or (D) make a capital expenditure or acquire other long-term assets that are used or useful in a Related Business. To the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C) or (D) ("Excess Proceeds"), the Company shall make an Offer to Holders of the Notes to purchase Notes and an offer to holders of Pari Passu Indebtedness to repurchase such Indebtedness pursuant to and subject to the conditions set forth below.

     Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Sales which are not applied in accordance with this covenant exceeds $10 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

     For the purposes of this covenant, the following are deemed to be cash: (x) the assumption by the transferee of Indebtedness of the Company (other than Indebtedness that is subordinated to the Notes and other than any Disqualified Equity Interest of the Company) or Indebtedness of any Restricted Subsidiary (other than Indebtedness that is subordinated to the Subsidiary Guarantee of such Restricted Subsidiary and any other Disqualified Equity Interest of such Restricted Subsidiary) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Sale; (y) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 20 days of the applicable Asset Sale (to the extent of the cash received); and (z) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or any such Restricted Subsidiary from further liability.

     When the aggregate amount of Excess Proceeds exceeds $10 million or more, the Company will apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an "Offer") from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered) and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Net Available Cash, if any shall be reset at zero.

     If the Company is required to make an Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the holders of Notes stating, among other things: (1) that such holders have the right to require the Company to apply the Excess Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Excess Proceeds to be applied to the repurchase of such Notes.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant.

EVENTS OF DEFAULT

     An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal (or premium, if any, on) of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under "Certain Covenants -- Merger or Sale of Assets," (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Repurchase at the Option of the Holders -- Change of Control" or "-- Certain Covenants" (in each case, other than a failure to purchase Notes), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) the failure by the Company or any Restricted Subsidiary of the Company to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5 million or its foreign currency equivalent (the "cross acceleration provision"), (vii) failure of any Subsidiary Guarantor to maintain in full force and effect its Subsidiary Guarantee, (viii) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary of the Company (the "bankruptcy provisions") or (ix) any judgment or decree for the payment of money in excess of $5 million is rendered against the Company or any Restricted Subsidiary of the Company and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision").

     The Indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, the Trustee or the holders of not less than 25% in principal amount of the Notes then outstanding may declare the principal of all the Notes to be due and payable immediately. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, such amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes then outstanding, (iii) the principal of and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-declaration of acceleration, have been cured or waived as provided in the Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all outstanding Notes waive any past default under the Indenture and its consequences, except a default (i) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each holder of Notes effected) or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note affected by such modification or amendment.

     No holder of any of the Notes has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 15 days after receipt of such notice and the Trustee, within such 15-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not, however, apply to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     The Company is required to notify the Trustee within five business days of the occurrence of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred.

     The holders of a majority in principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee subject to certain limitations specified in the Indenture. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes, unless such holders have offered to the Trustee reasonable indemnity.

CERTAIN COVENANTS

  Limitation on Restricted Payments

     The Indenture provides that, so long as any of the Notes remain outstanding, the Company shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Payment if (i) immediately before or immediately after giving effect to such Restricted Payment, a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment; (ii) immediately after giving effect to such Restricted Payment, the Company would not be able to incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio of the first paragraph of "Limitation on Indebtedness" below; or (iii) immediately after giving effect to any such Restricted Payment, the aggregate of all Restricted Payments which shall have been made on or after the date of the Indenture (the amount of any Restricted Payment, if other than cash, to be based upon the fair market value thereof on the date of such Restricted Payment) would exceed an amount equal to the difference between (a) the Cumulative Credit and (b) 1.4 times Cumulative Interest Expense.

     "Restricted Payment" means (i) any dividend (whether made in cash, property or securities) on or with respect to any Equity Interests of the Company or of any Restricted Subsidiary (other than any dividend made to the Company or another Wholly Owned Restricted Subsidiary or any dividend payable in Equity Interests of the Company or any Restricted Subsidiaries); or (ii) any distribution (whether made in cash, property or securities) on or with respect to any Equity Interests of the Company or of any Restricted Subsidiary (other than any distribution made to the Company or another Wholly Owned Subsidiary or any distribution payable in Equity Interests of the Company or any Restricted Subsidiary); or (iii) any redemption, repurchase, retirement or other direct or indirect acquisition of any Equity Interests of the Company, or any warrants, rights or options to purchase or acquire any such Equity Interests or any securities exchangeable for or convertible into any such Equity Interests; or
(iv) any redemption, repurchase, retirement or other direct or indirect acquisition for value or other payment of principal, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligations; or (v) any Investment (other than a Permitted Investment).

     The provisions of the first paragraph of this covenant shall not prevent
(i) the retirement of any of the Company's Equity Interests in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any Subsidiary of the Company for the benefit of its employees) of Equity Interests of the Company (other than any Disqualified Equity Interest), provided that the Net Cash Proceeds from the issuance are excluded from clause (i) of the definition of Cumulative Credit; (ii) the payment of any dividend or distribution on, or redemption of Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the first paragraph of this covenant and the other provisions of the Indenture; (iii) investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the provisions described under "Repurchase at the Option of Holders -- Asset Sales" above; (iv) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Obligations in exchange for, or out of Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or any employee stock ownership plan or to a trust established by the Company or any Subsidiary of the Company (for the benefit of its employees)) of Equity Interests of the Company (other than any Disqualified Equity Interest); and (v) the making and consummation of (A) an Offer in accordance with the provisions of the Indenture with any Excess Proceeds or (B) a Change of Control Offer with respect to the Notes in accordance with the provisions of the Indenture; provided, however, that in the case of clause (ii), no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or as a result thereof. In determining the aggregate amount of Restricted Payments made on or after the date of the Indenture, Restricted Payments made pursuant to clause (ii) shall be included in such calculation.

  Limitation on Indebtedness

     The Indenture provides that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) except for Permitted Indebtedness; provided, however, that the Company or any Restricted Subsidiary which is a Subsidiary Guarantor may incur Indebtedness if, at the time of and immediately after giving pro forma effect to such incurrence of Indebtedness and the application of the proceeds therefrom, the Debt to Operating Cash Flow Ratio would be less than or equal to 7.0 to 1.0 until June 30, 2000, and 6.0 to 1.0 thereafter.

     The foregoing limitations will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

          (a) Indebtedness under the Notes and the Indenture;

          (b) Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issuance Date and listed on a schedule to the Indenture, other than Indebtedness described in clause (a), (c), (d) or (e) of this paragraph;

          (c) Indebtedness of (x) any Wholly Owned Restricted Subsidiary owed to or issued to and held by the Company or any Restricted Subsidiary and (y) the Company owed to and held by any Wholly Owned Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under the Indenture and the Notes; provided, however, that an incurrence of Indebtedness that is not permitted by this clause (c) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or a Restricted Subsidiary referred to in this clause (c) to any Person (other than the Company or a Wholly Owned Restricted Subsidiary) such that such Restricted Subsidiary ceases to be a Restricted Subsidiary or (ii) any designation of a Restricted Subsidiary which holds Indebtedness of the Company as an Unrestricted Subsidiary;

          (d) Guarantees by any Restricted Subsidiary of Indebtedness of the Company permitted in accordance with the provisions of the Indenture;

          (e) Indebtedness of the Company and any Subsidiary Guarantor under the Senior Credit Agreement in the aggregate principal amount at any one time outstanding not to exceed $125 million;

          (f) Indebtedness of the Company or any Subsidiary Guarantor to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness of the Company or any Subsidiary Guarantor, as the case may be, incurred in compliance with clause (a), (b), (e) or (g) of this paragraph of this covenant; provided, however, that (i) Indebtedness of the Company may not be refinanced under this clause (f) with Indebtedness of any Restricted Subsidiary, (ii) any such refinancing shall not exceed the sum of the principal amount or liquidation preference or redemption payment value (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness being refinanced plus the amount of accrued interest or dividends thereon and such reasonable fees and expenses incurred in connection therewith, (iii) Indebtedness representing a refinancing of Indebtedness of the Company shall not mature prior to the stated maturity of the Indebtedness refinanced and shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, (iv) Subordinated Obligations of the Company may only be refinanced with Subordinated Obligations of the Company, and (v) Other Pari Passu Debt which is unsecured may only be refinanced with unsecured Indebtedness, which is either Other Pari Passu Debt or Subordinated Obligations;

          (g) Indebtedness of the Company or a Subsidiary Guarantor represented by Capitalized Lease Obligations, mortgage financings, performance bonds, purchase money obligations or letters of credit, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary Guarantor in an aggregate principal amount not to exceed $10 million at any time outstanding;

          (h) Indebtedness incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto, the Debt to Operating Cash Flow Ratio would have been less than or equal to the Debt to Operating Cash Flow Ratio immediately prior thereto;

          (i) Indebtedness of the Company and any Restricted Subsidiary under a Hedging Agreement related to floating interest on Indebtedness under the Senior Credit Agreement provided that such Hedging Agreement is designed solely to protect against fluctuations in interest rates and does not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates; and

          (j) In addition to any Indebtedness described in clauses (a) through
     (i) above, Indebtedness of the Company or any of the Subsidiary Guarantors so long as the aggregate principal amount of all such indebtedness incurred pursuant to this clause (j) does not exceed $5 million at any one time outstanding.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (i) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

     Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate, officers or directors of the Company (an "Affiliate Transaction") unless (i) the terms of such transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, the terms of such transaction are set forth in writing and shall have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (i) above) and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10 million, the Company has received a written opinion from a nationally recognized independent investment banking firm, or nationally recognized accounting or appraisal firm, that such Affiliate Transaction is fair to the Company and its Restricted Subsidiaries from a financial point of view.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Restricted Payment permitted to be made pursuant to the covenant "Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors and otherwise permitted under the Indenture, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, and otherwise permitted under the Indenture (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any transaction between the Company and a Wholly Owed Subsidiary or between Wholly Owned Subsidiaries, and
(vii) the payment of Investment Banking Fees.

  Limitation on Sale or Issuance of Capital Stock of Restricted Subsidiaries.

     The Company (a) will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of any Equity Interest of any Restricted Subsidiary to any Person (other than to the Company or a Wholly Owned Restricted Subsidiary), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interest of such Restricted Subsidiary and (ii) the Net Cash Proceeds from such transfer conveyance, sale, lease or other disposition are applied in accordance with the provision described above under "Repurchase at the Option of the Holders -- Asset Sales" and (b) will not permit any Restricted Subsidiary to issue any of its Equity Interest (other than, if required under applicable law, shares of its Equity Interest constituting directors' qualifying shares) to any Person other than to the Company or Wholly Owned Restricted Subsidiary.

  Limitation on Sale/Leaseback Transactions.

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless
(i) the Company or such Restricted Subsidiary would be entitled to (A) incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "-- Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Indebtedness without equally and ratably securing the New Notes pursuant to the covenant described under "-- Limitations on Liens," (ii) the net cash proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined in good faith by the Board of Directors of the Company and certified in an Officers' Certificate to the Trustee) of such property and (iii) the transfer of such property is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described under "Repurchase at the Option of the Holders -- Asset Sales."

  Limitation on Liens

     The Indenture provides that the Company shall not, and will not permit any Restricted Subsidiary to directly or indirectly incur any Indebtedness secured by a Lien against or on any of its property or assets now owned or hereafter acquired by the Company or any Restricted Subsidiary unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such secured Indebtedness. This restriction does not, however, apply to Indebtedness secured by (i) Liens securing the Indebtedness under the Senior Credit Agreement, (ii) Liens, if any, in effect on the date of the Indenture;
(iii) Liens in favor of governmental bodies to secure progress or advance payments; (iv) Liens on Equity Interests or Indebtedness existing at the time of the acquisition thereof (including acquisition through merger or consolidation), provided that such Liens were not incurred in anticipation of such acquisition;
(v) Liens securing the Notes; (vi) other Liens securing Indebtedness of the Company in an amount not to exceed $5 million at any time outstanding; (vii) Other Permitted Liens; and (viii) any extension, renewal or replacement of any Lien referred to in the foregoing clauses (i) through (vii), inclusive but only to the extent such Liens do not extend to any other property or assets (other than improvements).

  Limitation on Guarantees of Certain Indebtedness

     The Indenture provides that the Company shall not, (a) permit any Restricted Subsidiary to guarantee any Indebtedness of the Company other than the Notes (the "Other Indebtedness"), or (b) pledge any intercompany Indebtedness representing obligations of any of its Restricted Subsidiaries to secure the payment of Other Indebtedness, in each case unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture causing such Restricted Subsidiary to guarantee the Company's obligations under the Indenture and the Notes to the same extent that such Restricted Subsidiary guaranteed the Company's obligations under the Other Indebtedness (including waiver of subrogation, if any except that (A) such guarantee need not be secured unless required pursuant to "-- Limitation on Liens" and (B) if such Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such

Restricted Subsidiary's guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes). Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

     Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary of the New Notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Equity Interest in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of the Indenture and such Restricted Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries and (with respect to any Subsidiary Guarantees created after the date of the Indenture) the release by the holders of the Indebtedness of the Company described in clause (a) above of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends in cash or otherwise or make any other distributions to the Company or any Restricted Subsidiary on its Equity Interests; (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary; (c) make loans or advances or guarantee any such loans or advances, to the Company or any Restricted Subsidiary; (d) transfer any of its properties or assets to the Company or any Restricted Subsidiary; (e) grant Liens on the assets of the Company or any Restricted Subsidiary in favor of the holders of the Notes; or (f) guarantee the Notes or any renewals or refinancings thereof (any of the actions described in clauses (a) through (f) above is referred to herein as a "Specified Action"), except for (i) such encumbrances or restrictions arising by reason of Acquired Indebtedness of any Restricted Subsidiary existing at the time such Person became a Restricted Subsidiary, provided that such encumbrances or restrictions were not created in anticipation of such Person becoming a Restricted Subsidiary and are not applicable to the Company or any other Restricted Subsidiary, (ii) such encumbrances or restrictions arising under refinancing indebtedness permitted by clause (f) of the second paragraph under "-- Limitation on Indebtedness" above; provided that the terms and conditions of any such restrictions are not less favorable to the holders of Notes than those under the Indebtedness being refinanced, (iii) customary provisions restricting the assignment of any contract of the Company or any Restricted Subsidiary, (iv) with respect to clause (d) above, restrictions in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent the restriction restricts the transfer of property subject to such security agreement or mortgage; (v) restrictions pursuant to the Senior Credit Agreement; and (vi) restrictions pursuant to the Notes and the related Indenture.

     Limitation on Senior Subordinated Indebtedness. The Indenture provides that
(i) the Company shall not, directly or indirectly, incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and expressly rank subordinate in right of payment to any Senior Indebtedness; and
(ii) the Company shall not permit any Subsidiary Guarantor to and no Subsidiary Guarantor will, directly or indirectly, incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor and expressly rank subordinate in right of payment to any Senior Guarantor Indebtedness of such Subsidiary Guarantor.

     Limitation on Unrestricted Subsidiaries. The Company may designate after the Issuance Date any Subsidiary (other than a Subsidiary Guarantor) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (b) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of "Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by the Company's board of directors;

          (c) the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Indebtedness" at the time of such Designation (assuming the effectiveness of such Designation);

          (d) such Unrestricted Subsidiary does not own any Equity Interest in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

          (e) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Subsidiary Guarantee for the Notes; and

          (f) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "-- Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount.

     The Indenture also provides that the Company shall not and shall not cause or permit any Restricted Subsidiary to at any time (x) provide credit support for, or subject any of its property or assets (other than the Equity Interest of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than permitted Investments in Unrestricted Subsidiaries) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

     The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

          (c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Indebtedness."

     All Designations and Revocations must be evidenced by a resolution of the board of directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

  Reports

     The Indenture provides that, whether or not the Company is subject to
Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto, the Company and each Subsidiary Guarantor shall file with the SEC (if permitted by SEC practice and applicable law and regulations) so long as the Notes are outstanding the annual reports, quarterly reports and other periodic reports which the Company and each Subsidiary Guarantor would have been required to file with the SEC pursuant to Section 13(a) or 15(d) or any successor provision thereto if the Company and each Subsidiary Guarantor was so subject on or prior to the respective dates (the "Required Filing Dates") by which the Company and each Subsidiary Guarantor would have been required to file such documents if the Company and each Subsidiary Guarantor was so subject. The Company and each Subsidiary Guarantor shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit or cause to be transmitted by mail to all holders of Notes, at such holder's address appearing in the register maintained by the Registrar, without cost to such holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company and each Subsidiary Guarantor are required to file with the SEC pursuant to the preceding sentence, or if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company and each Subsidiary Guarantor with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any holder of Notes. The Company shall not be obligated to file any such reports with the SEC if the SEC does not permit such filings for all companies similarly situated other than due to any action or inaction by the Company. The Company will also comply with
Section 314(a) of the TIA. In addition, for so long as any Notes remain outstanding and prior to the later of the consummation of the Exchange Offer and the effectiveness of the Shelf Registration Statement, if required, the Company and each Subsidiary Guarantor shall furnish to holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  Merger or Sales of Assets

     The Indenture provides that the Company shall not, in a single transaction or through a series of related transactions, consolidate or merge with or into, or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to, another Person or a group of Persons, or permit any Restricted Subsidiary to do so if such transaction would result in the transfer of all of the assets of the Company on a consolidated basis unless
(i) either (A) the Company shall be the continuing Person, or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which any such transfer shall have been made, is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States, any State thereof or the District of Columbia;
(ii) the surviving Person (if other than the Company) expressly assumes by supplemental indenture all the obligations of the Company under the Notes and the Indenture; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction, the surviving Person would be able to incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio of the first paragraph of "-- Limitation of Indebtedness" above; and (v) the Company shall have delivered to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that the proposed consolidation, merger or transfer and such supplemental indenture will comply with the Indenture.

     In addition, the Indenture will provide that each Subsidiary Guarantor will not, and the Company will not permit a Subsidiary Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Company or any Subsidiary Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or any Subsidiary Guarantor), unless conditions similar to those described above are satisfied.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the two immediately preceding paragraphs in which the Company or any Subsidiary Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor, as the case may be, and the Company or any Subsidiary Guarantor, as the case may be, would be discharged from obligations and covenants under the Indenture and the Notes or its Subordinated Subsidiary Guarantee, as the case may be, and the Registration Rights Agreement.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

     "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company; (ii) any spouse, immediate family member or other relative who has the same principal residence as any Person described in clause
(i) above; (iii) any trust in which any such Persons described in clauses (i) and (ii) above has a beneficial interest; and (iv) any corporation or other organization of which any such Persons described above collectively owns 5% or more of the equity of such entity. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") when used with respect to any specified Person includes the direct or indirect beneficial ownership of more than 5% of the voting securities of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Applicable Premium" means, with respect to a Note, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of (a) the present value of the required interest and principal payments due on such Note to the first optional redemption date (assuming all outstanding Notes were called for redemption on such date) or to the final maturity date of the Notes at the option of the Company, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the then outstanding principal amount of such Note.

     "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary, or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit, a division or line of business of such Person or which is otherwise outside of the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale leaseback transaction) to any Person other than the Company or any Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary, (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary, (iii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit, a division or a line of business of the Company or any Restricted Subsidiary or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any transaction consummated in compliance with "Repurchase at the Option of Holders -- Change of Control" above and "Certain Covenants -- Merger or Sales of Assets" above, and the creation of any Lien not prohibited under "Certain Covenants -- Limitations on Liens" above, (ii) the sale of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, (iii) any transaction consummated in compliance with "Certain Covenants -- Limitation on Restricted Payments" above, and (iv) sales, transfers or other disposition of assets with a fair market value not in excess of $1 million in any transaction or series of transactions.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended).

     "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with generally accepted accounting principles consistently applied.

     "Cash Equivalents" means (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank that is a member of the Federal Reserve System having capital and surplus in excess of $500.0 million; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having a rating of at least P-1 from Moody's or a rating of at least A-1 from S&P; and (vi) money market mutual or similar funds having assets in excess of $100.0 million, at least 95% of the assets of which are comprised of assets specified in clauses
(i) through (v) above.

     "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

     "Consolidated Interest Expense" means, with respect to the Company and the Restricted Subsidiaries for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Hedging Agreements, however denominated, with respect to such Indebtedness; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with generally accepted accounting principles consistently applied.

     "Consolidated Net Income" means, with respect to any period, the net income
(loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary, unusual or nonrecurring items of income or expense and of gains or losses and all gains and losses from the sale or other disposition of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (ii) that portion of such net income (loss) derived from or in respect of investments in Persons other than any Restricted Subsidiary, except to the extent actually received in cash by the Company or any Restricted Subsidiary; (iii) the portion of such net income (loss) allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received in cash by the Company or any Restricted Subsidiary; (iv) net income (loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; (v) net income
(loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income (loss) is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule of governmental regulation applicable to that Restricted Subsidiary or the holders of its Equity Interests;
(vi) the cumulative effect of a change in accounting principles after the date of the Indenture; and (vii) net income (loss) attributable to discontinued operations determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

     "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries outstanding as of such date of determination (including the liquidation value of all Disqualified Equity Interests), less the obligations of the Company or any Restricted Subsidiary under any Hedging Agreement as of such date of determination that would appear as a liability on the balance sheet of such Person, in each case determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

     "Continuing Members" means, as of the date of determination, any Person who
(i) was a member of the Board of Directors of the Company (or CCI, as the case may be) on the date of the Indenture, (ii) was nominated for election or elected to the Board of Directors of the Company (or CCI, as the case may be) with the affirmative vote of a majority of the Continuing Members who were members of the Board of Directors of the Company (or CCI, as the case may be) at the time of such nomination or election or (iii) is a representative of, or was approved by, a Permitted Holder.

     "Cumulative Credit" means the sum of (i) the aggregate Net Cash Proceeds received by the Company or a Restricted Subsidiary from the issue or sale (other than to a Restricted Subsidiary) of Equity Interests (other than Disqualified Equity Interests) of the Company or a Restricted Subsidiary on or after the Issuance Date, plus (ii) the principal amount (or accreted amount (determined in accordance with generally accepted accounting principles), if less) of any Indebtedness, of the Company or any Restricted Subsidiary which has been converted into or exchanged for Equity Interests of the Company or a Restricted Subsidiary on or after the Issuance Date plus (iii) cumulative Operating Cash Flow on or after the Issuance Date, to the end of the fiscal quarter immediately preceding the date of the proposed Restricted Payment, or, if cumulative Operating Cash Flow for such period is negative, minus the amount by which cumulative Operating Cash Flow is less than zero, plus (iv) to the extent not already included in Operating Cash Flow, if any Investment constituting a Restricted Payment that was made after the date of the Indenture is sold or otherwise liquidated or repaid the initial dividend amount of such Restricted Payment (less the cost of disposition, if any) on the date of such sale, liquidation or repayment, as determined in good faith by the Board of Directors.

     "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid or accrued of the Company and the Restricted Subsidiaries on or after the Issuance Date, to the end of the fiscal quarter immediately preceding the proposed Restricted Payment.

     "Debt to Operating Cash Flow Ratio" means the ratio of (i) the Consolidated Total Indebtedness as of the date of calculation (the "Determination Date") to
(ii) four times the Operating Cash Flow for the latest three months for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Operating Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during the Measurement Period; (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period; and (III) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with generally accepted accounting principles consistently applied, as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period, and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period.


     "Designated Senior Indebtedness" means (i) any Senior Indebtedness under the Senior Credit Agreement and (ii) any other Senior Indebtedness which at the time of determination has an aggregate principal amount outstanding of at least $50 million and which is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.


     "Disqualified Equity Interest" means, with respect to any Person, any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or is exchangeable into Indebtedness or Disqualified Equity Interest, on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding.

     "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, and membership interests in such Person, including any Preferred Stock.

     "Equity Offering" means an underwritten public offering by the Company for cash (in an amount not less than $25 million) of its common stock pursuant to the Securities Act registration statement (not including Forms S-4 or S-8).

     "Hedging Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement providing for the transfer or mitigation of interest rate risks either generally or under specific contingencies.

     "Hedging Obligation" of any Person means the obligations of such Person pursuant to any Hedging Agreement.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (ii) all Capitalized Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

          (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interest or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (vi) all obligations of the type referred to in clauses (i) through
     (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (vii) all obligations of the type referred to in clauses (i) through
     (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

          (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Investment" in any Person means, directly or indirectly, any advance, loan or other extension of credit (including by means of a guarantee) or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise) such Person, the acquisition, by purchase or otherwise, of any stock, bonds, notes, debentures, partnership, membership or joint venture interests or other securities or other evidence of beneficial interest of any Person, and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Equity Interest of any direct or indirect Restricted Subsidiary such that, after giving effect to such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Voting Equity Interests of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Voting Equity Interests of such former Restricted Subsidiary not sold or disposed of.

     "Investment Banking Fee" means pursuant to an agreement between J. Merritt Belisle and Steven E. Seach, on one hand, and CCI, on the other hand, a fee to be paid by CCI to such individuals (i) upon the consummation of the Financing Plan in the aggregate amount of $550,000 and (ii) thereafter from time to time in connection with the consummation of acquisitions or financings by CCI in an amount equal to 1.0% of the purchase price paid for such acquisition.

     "Lien" means any mortgage, pledge, lien, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof or any agreement to give a security interest).

     "Moody's" means Moody's Investors Service, Inc., or any successor rating agency.

     "Net Available Cash" from an Asset Sale means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all payments made on any indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security arrangement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale and
(iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

     "Net Cash Proceeds" means, with respect to any issuance or sale of Equity Interests, the proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-Recourse Indebtedness" means Indebtedness of a Person (i) as to which neither the Company nor any of the Restricted Subsidiaries (other than such Person or any Subsidiaries of such Person) (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) the incurrence of which will not result in any recourse against any of the assets of either of the Company or the Restricted Subsidiaries (other than to such Person or to any Subsidiaries of such Person and other than to the Equity Interests in such Restricted Subsidiary or an Unrestricted Subsidiary).

     "Operating Cash Flow" means, with respect to the Company and the Restricted Subsidiaries on a consolidated basis, for any period, an amount equal to Consolidated Net Income for such period increased (without duplication) by the sum of (i) Consolidated Income Tax Expense accrued for such period to the extent deducted in determining Consolidated Net Income for such period; (ii) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; and (iii) depreciation, amortization and any other non-cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, and decreased by non-cash items to the extent they increased Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period. For purposes of this definition, the following items shall, to the extent expensed in calculating Consolidated Net Income, be added to Consolidated Net Income: (A) any amounts paid to employees of the Company in respect of investment banking, advisory or transaction fees in connection with acquisitions or financings of assets of, or advisory services to, the Company in an amount not to exceed 1.5 percent of the fair market value of such principal acquisition or the amount of such financing, and (B) cancellation of debt to any employee of the Company in an aggregate amount not to exceed $200,000.

     "Other Pari Passu Debt" means Indebtedness of the Company or any Restricted Subsidiary that does not constitute Subordinated Obligations and is not senior in right of payment to the Notes.

     "Other Permitted Liens" means (i) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which an appropriate reserve or provision shall have been made in accordance with generally accepted accounting principles consistently applied; (ii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which an appropriate reserve or provision shall have been made in accordance with generally accepted accounting principles consistently applied; (iii) easements, rights of way, and other restrictions on use of property or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Subsidiaries; (iv) Liens related to Capitalized Lease Obligations, mortgage financings or purchase money obligations (including refinancings thereof), in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or any Restricted Subsidiary or a Related Business, provided that any such Lien encumbers only the asset or assets so financed, purchased, constructed or improved; (v) Liens resulting from the pledge by the Company of Equity Interests in any Restricted Subsidiary in connection with the Senior Credit Agreement; (vi) Liens resulting from the pledge by the Company or Equity Interests in an Unrestricted Subsidiary in any circumstance where recourse to the Company is limited to the value of the Equity Interests so pledged; (vii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (viii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including without limitation, landlord Liens on leased properties); (ix) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company; (x) deposits made in the ordinary course of business to secure liability to insurance carriers; (xi) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xii) Liens on the assets of the Company to secure hedging agreements with respect to Indebtedness permitted by the Indenture to be incurred; (xiii) attachment or judgment Liens not giving rise to a Default or an Event of Default; and (xiv) any interest or title of a lessor under any capital lease or operating lease.

     "Permitted Holders" means Austin Ventures, L.P., BT Capital Partners, Inc., NationsBank Capital Investors, J. Merritt Belisle and Steven E. Seach.

     "Permitted Investments" means (i) Cash Equivalents; (ii) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (iii) the extension of credit to vendors, suppliers and customers in the ordinary course of business; (iv) Investments existing as of the date of the Indenture, and any amendment, modification, extension or renewal thereof to the extent such amendment, modification, extension or renewal does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (v) Hedging Agreements;
(vi) any Investment for which the sole consideration provided is Equity Interests of the Company; (vii) any Investment consisting of a guarantee permitted under clause (e) of the second paragraph of "Certain
Covenants -- Limitation on Indebtedness" above; (viii) Investments in the Company, in any Wholly Owned Restricted Subsidiary or any Person that, as a result of or in connection with such Investment, becomes a Wholly Owned Restricted Subsidiary or is merged with or into or consolidated with the Company or a Wholly Owned Restricted Subsidiary, provided, however, that such Person's primary business is a Related Business; (ix) loans and advances to officers, directors and employees of the Company and the Restricted Subsidiaries for business-related travel expenses, moving expenses and other similar expenses in each case incurred in the ordinary course of business not to exceed $1 million outstanding at any time; (x) any acquisition of assets solely in exchange for the issuance of Equity Interests of the Company; and (xi) other Investments made, after the date of the Indenture, in addition to any Permitted Investments described in clauses (i) through (x) above, in an aggregate amount at any one time outstanding not to exceed $1 million.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

     "Preferred Stock" means, in any Person, an Equity Interest of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

     "Reinvestment Date" means the date which is 365 days after the receipt of any Net Available Cash from an Asset Sale.

     "Related Business" means a cable television, media and communications, telecommunications, internet service provider or data transmission business, and businesses ancillary, complementary or reasonably related thereto.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "Senior Guarantor Indebtedness" means the principal of, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any Indebtedness of any Subsidiary Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Subsidiary Guarantee. Without limiting the generality of the foregoing, "Senior Guarantor Indebtedness" will also include the principal of, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on, and all other amounts owing in respect of, all obligations of every nature of the Issuer from time to time owed to the lenders under the Senior Credit Agreement. Notwithstanding the foregoing, "Senior Guarantor Indebtedness" shall not include
(i) Indebtedness evidenced by the Subsidiary Guarantees, (ii) Indebtedness that is subordinated or junior in right of payment to any Indebtedness of any Subsidiary Guarantor, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to any Subsidiary Guarantor, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by any Subsidiary Guarantor to the extent such liability constitutes Indebtedness, (vi) Indebtedness of any Subsidiary Guarantor to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (vii) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by such Subsidiary Guarantor, and amounts owed by such Subsidiary Guarantor for compensation to employees or services rendered to such Subsidiary Guarantor,
(viii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture and (ix) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

     "Senior Indebtedness" means the principal of, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" will also include the principal of, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on, and all other amounts owing in respect of, all obligations of every nature of the Issuer from time to time owned to the lenders under the Senior Credit Agreement. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Notes, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other

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

taxes owed or owing by the Company to the extent such liability constitutes Indebtedness, (vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (vii) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by the Company, and amounts owed by the Company for compensation to employees or services rendered to the Company, (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture and (ix) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

     "S&P" means Standard & Poor's Ratings Group, a division of the McGraw Hill Company, Inc., or any successor rating agency.

     "Strategic Equity Investment" means an investment in CCI by a company which is primarily engaged in the media and communications industry or the telecommunications industry and which has a market capitalization (if a public company) on the date of such investment in CCI of more than $1 billion or, if not a public company, had total revenues of more than $5 billion during its previous fiscal year.

     "Subordinated Obligations" means, with respect to the Company, any Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

     "Subsidiary" means a Person the majority of whose voting stock, membership interests or other Voting Equity Interests is or are owned by the Company or a Subsidiary. Voting stock in a corporation includes Equity Interests having voting power under ordinary circumstances to elect directors.

     "Subsidiary Guarantees" means the guarantees of the Company's obligations under the Indenture and the Notes.

     "Subsidiary Guarantors" means the (i) each Subsidiary of the Company on the Issuance Date and (ii) any Subsidiary of the Company that guarantees the Company's obligations under the Indenture and the Notes issued after the date of the Indenture pursuant to "Covenants -- Limitation on Guarantees of Certain Indebtedness" above.

     "Subsidiary Operating Cash Flow" means, with respect to any Subsidiary for any period, the "Operating Cash Flow" of such Subsidiary and its Subsidiaries for such period determined by utilizing all of the elements of the definition of "Operating Cash Flow" in the Indenture, including the defined terms used in such definition, consistently applied only to such Subsidiary and its Subsidiaries on a consolidated basis for such period.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for redemption of the Notes following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the Notes; provided, however, that if the Weighted Average Life to Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Weighted Average Life to Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Subsidiary Guarantor) designated as such pursuant to and in compliance with the covenant described under "Certain Covenants -- Limitation on Unrestricted Subsidiaries." Any such designation may be revoked by resolution of the Board of Directors of the Company delivered to the Trustee subject to the provisions of "Certain Covenants -- Limitation on Unrestricted Subsidiaries."

     "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or
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

indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except guaranteed debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such guaranteed debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the Notes.

     "Voting Equity Interests" means Equity Interests in any Person with voting power under ordinary circumstances entitling the holders thereof to elect the board of directors, board of managers or other governing body of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary of which all of the outstanding Equity Interests (other than Equity Interests constituting directors' qualifying shares to the extent mandated by applicable law) are owned by the Company or by one or more Wholly Owned Restricted Subsidiaries or by the Company and one or more Wholly Owned Restricted Subsidiaries. Notwithstanding the foregoing, so long as Universal Cable Holding, Inc. holds at least 75% of the issued and outstanding shares of stock of Universal Cable Communications, Inc., Universal Cable of Beaver, Oklahoma, Inc. and Universal Cable Midwest, Inc., each of such entities shall be deemed to be a Wholly Owned Subsidiary.

NO LIABILITY OF MANAGERS, OFFICERS, EMPLOYEES, OR SHAREHOLDERS

     No manager, director, officer, employee, member, shareholder, partner or incorporator of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company under the Notes, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and the SEC is of the view that such a waiver is against public policy.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Notes (except for the obligations to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold moneys for payment in trust ) ("defeasance") or (b) to be released from its obligations with respect to the Notes under certain covenants (and related Events of Default) contained in the Indenture, including but not limited to those described above under "Certain Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest, if any, on the Notes, on the scheduled due dates therefor. Such a trust may only be established if, among other things, (x) no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to Events of Default resulting from certain events of bankruptcy, insolvency or reorganization, would occur at any time in the period ending on the 91st day after the date of deposit) and (y) the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that (i) defeasance or covenant defeasance, as the case may be, will not require registration of the Company, the Trustee or the trust fund under the Investment Company Act of 1940, as amended, or the Investment Advisors Act of 1940, as amended, and (ii) the holders of the Notes will recognize income, gain or loss for Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (a) above, must refer to and be based upon a private ruling concerning the Notes of the Internal Revenue Service or a ruling of general effect published by the Internal Revenue Service.

MODIFICATION OF INDENTURE

     From time to time, the Company and the Trustee may, without consent of holders of the Notes, enter into one or more supplemental indentures for certain specified purposes, including providing for a successor or successors to the Company, adding guarantees, releasing Guarantors when permitted by the Indenture, providing for security for the Notes, adding to the covenants of the Company, surrendering any right or power conferred upon the Company, providing for uncertificated Notes in addition to or in place of certificated Notes, making any change that does not adversely affect the rights of any Noteholder, complying with any requirement of the Trust Indenture Act or curing certain ambiguities, defects or inconsistencies. The Indenture contains provisions permitting the Company and the Trustee, with the consent of holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Notes, except that no such modifications shall, without the consent of each holder affected thereby (i) change or extend the fixed maturity of the Notes, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or premium, if any, thereon or change the currency in which the Notes are payable; (ii) reduce the premium payable upon any redemption of Notes in accordance with the optional redemption provisions of the Notes or change the time before which no such redemption may be made; (iii) waive a default in the payment of principal or interest on the Notes (except that holders of a majority in aggregate principal amount of the Notes at the time outstanding may (a) rescind an acceleration of the Notes that resulted from a non-payment default and (b) waive the payment default that resulted from such acceleration) or alter the rights of Noteholders to waive defaults; or (iv) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such modification. Any existing Event of Default, other than a default in the payment of principal or interest on the Notes, or compliance with any provision of the Notes or the Indenture, other than any provision related to the payment of principal or interest on the Notes, may be waived with the consent of holders of at least a majority in aggregate principal amount of the Notes at the time outstanding.

COMPLIANCE CERTIFICATE

     The Indenture provides that the Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Event of Default that has occurred. If they do, the certificate will describe the Event of Default and its status.

BOOK-ENTRY; DELIVERY AND FORM

     The New Notes will be represented by one or more permanent global New Notes in definitive, fully registered form without interest coupons (each a "Global Note") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

     Each Global Note will be subject to certain restrictions on transfer set forth therein as described under "Notices to Investors."

     Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified Institutional Buyers may hold their

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

interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by such Global Note for all purposes under the Indenture and the New Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in additional to those provided for under the Indenture and, if applicable, those of Euroclear and Cedel Bank.

     Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     The Company expects that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants and which may be legended as set forth under the heading "Notices to Investors."

     The Company understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization' within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to other such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interest in a Global Note among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel Bank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Notes, which may bear the legend referred to under "Notices to Investors," in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes, which may bear the legend referred to under "Notices to Investors," in accordance with the DTC's rules and procedures in addition to those provided for under the Indenture.

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

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of U.S. federal income tax considerations relevant to Holders of the Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations, administrative pronouncements and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations, which may affect the tax consequences described herein. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to a particular investor and it is not intended to be wholly applicable to all categories of investors, some of which, such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, or investors who have hedged the risk of owning Notes, may be subject to special rules. In addition, this discussion is limited to persons that will hold the Notes as "capital assets" within the meaning of section 1221 of the Code.

     THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND DOES NOT ADDRESS THE TAX CONSEQUENCES TO TAXPAYERS WHO ARE SUBJECT TO SPECIAL RULES (SUCH AS FINANCIAL INSTITUTIONS, TAX-EXEMPT ORGANIZATIONS, INSURANCE COMPANIES, S CORPORATIONS, REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, BROKER-DEALERS, TAXPAYERS SUBJECT TO THE ALTERNATIVE MINIMUM TAX AND PERSONS THAT WILL HOLD THE NOTES AS PART OF A POSITION IN A "STRADDLE" OR AS PART OF A "CONSTRUCTIVE SALE," "HEDGING" OR "CONVERSION" TRANSACTION) OR ADDRESS ASPECTS OF FEDERAL TAXATION THAT MIGHT BE RELEVANT TO A PROSPECTIVE INVESTOR BASED UPON SUCH INVESTOR'S PARTICULAR TAX SITUATION. THIS SUMMARY DOES NOT ADDRESS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, MUNICIPALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION. INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE NOTES (INCLUDING THE INVESTOR'S STATUS AS A UNITED STATES HOLDER OR A NON-UNITED STATES HOLDER), AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY STATE, MUNICIPALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

     EACH HOLDER SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF EXCHANGING OLD NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF OLD NOTES FOR NEW NOTES

     Winstead Sechrest & Minick P.C., counsel to the Company ("Counsel"), has advised the Company that in its opinion, the exchange of the Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, in the opinion of counsel to the Company, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder and consequently, in the opinion of Counsel, there will be no federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer. Counsel's opinion does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

     The Company recommends that each holder of Old Notes consult such holder's own tax adviser as to the particular tax consequences of exchanging such holder's Old Notes for New Notes, including the applicability and effect of any state, local or foreign tax laws.

UNITED STATES HOLDERS

  General

     The following discussion constitutes Counsel's opinion regarding material, but not all, United States federal income tax consequences of the ownership and sale or other disposition of the Notes by a beneficial owner that, for United States federal income tax purposes, is a "United States person" (a "United States Holder"). Prospective Holders of the Notes are urged to consult their tax advisors concerning their individual tax circumstances and any prospective investment in the Notes. As used herein, a "United States person" means a citizen or individual resident (as defined in Section 7701(b) of the Code) of the United States; a corporation or partnership (including any entity treated as a corporation or partnership for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the

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

District of Columbia unless, in the case of a partnership, otherwise provided by regulation; an estate the income of which is subject to United States federal income tax without regard to its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be so treated shall also be considered to be United States persons.

  Interest Income

     Interest on the Notes will be includable in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued in accordance with such Holder's regular method of accounting. Failure of the Company to consummate the Exchange Offer or to file or cause to be declared effective the Shelf Registration Statement as described under "The Exchange Offer; Purpose and Effect" will cause additional interest to accrue on the Notes in the manner described therein. According to United States Treasury regulations, the possibility of a change in the interest rate will not affect the amount of interest income recognized by a U.S. Holder (or the timing of such recognition) if the likelihood of the change, as of the date the Notes are issued, is remote. CCI believes that the likelihood of a change in the interest rate on the Notes is remote and does not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity of any Note. In the unlikely event that the interest rate on the Notes is increased, such increased interest may be treated as original issue discount, includable by a U.S. Holder in income as such interest accrues, in advance of receipt of any cash payment thereof. If, as anticipated, the issue price of the Notes will equal their stated principal amount with a de minimis discount, and because the likelihood of a change in interest rate is remote, the notes will not be issued with original issue discount ("OID"). OID will be considered de minimis and, thus, will be treated as zero if the original issue discount is less than one-fourth ( 1/4) of one percent of the stated principal amount of a Note, multiplied by the number of complete years from issue date of the Notes to maturity.

  Market Discount

     If a United States Holder purchases, subsequent to its original issuance, a Note for an amount that is less than its stated redemption price at maturity, the amount of the difference generally will be treated as "market discount," unless such difference is less than a specified de minimis amount. The United States Holder will be required to treat any gain recognized on the sale, exchange, redemption, retirement or other disposition of the Note as ordinary income to the extent of the accrued market discount that has not previously been included in income. In addition, the United States Holder may be required to defer, until the maturity date of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue market discount on a constant interest method. A United States Holder of a Note may elect to include market discount in income currently as it accrues (under either the ratable or constant interest method). This election to include currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the Service. If the United States Holder of a Note makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such instruments, and with respect to the deferral of interest deductions on debt incurred or maintained to purchase or carry such debt instruments, would not apply.

  Amortizable Bond Premium

     A United States Holder that purchases a Note for an amount in excess of its principal amount will be considered to have purchased the Note at a premium and may elect to amortize such premium, using a constant yield method, over the remaining term of the Note (or, if a smaller amortization allowance would result, by computing such allowance with reference to the amount payable on an earlier call date and amortizing such allowance over the shorter period to such call date). The amount amortized in any year will
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

be treated as a reduction of the United States Holder's interest income from the Note. Bond premium on a Note held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize bond premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "Service").

  Sale, Exchange or Redemption of the Notes

     Each U.S. Holder of a Note generally will recognize gain or loss on the sale, exchange, redemption, retirement or other disposition of the Note measured by the difference (if any) between (i) the amount of cash and the fair market value of any property received (except to the extent that such cash or other property is attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income) and (ii) the U.S. Holder's adjusted tax basis in the Note (generally, the cost of the Note plus any market discount previously included in income by the U.S. Holder, less amortized bond premium and any principal payments received by the U.S. Holder). Any such gain or loss recognized on the sale, exchange, redemption, retirement or other disposition of a Note should be capital gain or loss (except as discussed under "Market Discount" above). Capital gain or loss will be long-term gain or loss if the Note is held by the United States Holder for more than one year, otherwise such gain or loss will be short-term.

     United States Holders that are corporations will generally be taxed on net capital gains at a maximum rate of 35%. In contrast, United States Holders that are individuals will generally be taxed on net capital gains at a maximum rate of (i) 28% for property held for 18 months or less, and (ii) 20% for property held more than 18 months. Recent legislative proposals would reduce the holding period for property to qualify for the maximum 20% rate to 12 months or more. There can be no assurance that such proposals will be enacted into law in their present form, if at all. Special rules (and generally lower maximum rates) apply for individuals in lower tax brackets. Any capital losses realized by a United States Holder that is a corporation generally may be used only to offset capital gains. Any capital losses realized by a United States Holder that is an individual generally may be used only to offset capital gains plus $3,000 of other income per year.

     Neither an exchange of the Notes for Exchange Notes of the Issuer with terms identical to those of the Notes nor the filing of a registration statement with respect to the resale of the Notes should be a taxable event to the United States Holders. Consequently, United States Holders will not recognize any taxable gain or loss or any interest income as a result of such an exchange or such a filing, the holding period of the Exchange Securities will include the holding period of the Notes, and the basis of the Exchange Notes will equal the basis of the Notes immediately before the exchange.

FOREIGN HOLDERS

     The following discussion constitutes Counsel's opinion regarding material, but not all, United States federal income and estate and gift tax consequences of the ownership and sale or other disposition of the Notes by any beneficial owner of a Note that is not a United States Holder (a "Non-United States Holder"). Resident alien individuals will be subject to United States federal income tax with respect to the Notes as if they were United States Holders.

  Interest

     Under current United States federal income tax law, and subject to the discussion of backup withholding below, interest paid on the Notes to a Non-United States Holder will not be subject to the normal 30% United States federal withholding tax, provided that (i) the interest is "effectively connected with the conduct of a trade or business in the United States" by the Non-United States Holder and the Non-United States Holder timely furnishes the Issuer with two duly executed copies of Service Form 4224 (or any successor form), or (ii) all of the following conditions of the portfolio interest exception (the "Portfolio Interest Exception") are met: (A) the Non-United States Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of stock of a corporate issuer entitled to vote, (B) the Non-United States

Holder is not a controlled foreign corporation that is related, directly or indirectly, to the Issuer through stock ownership, (C) the Non-United States Holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) either (1) the Non-United States Holder certifies to the Issuer or its agent, under penalties of perjury, that it is a Non-United States Holder and provides its name and address, or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Notes in such capacity, certifies to the Issuer or its agent, under penalties of perjury, that such statement has been received from the beneficial owner of the Notes by it or by a Financial Institution between it and the beneficial owner and furnishes the Issuer or its agent with a copy thereof. The foregoing certification may be provided by the Non-United States Holder on Service Form W-8 (or any successor form). Such certificate is effective with respect to payments of interest made after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years.

     On October 14, 1997, final regulations were published in the Federal Register (the "1997 Final Regulations") that affect the United States federal income taxation of Non-United States Holders. The 1997 Final Regulations are effective for payments after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules discussed below. While the discussion under this heading and under "Backup Withholding Tax and Information Reporting," below, sets forth the material provisions of the 1997 Final Regulations affecting prospective Non-United States Holders, prospective Holders of the Notes are urged to consult their tax advisors concerning their individual tax circumstances and any prospective investment in light of the 1997 Final Regulations.

     The 1997 Final Regulations provide documentation procedures designed to simplify compliance by withholding agents. The 1997 Final Regulations generally do not affect the documentation rules described above, but add other certification options. Under one such option, a withholding agent will be allowed to rely on an intermediary withholding certificate furnished by a "qualified intermediary" (as defined below) on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described above. Qualified intermediaries include: (i) foreign financial institutions or foreign clearing organizations (other than a United States branch or United States office of such institution or organization), or
(ii) foreign branches or offices of United States financial institutions or foreign branches or offices of United States clearing organizations, which, as to both (i) and (ii), have entered into withholding agreements with the Service. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as revised Internal Revenue Service Form W-8 (discussed below), from each beneficial owner. Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent (including the receipt of withholding certificates, the payment of amounts of income subject to withholding and the deposit of tax withheld), provided that certain conditions are met.

     For purposes of the certification requirements, the 1997 Final Regulations generally treat as the beneficial owners of payments on a Note those persons that, under United States federal income tax principles, are the taxpayers with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments. In the case of payments to an entity classified as a foreign partnership under United States tax principles, the partners, rather than the partnership, generally must provide the required certifications to qualify for the withholding tax exemption described above (unless the partnership has entered into a special agreement with the Service). A payment to a United States partnership, however, is treated for these purposes as payment to a United States payee, even if the partnership has one or more foreign partners. The 1997 Final Regulations provide certain presumptions with respect to withholding for Holders not furnishing the required certifications to qualify for the withholding tax exemption described above. In addition, the 1997 Final Regulations will replace a number of current tax certification forms (including Service Form W-8) with a single, revised Internal Revenue Service Form W-8 (which, in certain circumstances, requires information in addition to that previously required). Under the 1997 Final Regulations, this revised Form W-8 will remain valid until the last day of the third calendar year following the year in which the certificate is signed.

     The 1997 Final Regulations provide transition rules concerning existing certificates, such as Internal Revenue Service Form W-8. Valid withholding certificates that are held on December 31, 1999, will generally remain valid until the earlier of December 31, 2000 or the date of their expiration. Existing certificates that expire in 1999 will not be effective after their expiration. Certificates dated prior to January 1, 1998 will generally remain valid until the end of 1998, irrespective of the fact that their validity expires during 1998.

     In the event that the interest paid on the Notes is effectively connected with the conduct of a trade or business within the United States of the Non-United States Holder, the Non-United States Holder will generally be taxed on a net income basis (that is, after allowance for applicable deductions) at the graduated rates that are applicable to United States persons in essentially the same manner as if the Notes were held by a United States person, as discussed above. In the case of a Non-United States Holder that is a corporation, such income may also be subject to the United States federal branch profits tax (which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits) at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-United States Holder is a qualified resident of the treaty country.

     If the interest on the Notes is not "effectively connected" and does not qualify for the Portfolio Interest Exception, then the interest will be subject to United States federal withholding tax at a flat rate of 30% (or a lower applicable income tax treaty rate upon delivery of the appropriate certification of eligibility for treaty benefits).

  Gain on Sale or Other Disposition

     Subject to special rules applicable to individuals as described below, a Non-United States Holder will generally not be subject to regular United States federal income or withholding tax on gain recognized on a sale or other disposition of the Notes, unless the gain is effectively connected with the conduct of a trade or business within the United States of the Non-United States Holder or of a partnership, trust or estate in which such Non-United States Holder is a partner or beneficiary.

     Gains realized by a Non-United States Holder that are effectively connected with the conduct of a trade or business within the United States of the Non-United States Holder will generally be taxed on a net income basis (that is, after allowance for applicable deductions) at the graduated rates that are applicable to United States persons, as described above, unless exempt by an applicable income tax treaty. In the case of a Non-United States Holder that is a corporation, such income may also be subject to the United States federal branch profits tax (which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits) at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-United States Holder is a qualified resident of the treaty country.

     In addition to being subject to the rules described above, an individual Non-United States Holder who holds the Notes as a capital asset will generally be subject to tax at a 30% rate on any gain recognized on the sale or other disposition of such Notes if (i) such gain is not effectively connected with the conduct of a trade or business within the United States of the Non-United States Holder, and (ii) such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and either (A) has a "tax home" in the United States (as specially defined for purposes of the United States federal income tax), or (B) maintains an office or other fixed place of business in the United States and the gain from the sale or other disposition of the Notes is attributable to such office or other fixed place of business. Individual Non-United States Holders may also be subject to tax pursuant to provisions of United States federal income tax law applicable to certain United States expatriates (including certain former long-term residents of the United States).

     Under the 1997 Final Regulations, withholding of United States federal income tax may apply to payments on a taxable sale or other disposition of the Notes by a Non-United States Holder who does not provide appropriate certification to the withholding agent with respect to such transaction.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     Under current United States federal income tax law, information reporting requirements apply to interest paid to, and to the proceeds of sales or other dispositions before maturity by, certain non-corporate persons. In addition, a 31% backup withholding tax applies if a non-corporate person (i) fails to furnish such person's Taxpayer Identification Number ("TIN") (which, for an individual, is his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the Service, (iii) is notified by the Service that such person has failed properly to report payments of interest and dividends, or (iv) in certain circumstances, fails to certify, under penalties of perjury, that such person has not been notified by the Service that such person is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding does not apply to payments made to certain exempt recipients, such as corporations and tax-exempt organizations.

     In the case of a Non-United States Holder, under current United States federal income tax law, backup withholding and information reporting do not apply to payments of interest with respect to the Note, or to payments on the sale or other disposition of a Note, if such Holder has provided to the Issuer or its paying agent the certification described in clause (ii)(D) of "United States Federal Income Tax Consequences -- Foreign Holders -- Interest" or has otherwise established an exemption.

     Under current United States federal income tax law, (i) interest payments with respect to a Note collected outside the United States by a foreign office of a custodian, nominee or broker acting on behalf of a beneficial owner of a Note, and (ii) payments on the sale or other disposition of a Note to or through a foreign office of a broker are not generally subject to backup withholding or information reporting. However, if such custodian, nominee or broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period (a "U.S. Related Person"), such custodian, nominee or broker may be subject to certain information reporting (but not backup withholding) requirements with respect to such payments, unless such custodian, nominee or broker has in its records documentary evidence that the beneficial owner is not a United States person and certain conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such custodian, nominee or broker is required to report if such person has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

     The 1997 Final Regulations modify certain of the certification requirements for backup withholding and expand the group of U.S. Related Persons. It is possible that the Issuer or its paying agent may request new withholding exemption forms from Holders in order to qualify for continued exemption from backup withholding when the 1997 Final Regulations become effective.

     Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a person under the backup withholding rules are allowed as a refund or a credit against such person's United States federal income tax, provided that the required information is furnished to the Service.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 120 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until                     , 1998, all dealers effecting transactions
in the New Notes may be required to deliver a Prospectus.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 120 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any broker-dealers and will indemnify holders of the Old Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

     The Initial Purchasers and certain of their affiliates have provided and continue to provide investment banking, commercial banking and financial advisory services in the ordinary course of business to the Company and certain of its affiliates. In addition, Goldman Sachs Credit Partners, L.P. an affiliate of Goldman Sachs & Co., is co-agent (and a lender) under the Senior Credit Agreement.

                                 LEGAL MATTERS

     The validity of the New Notes will be passed upon for the Company by Winstead Sechrest & Minick P.C., Austin, Texas.

                                    EXPERTS


     The consolidated financial statements of Classic Cable, Inc. at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              CLASSIC CABLE, INC.

                    INDEX TO HISTORICAL FINANCIAL STATEMENTS


CLASSIC CABLE, INC.
  Audited Financial Statements
     Report of Independent Auditors.........................   F-2
     Consolidated Balance Sheets as of December 31, 1998 and
      1997..................................................   F-3
     Consolidated Statements of Operations for the years
      ended December 31, 1998, 1997, and 1996...............   F-4
     Consolidated Statements of Stockholders' Equity for the
      years ended December 31, 1998, 1997, and 1996.........   F-5
     Consolidated Statements of Cash Flows for the years
      ended December 31, 1998, 1997, and 1996...............   F-6
     Notes to Consolidated Financial Statements.............   F-7

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
Classic Cable, Inc.



     We have audited the accompanying consolidated balance sheets of Classic Cable, Inc. and its subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Classic Cable, Inc. and its subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.



                                            /s/ ERNST & YOUNG LLP



Austin, Texas
March 30, 1999

                              CLASSIC CABLE, INC.



                          CONSOLIDATED BALANCE SHEETS



                                     ASSETS



                                                                   DECEMBER 31
                                                              ---------------------
                                                                1998         1997
                                                              --------     --------
                                                                 (IN THOUSANDS)
Cash and cash equivalents...................................  $  2,779     $    616
Accounts receivable, net....................................     5,474        4,519
Prepaid expenses............................................       424          607
Property, plant and equipment...............................   127,169       96,850
Less accumulated depreciation...............................   (39,977)     (28,211)
                                                              --------     --------
                                                                87,192       68,639
Deferred financing costs, net...............................     6,454        4,494
Advances to parent..........................................       306           56
Intangible assets:
  Subscriber relationships..................................    95,180       82,364
  Franchise rights..........................................    71,464       59,149
  Noncompete agreements.....................................     8,425       12,104
  Goodwill..................................................    40,435       39,695
  Other.....................................................       140          228
                                                              --------     --------
                                                               215,644      193,540
  Less accumulated amortization.............................   (65,828)     (52,253)
                                                              --------     --------
                                                               149,816      141,287
                                                              --------     --------
          Total assets......................................  $252,445     $220,218
                                                              ========     ========
         LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable..........................................  $    647     $    772
  Subscriber deposits and unearned income...................     4,846        3,507
  Other accrued expenses....................................     6,106        5,921
  Accrued interest..........................................     5,883        1,444
  Long-term debt............................................   220,804      187,967
  Deferred taxes, net.......................................     1,017        3,276
                                                              --------     --------
          Total liabilities.................................   239,303      202,887
Commitments and contingencies
8% PIK Cumulative Redeemable Preferred Stock, Series A of
  Television Enterprises, Inc. (a subsidiary): no par value;
  redemption price -- $100 per share plus accrued and unpaid dividends (1998 -- none; 1997 -- $25,548); 1998 -- 12,670
  shares authorized, none issued and outstanding; 1997 --
  12,670 shares authorized, issued and outstanding at net
  issue price...............................................        --        1,293
Stockholders' equity:
  Common Stock: $.01 par value per share; 1,000 shares
     authorized, issued and outstanding.....................        --           --
  Additional paid-in capital................................    86,142       62,338
  Accumulated deficit.......................................   (73,000)     (46,300)
                                                              --------     --------
          Total stockholders' equity........................    13,142       16,038
                                                              --------     --------
          Total liabilities, redeemable preferred stock and
            stockholders' equity............................  $252,445     $220,218
                                                              ========     ========



                            See accompanying notes.

                              CLASSIC CABLE, INC.



                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                 (IN THOUSANDS)



                                                                 YEARS ENDED DECEMBER 31
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
Revenues....................................................  $ 69,802   $ 60,995   $ 59,821
Operating expenses:
  Programming...............................................    17,840     14,916     15,106
  Plant and operating.......................................     8,437      7,622      7,308
  General and administrative................................    11,295      9,257      8,688
  Marketing and advertising.................................       850        438        238
  Corporate overhead........................................     3,648      4,322      2,213
  Depreciation and amortization.............................    30,531     27,832     27,510
                                                              --------   --------   --------
          Total operating expenses..........................    72,601     64,387     61,063
                                                              --------   --------   --------
Loss from operations........................................    (2,799)    (3,392)    (1,242)
Interest expense............................................   (20,688)   (20,759)   (20,164)
Gain on sale of cable system................................        --      3,644      4,901
Write-off of abandoned telephone operations and accrual of
  related costs.............................................      (220)      (500)    (2,994)
Other income................................................       192         71         --
                                                              --------   --------   --------
          Loss before income taxes and extraordinary item...   (23,515)   (20,936)   (19,499)
Income tax benefit..........................................     2,339      7,149      6,633
                                                              --------   --------   --------
          Loss before extraordinary item....................   (21,176)   (13,787)   (12,866)
Extraordinary loss on extinguishment of debt................    (5,524)        --         --
                                                              --------   --------   --------
          Net loss..........................................  $(26,700)  $(13,787)  $(12,866)
                                                              ========   ========   ========
Loss applicable to common stockholders......................  $(26,767)  $(13,888)  $(12,967)
                                                              ========   ========   ========



                            See accompanying notes.

                              CLASSIC CABLE, INC.



                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                       (IN THOUSANDS, EXCEPT SHARE DATA)



                                          COMMON STOCK
                                         ---------------                                       TOTAL
                                         SHARES              ADDITIONAL      ACCUMULATED   STOCKHOLDERS'
                                         ISSUED   AMOUNT   PAID-IN CAPITAL     DEFICIT        EQUITY
                                         ------   ------   ---------------   -----------   -------------
Balance at December 31, 1995...........  1,000     $--         $60,424        $(19,647)       $40,777
  Dividends on preferred stock.........     --      --            (101)             --           (101)
  Capital contribution from parent.....     --      --           1,058              --          1,058
  Net loss.............................     --      --              --         (12,866)       (12,866)
                                         -----     ---         -------        --------        -------
Balance at December 31, 1996...........  1,000      --          61,381         (32,513)        28,868
  Dividends on preferred stock.........     --      --            (101)             --           (101)
  Capital contribution from parent.....     --      --           1,058              --          1,058
  Net loss.............................     --      --              --         (13,787)       (13,787)
                                         -----     ---         -------        --------        -------
Balance at December 31, 1997...........  1,000      --          62,338         (46,300)        16,038
  Dividends on preferred stock.........     --      --             (67)             --            (67)
  Capital contribution from parent.....     --      --          23,871              --         23,871
  Net loss.............................     --      --              --         (26,700)       (26,700)
                                         -----     ---         -------        --------        -------
Balance at December 31, 1998...........  1,000     $--         $86,142        $(73,000)       $13,142
                                         -----     ---         -------        --------        -------



                            See accompanying notes.

                              CLASSIC CABLE, INC.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                 (IN THOUSANDS)



                                                                 YEARS ENDED DECEMBER 31
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
OPERATING ACTIVITIES
Net loss....................................................  $(26,700)  $(13,787)  $(12,866)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Provision for bad debt....................................       971      1,248      1,491
  Depreciation..............................................    12,041     10,285      9,491
  Amortization of intangibles...............................    18,352     17,547     18,019
  Amortization of deferred financing costs..................     1,119      1,373      1,491
  Discount accretion on bank debt...........................       227        457        490
  Gain on sales of cable systems............................        --     (3,644)    (4,901)
  Deferred tax benefit......................................    (2,259)    (7,404)    (6,635)
  Non-cash compensation.....................................     1,108      1,058      1,058
  Extraordinary loss........................................     5,524         --         --
  Changes in working capital, net of acquisition amounts:
     Change in accounts receivable..........................    (1,841)      (321)    (3,952)
     Change in prepaid and other assets.....................       (84)       135        689
     Change in other accruals and payables..................     1,099        413      2,684
     Change in accrued interest.............................     4,439        532        789
                                                              --------   --------   --------
Net cash provided by operating activities...................    13,996      7,892      7,848
INVESTING ACTIVITIES
Acquisition of cable television systems.....................   (43,486)        --       (367)
Purchases of property, plant and equipment..................   (13,759)   (10,135)    (8,212)
Payments for other intangibles..............................        --       (323)      (467)
Net proceeds from sale of cable systems.....................        --      6,189     12,433
Net proceeds from litigation settlement.....................        --      2,928         --
                                                              --------   --------   --------
Net cash provided by (used in) investing activities.........   (57,245)    (1,341)     3,387
FINANCING ACTIVITIES
Proceeds from long-term debt................................   221,227        759      2,208
Repayments of long-term debt................................  (190,292)    (7,246)   (13,345)
Financing costs.............................................    (6,928)        --       (232)
Redemption of preferred stock...............................    (1,267)        --         --
Cash dividends paid on preferred stock......................       (92)      (101)      (101)
Purchase of subsidiary stock................................        --         --       (600)
Capital contribution from parent............................    22,764         --         --
                                                              --------   --------   --------
Net cash provided by (used in) financing activities.........    45,412     (6,588)   (12,070)
Increase (decrease) in cash and cash equivalents............     2,163        (37)      (835)
Cash and cash equivalents at beginning of year..............       616        653      1,488
                                                              --------   --------   --------
Cash and cash equivalents at end of year....................  $  2,779   $    616   $    653
                                                              ========   ========   ========
Cash taxes paid.............................................  $    166   $      1   $      5
Cash interest paid..........................................  $ 15,039   $ 18,397   $ 17,367



                            See accompanying notes.

                              CLASSIC CABLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                               DECEMBER 31, 1998



1. ORGANIZATION



     Classic Cable, Inc. and its subsidiaries (collectively, the "Company") acquire, develop and operate cable television systems throughout the United States. The Company is a wholly-owned subsidiary of Classic Communications, Inc. ("CCI").



2. ACQUISITIONS AND DISPOSITIONS OF CABLE TELEVISION SYSTEMS



  Acquisitions



     In December 1998, the Company acquired certain assets of TCA Cable Partners in exchange for a cable television system in Texas. Additional consideration of $2.4 million was paid to TCA Cable Partners in connection with the transaction.



     In July 1998, the Company acquired certain assets of Cable One, Inc. (the "Cable One Acquisition") serving communities in four states for approximately $41.7 million in cash and the assumption of $0.2 million in net operating liabilities. The purchase was financed from proceeds of the Company's private debt offering.



     The above acquisitions were accounted for using the purchase method and, accordingly, the operating results of the systems acquired have been included in the Company's consolidated financial statements since the date of acquisition.



  Dispositions



     During 1998, the Company sold or disposed of some smaller systems that did not fit into the Company's long-term strategic plans.



     In April and May 1997, the Company sold certain cable television systems in Kansas and Oklahoma for $5.7 million, net of selling expenses. The net pretax gain from the sales was approximately $3.6 million.



     In September 1996, the Company sold certain cable television systems in Arkansas for cash consideration of $12.4 million, net of selling expenses. The net pretax gain from the sale was approximately $5.2 million.



  Pro Forma Information



     The following summarized unaudited pro forma financial information assumes the Cable One acquisition had occurred on January 1, 1998 and 1997, respectively. The following pro forma information is not necessarily indicative of the results that would have occurred had the transaction been completed at the beginning of the period indicated, nor is it indicative of future operating results (in thousands):



                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
Revenues....................................................  $ 76,418    $ 72,177
Net loss before extraordinary item..........................  $(19,753)   $ (9,730)
Net loss....................................................  $(25,277)   $ (9,730)



3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  Principles of Consolidation



     The accompanying consolidated financial statements include the accounts of the Company and all of its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                              CLASSIC CABLE, INC.

  Revenue Recognition



     Service income includes subscriber service revenues and charges for installations and connections and is recognized in the period in which the services are provided to the customers. Subscriber services paid for in advance are recorded as income when earned.



     Initial installation revenue is recognized when the service is performed, to the extent of direct selling costs, with any balance deferred and taken into income over the estimated average period that subscribers are expected to remain connected to the system.



  Property, Plant and Equipment



     Property, plant and equipment is stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives of the assets:



Buildings................................................    30 years
Cable television distribution systems....................  7-12 years
Office furniture and equipment...........................   3-7 years
Vehicles.................................................     5 years



     Leasehold improvements are amortized over the shorter of their estimated life or the period of the related leases.



     Initial subscriber connection costs are capitalized as part of cable television distribution systems. Costs related to disconnects and reconnects of customers are expensed as incurred.



  Deferred Financing Costs



     Deferred financing costs are being amortized to interest expense using the interest method over the terms of the related debt.



  Intangible Assets



     The useful lives of the specific intangible assets are as follows:



Subscriber relationships................................   5-15 years
Franchise rights........................................   7-10 years
Noncompete agreements...................................      5 years
Goodwill................................................   5-40 years



     Intangible assets are being amortized using the straight-line method over their estimated useful lives.



  Impairment of Long-Lived Assets



     The Company periodically reviews the carrying amounts of property, plant, and equipment, identifiable intangible assets and goodwill both purchased in the normal course of business and acquired through acquisition to determine whether current events or circumstances, as defined in Financial Accounting Standards Board Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, warrant adjustments to such carrying amounts by considering, among other things, the future cash inflows expected to result from the use of the asset and its eventual disposition less the future cash outflows expected to be necessary to obtain those inflows. At this time, future cash inflows exceed future cash outflows; thus, no impairment loss has been recognized.

                              CLASSIC CABLE, INC.

  Income Taxes



     The Company's operations are included in consolidated income tax returns filed by CCI. The consolidated amount of current and deferred income tax expense is allocated to the Company by applying the principles of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes, to the Company as if it were a separate taxpayer.



     Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax reporting purposes.



  Cash and Cash Equivalents



     For financial reporting purposes, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.



  Concentrations of Credit Risk



     Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash, cash equivalents and accounts receivable. Excess cash is invested in high quality short-term liquid money instruments issued by highly-rated financial institutions. Concentrations of credit risk with respect to the Company's receivables are limited due to the large number of customers, individually small balances, short payment terms and required deposits.



  Use of Estimates



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.



  Fair Value of Financial Instruments



     The carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and other accrued liabilities, approximate fair value because of their short maturities. All bank debt agreements carry variable interest rates and their carrying value is considered to approximate fair value. The estimated fair value of the Company's bonds is based on quoted market prices. The carrying amount of the Company's bonds was $124.4 million and the fair value was $129.7 million at December 31, 1998.



     The Company utilizes interest rate cap and interest rate swap agreements to manage interest rate exposures. The principal objective of such agreements is to minimize the risks and/or costs associated with financial activities. The Company does not utilize financial instruments for trading or other speculative purposes. The counterparties to these contractual arrangements are major financial institutions with which the Company also has other financial relationships. The Company is exposed to credit loss in the event of nonperformance by these counterparties. However, the Company does not anticipate nonperformance by the other parties, and no material loss would be expected from their nonperformance.



  Recent Accounting Pronouncements



     In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 1999. Because of the Company's minimal use of derivatives, management does not anticipate that the adoption of the new Statement will have a significant effect on earnings or the financial position of the Company.

                              CLASSIC CABLE, INC.

4. ACCOUNTS RECEIVABLE



     Accounts receivable consists of the following (in thousands):



                                                                DECEMBER 31
                                                              ---------------
                                                               1998     1997
                                                              ------   ------
Accounts receivable, trade..................................  $5,211   $4,570
Accounts receivable, other..................................     588      211
Less allowance for doubtful accounts........................    (325)    (262)
                                                              ------   ------
Accounts receivables, net of allowance......................  $5,474   $4,519
                                                              ======   ======



     The activity in the Company's allowance for doubtful accounts for the periods ending December 31, 1998, 1997 and 1996 is as follows (in thousands):



                                            BALANCE AT    CHARGED TO                BALANCE AT
                                           BEGINNING OF   COSTS AND                   END OF
FOR THE PERIOD ENDED                          PERIOD       EXPENSES    DEDUCTIONS     PERIOD
--------------------                       ------------   ----------   ----------   ----------
December 31, 1998........................      $262         $  971      $  (908)       $325
December 31, 1997........................      $513         $1,248      $(1,499)       $262
December 31, 1996........................      $249         $1,491      $(1,227)       $513



5. PROPERTY, PLANT AND EQUIPMENT



     Property, plant and equipment consist of the following (in thousands):



                                                                  DECEMBER 31
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
Land........................................................  $  1,152   $  1,021
Buildings and improvements..................................     3,262      2,107
Vehicles....................................................     6,061      4,088
Cable television distribution systems.......................   106,373     83,499
Office furniture, tools and equipment.......................     3,858      2,499
Construction in progress....................................     6,463      3,636
                                                              --------   --------
                                                               127,169     96,850
Less accumulated depreciation...............................   (39,977)   (28,211)
                                                              --------   --------
                                                              $ 87,192   $ 68,639
                                                              ========   ========

                              CLASSIC CABLE, INC.

6. LONG-TERM DEBT



     Balances of amounts outstanding under the Company's various debt agreements are as follows (in thousands):



                                                                  DECEMBER 31
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
9.875% Senior Subordinated Notes............................  $125,000   $     --
  Unamortized discount......................................      (563)        --
1998 Credit Agreement
  Term loans................................................    75,000         --
  Revolving loans...........................................    20,800         --
1995 Senior Credit Agreement
  Term A loan...............................................        --     18,324
  Term B loan...............................................        --     58,184
  Line of Credit Notes......................................        --    112,717
  Unamortized discount......................................               (1,892)
Other.......................................................       567        634
                                                              --------   --------
                                                              $220,804   $187,967
                                                              ========   ========



     In July 1998, the Company issued $125.0 million of 9.875% Senior Subordinated Notes due 2008. Interest payments on the Senior Subordinated Notes begin in 1999. Concurrent with the offering, the Company entered into the 1998 Credit Agreement. The 1998 Credit Agreement consists of a $50.0 million Reducing Revolving Credit Facility which matures in 2006 and a $75.0 million Term Loan Facility which matures in 2007. Mandatory payments commence in 2000. The Company may be subject to mandatory prepayments based upon operating results, sales of assets, equity or debt offerings or other events. Interest is based upon either a LIBOR rate plus an applicable margin or, at the option of the Company, a base rate plus an applicable margin. Proceeds from the 1998 Credit Agreement totaled $95.8 million.



     In connection with the early extinguishment of the Senior Credit Agreement, an extraordinary loss of $5.5 million was recorded related to the write-off of unamortized deferred financing costs and discount.



     The 1998 Credit Agreement is collateralized by a security interest in essentially all the assets of the Company. CCI has no operations of its own. Consequently, it will rely on dividends and cash flow of the Company to meet its debt service obligations. The terms of the Credit Agreement restrict certain activities of the Company, including the incurrence of additional indebtedness and the payment of certain dividends.



     In connection with the 1998 Credit Agreement, the Company is required to pay a quarterly commitment fee that can range from 0.375% to 0.500% per annum on the unused portion of the revolving loan commitment.



     The 1995 Senior Credit Agreement consisted of a $20,000,000 Term A Loan, a $65,000,000 Term B Loan and Line of Credit Notes not to exceed $130,000,000. Interest was based upon either a LIBOR rate plus an applicable margin or, at the option of the Company, a base rate plus an applicable margin. The 1995 Senior Credit Agreement was amended in 1997. A fee of approximately $1 million was paid to the bank equal to 0.5% of the outstanding Term Loans and Line of Credit Notes. This amount is included as a component of interest expense in 1997.



     The Company utilizes interest rate cap and interest rate swap agreements to limit the impact of increases in interest rates on its floating rate debt. The agreements require premium payments to counterparties based upon a notional principal amount. No such agreements were outstanding at December 31, 1998 or 1997. Interest rate cap agreements entitle the Company to receive from the counterparties the amounts, if any, by which the selected market interest rates exceed the strike rates stated in the agreements. Interest rate swap

                              CLASSIC CABLE, INC.

agreements are used by the Company to change the interest rate of their debt from variable rate to fixed rate. The swap is a contractual agreement between the Company and another party to exchange payments periodically over the life of the agreement based upon the interest rates of the underlying debt over the period of the agreement. The differential to be paid or received is accrued and recognized as an adjustment of interest expense related to the debt (the accrual accounting method). The premium paid for both types of agreements is amortized to interest expense over the life of the agreement.



     Maturities of long-term debt are as follows (in thousands):



1999.....................................................   $    118
2000.....................................................      1,200
2001.....................................................        750
2002.....................................................        750
2003.....................................................        750
Thereafter...............................................    217,800
                                                            --------
                                                            $221,368
                                                            ========



7. PREFERRED STOCK



     In July 1998, the Company redeemed the outstanding shares of TVE Preferred Stock at a redemption price per share of $100 plus accrued and unpaid dividends. The holders of TVE Preferred Stock are entitled to a cumulative cash dividend equal to $8.00 per share per annum, due and payable on June 30 of each year.



8. INCOME TAXES



     Significant components of income tax benefit from continuing operations are as follows (in thousands):



                                                            YEARS ENDED DECEMBER 31
                                                          ---------------------------
                                                           1998      1997      1996
                                                          -------   -------   -------
Current:
  Federal...............................................  $   (80)  $   255   $    --
  State.................................................       --        --         2
                                                          -------   -------   -------
          Total current.................................      (80)      255         2
Deferred:
  Federal...............................................   (1,876)   (6,573)   (5,890)
  State.................................................     (383)     (831)     (745)
                                                          -------   -------   -------
          Total deferred................................   (2,259)   (7,404)   (6,635)
                                                          -------   -------   -------
          Income tax benefit............................  $(2,339)  $(7,149)  $(6,633)
                                                          =======   =======   =======

                              CLASSIC CABLE, INC.

     The Company's provision for income taxes differs from the expected tax expense (benefit) amount computed by applying the statutory federal income tax rate of 34% to income before income taxes and extraordinary items as a result of the following:



                                                            YEARS ENDED DECEMBER 31
                                                          ---------------------------
                                                          1998       1997       1996
                                                          -----      -----      -----
Tax at U.S. statutory rate..............................  (34.0)%    (34.0)%    (34.0)%
State taxes, net of federal benefit.....................   (3.9)      (3.8)      (3.9)
Increase in valuation allowance.........................   25.1         --         --
Other nondeductible items...............................    2.9        3.7        3.9
                                                          -----      -----      -----
                                                           (9.9)%    (34.1)%    (34.0)%
                                                          =====      =====      =====



     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows (in thousands):



                                                                   DECEMBER 31
                                                              ---------------------
                                                                1998         1997
                                                              --------      -------
Deferred tax liabilities:
  Book over tax basis of depreciable assets.................  $    698      $ 2,091
  Book over tax basis of assets that are amortizable for
     tax....................................................     3,073        5,414
                                                              --------      -------
          Total deferred tax liabilities....................     3,771        7,505
Deferred tax assets:
  Net operating loss carryforwards:
     Acquired...............................................     4,880        4,880
     Other..................................................    12,839        6,440
  Other.....................................................       709          570
                                                              --------      -------
          Total deferred tax assets.........................    18,428       11,890
  Less valuation allowance..................................   (15,674)      (7,661)
                                                              --------      -------
          Net deferred tax assets...........................     2,754        4,229
                                                              --------      -------
          Net deferred tax liabilities......................  $  1,017      $ 3,276
                                                              ========      =======



     At December 31, 1998, the Company had net operating loss carryforwards of $46,276,000 for federal income tax purposes, which begin to expire in 2002 if not utilized. Utilization of some of the loss carryforwards are subject to various limitations under the Internal Revenue Code, which could result in expiration of the loss carryforward before utilization.



     Approximately $7.6 million of the total valuation allowance as of December 31, 1998 was previously recorded for certain acquisition net operating loss carryforwards and other acquisition deferred tax assets due to restrictions on their utilization under the tax law and other uncertainties regarding their realization. When, and if, realized, the tax benefit associated with these deferred tax assets will be applied to reduce goodwill and other noncurrent intangibles related to the acquisitions.



     During 1997, a subsidiary of the Company filed an amended income tax return for a period prior to its acquisition. This resulted in an additional net operating loss carryforward of $1,525,000 available to the Company. The Company has recorded a deferred tax asset of $584,000 for this item and a corresponding reduction to goodwill related to the subsidiary's acquisition.

                              CLASSIC CABLE, INC.

9. EMPLOYEE BENEFIT PLAN



     The Company sponsors a defined contribution pension plan, a 401(k) plan. Participation in this plan is available to substantially all employees. Employees may contribute up to 15% of their pay. The Company will match employee contributions for an amount up to 3% of each employee's base salary. Costs of the plan, including the company's matching contributions were $149,000, $114,000 and $89,000 for the years ended December 31, 1998, 1997 and 1996, respectively.



10. ABANDONMENT OF TELEPHONE OPERATIONS



     At December 31, 1995 the Company was negotiating an agreement to purchase four telephone exchanges in Kansas. For various reasons, the Company did not complete the acquisitions and hence, did not enter the telephone business. Net assets of the telephone business, when abandoned in 1996, consisted primarily of property, plant and equipment. In connection therewith, the Company recorded a $2,994,000 charge in 1996 related to the termination of the purchase agreement and operations associated with the proposed acquisition. Items included in the charge were the write-off of certain costs capitalized in connection with the proposed acquisition, legal and consulting fees and estimated severance for personnel reductions. The Company revised their estimate of costs associated with the abandonment and took an additional charge of $500,000 in 1997.



     In November 1998, the Company settled certain litigation related to these transactions. Terms of the settlement included the sale of certain cable television systems in Kansas, the granting of a five year right of first refusal for the sale of certain other cable television systems in Kansas, and a five year non-competition agreement. In addition, the Company received cash consideration of $348,000 in 1999 in connection with the settlement. The settlement resulted in a loss of approximately $220,000.



11. SETTLEMENT OF CLAIMS



     In February 1998, CCI settled claims that arose in conjunction with divorce proceedings of an officer of CCI. CCI purchased certain stock of CCI in which the officer's wife held a community property interest and provided monetary consideration for the release of the claims. The related expenses, including legal, consultant and other fees of approximately $1,411,000 are included in corporate overhead expenses of the Company in 1997.



     In March 1997, the company settled certain litigation in which the Company was seeking damages related to a previous year's acquisition. The Company received approximately $3.5 million in the settlement. A receivable of $500,000 existed at December 31, 1996 related to this claim. The net proceeds of $3 million were recorded as a reduction of goodwill.



12. COMMITMENTS AND CONTINGENCIES



  Obligations of Parent



     The Company's parent, CCI, has certain obligations that currently would require resources of the Company if CCI were to satisfy these obligations. These obligations primarily consist of the $114.0 million of 13.25% Senior Discount Notes issued in July 1998. These notes are due in 2009. Interest payments do not commence until 2004.



  Lease Arrangements



     The Company, as an integral part of its cable operations, has entered into short-term lease contracts for microwave service, pole use and office space. At December 31, 1998, approximate annual minimum aggregate rentals under such leases were $1,206,000 in 1999; $1,004,000 in 2000; $954,000 in 2001; $891,000
in 2002;

                              CLASSIC CABLE, INC.

$873,000 in 2003 and $287,000 thereafter. Rent expense was $1,285,000,
$1,160,000 and $1,071,000 for the years ended December 31, 1998, 1997 and 1996, respectively.



  Litigation



     The Company is involved in various legal proceedings that have arisen in the normal course of business. While the ultimate results of these matters cannot be predicted with certainty, management does not expect them to have a material adverse effect on the consolidated financial position and results of operations of the Company.

                              CLASSIC CABLE, INC.

             INDEX TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


CLASSIC CABLE, INC.
     Unaudited Pro Forma Consolidated Financial
      Information...........................................   P-2
     Unaudited Pro Forma Consolidated Statement of
      Operations for the year ended December 31, 1998.......   P-3
     Notes to Unaudited Pro Forma Consolidated Statement of
      Operations............................................   P-4

                              CLASSIC CABLE, INC.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


     The following Unaudited Pro Forma Consolidated Financial Information of the Company is based on the audited financial statements of the Company, included elsewhere herein, and unaudited financial information of Cable One. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Unaudited Pro Forma Consolidated Financial Information and accompanying notes should be read in conjunction with the historical financial statements of the Company and the respective notes thereto, and "Management's Discussion and Analysis of Results of Operations and Financial Condition" appearing elsewhere in the Offering Memorandum.



     The Unaudited Pro Forma Consolidated Statement of Operations has been prepared to give effect to the Financing Plan as if it had occurred on January 1, 1998. The Unaudited Pro Forma Consolidated Statement of Operations for the twelve months ended December 31, 1998 combines the historical consolidated statement of operations of the Company for the twelve months ended December 31, 1998, and the historical consolidated statement of operations of Cable One for the seven months prior to its acquisition on July 29, 1998. The Cable One Acquisition is accounted for under the purchase method of accounting. The aggregate purchase price for the Cable One Acquisition has been allocated to the tangible and identifiable intangible assets of the acquired systems based upon an independent appraisal of their fair value.



     The Unaudited Pro Forma Consolidated Financial Information does not purport to be indicative of the results that would have been obtained had such transactions been completed as of the assumed date and for the period presented or that may be obtained in the future. Such Unaudited Pro Forma Consolidated Financial Information is included herein for informational purposes, and while management believes that it may be helpful in understanding the combined operations of the Company for the period indicated, undue reliance should not be placed thereon.

                              CLASSIC CABLE, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                             (DOLLARS IN THOUSANDS)


                                                     CLASSIC    CABLE
                                                      CABLE      ONE     ADJUSTMENTS    PRO FORMA
                                                     --------   ------   -----------    ---------
Revenues...........................................  $ 69,802   $6,616     $    --      $ 76,418
Operating Expenses:
  Programming......................................    17,840    1,762          --        19,602
  Plant and operating..............................     8,437      829          --         9,266
  General and administrative.......................    11,295    1,109          --        12,404
  Marketing and advertising........................       850      141          --           991
  Corporate overhead...............................     3,648       --          --         3,648
  Depreciation and amortization....................    30,531      759       1,940(a)     33,230
                                                     --------   ------     -------      --------
Earnings (loss) from operations....................    (2,799)   2,016      (1,940)       (2,723)
Interest expense...................................   (20,688)      --        (407)(b)   (21,095)
Other (expense) income.............................       (28)    (593)         --          (621)
                                                     --------   ------     -------      --------
Earnings (loss) before income taxes................   (23,515)   1,423      (2,347)      (24,439)
Income tax benefit.................................     2,339       --          --(c)      2,339
                                                     --------   ------     -------      --------
Net income (loss)..................................  $(21,176)  $1,423     $(2,347)     $(22,100)
                                                     ========   ======     =======      ========


 See the notes to the unaudited pro forma consolidated statement of operations.

                              CLASSIC CABLE, INC.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

                            STATEMENT OF OPERATIONS

                             (DOLLARS IN THOUSANDS)


     The accompanying Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 reflect the pro forma adjustments described below as if the Financing Plan occurred on January 1, 1998. The Unaudited Pro Forma Consolidated Statement of Operations combines the historical results of operations of the Company with those of Cable One. This statement reflects the following adjustments:


          (a) Represents pro forma adjustments to depreciation and amortization in connection with the Cable One Acquisition. The depreciation and amortization expense of property, plant and equipment and intangible assets acquired, net of elimination of depreciation and amortization expense on historical assets, is as follows:


Depreciation and amortization expense on the purchased basis of property, plant and equipment and intangible assets
  acquired..................................................    $2,699
Elimination of historical depreciation and amortization
  expense...................................................      (759)
                                                                ------
          Total adjustment to depreciation and
            amortization....................................    $1,940
                                                                ======


          The property, plant, and equipment and intangible assets acquired in connection with the Cable One acquisition are noted below:


                                                                  DEPRECIATION/
                                                                   AMORTIZATION
                                                                  PERIOD (YEARS)
                                                                  --------------
Land..................................................  $   127
Buildings.............................................      559         30
Leasehold improvements................................      117          7
Vehicles..............................................      540          5
Cable television distribution systems.................    6,282         12
UHF System............................................    1,327          7
Mobile radio equipment................................       52          7
Headend electronics...................................    3,776          7
Headend tower and antennae............................    1,584          7
Microwave equipment...................................      666          7
Shop and test equipment...............................      789          7
Drops.................................................    1,376          7
Furniture and fixtures................................      230          7
Office equipment......................................      141          7
Computer hardware and equipment.......................       46          4
Computer software.....................................        7          3
Subscriber relationships..............................   11,732         12
Franchise rights......................................   12,340          8
Goodwill..............................................      209         40
                                                        -------
                                                        $41,900
                                                        =======



          (b) Represents (i) interest expense on the Senior Credit Agreement using a current interest rate of 7.42% and 7.75% for the revolver and term loans, respectively per annum, (ii) interest expense on the Notes using a rate of 9.875% per annum, (iii) discount amortization on the Notes, (iv) amortization expense of deferred financing fees related to the new debt under the Financing Plan and (v) elimination of historical interest expense from the repayment of the previous Senior Credit Agreement with proceeds

                              CLASSIC CABLE, INC.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

                     STATEMENT OF OPERATIONS -- (CONTINUED)

                             (DOLLARS IN THOUSANDS)

     from the Financing Plan and elimination of the related amortization of deferred financing costs, as follows:


Interest expense on the Senior Credit Agreement.............    $  7,355*
Interest expense on the Notes...............................      12,344
Discount amortization on the Notes..........................          59
Amortization expense of deferred financing fees related to
  the Financing Plan........................................         682
Elimination of historical interest expense on the previous
  Senior Credit Agreement and subordinated debt and related
  amortization of deferred financing costs..................     (20,033)
                                                                --------
          Total increase to interest expense................    $    407
                                                                ========


---------------


          * The total effect of a 1/8% variance in the interest rate would be $120.



          (c) Represents the (i) tax effect of pro forma adjustments, (ii) recognition of tax expense for the Cable One systems which were historically not allocated tax expense by their former parent, and (iii) the effect of recording a valuation allowance on excess deferred tax assets arising from pro forma adjustments (The Company records a tax benefit only to the extent existing deferred tax liabilities reverse within the appropriate period to offset deferred tax assets. These reversing liabilities were fully recognized in 1998, and a valuation allowance remains on 100% of the remaining deferred tax assets. As a result, the ratable tax benefit to be realized in the year ended December 31, 1998 is limited, resulting in an effective rate of 10%.) as follows:



    Total pro forma adjustments.................................   $(2,347)
    Tax rate....................................................        34%
                                                                   -------
                                                                             $   798
    Total Cable One Acquisition pre tax income..................     1,423
    Tax rate....................................................        34%
                                                                   -------
                                                                                (484)
    Effect of valuation allowance...............................                (314)
                                                                             -------
              Total adjustment to income tax benefit............             $    --
                                                                             =======

================================================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE NOTES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Summary...............................     1
Risk Factors..........................    10
Use of Proceeds.......................    16
Capitalization........................    17
Selected Historical and Pro Forma
  Consolidated Financial and Operating
  Data................................    18
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    21
Business..............................    28
Legislation and Regulation............    39
Management............................    49
Certain Relationships and Related
  Transactions........................    54
Principal Stockholders................    55
Credit Arrangements of the Company....    56
The Exchange Offer....................    57
Description of the New Notes..........    64
United States Federal Income Tax
  Considerations......................    91
Plan of Distribution..................    97
Legal Matters.........................    97
Experts...............................    97
Index to Historical Financial
  Statements..........................   F-1
Index to Pro Forma Consolidated
  Financial Information...............   P-1



     UNTIL             , 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW
NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


================================================================================



================================================================================

                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                           9 7/8% SENIOR SUBORDINATED
                                 NOTES DUE 2008
                                      FOR
                           9 7/8% SENIOR SUBORDINATED
                               NOTES DUE 2008 OF

                              [CLASSIC CABLE LOGO]

                              CLASSIC CABLE, INC.

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                           , 1999


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Eighth of the Registrant's Certificate of Incorporation has eliminated the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Article 11 of the Registrant's Certificate of Incorporation provides as follows: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), liability, loss, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by either (i) any applicable law in effect on the date of incorporation of the Corporation, or (ii) any law which becomes effective during the existence of the Corporation and which is applicable to it.

     Article 8 of the Registrant's By-Laws provides as follows: To the extent permitted by law, the Corporation shall indemnify any person against any and all judgments, fines, amounts paid in settling or otherwise disposing of actions or threatened actions, and expenses in connection therewith, incurred by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or of any other corporation of any type or kind, domestic or foreign, which he served in any capacity at the request of the Corporation. To the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall at his request be paid by the Corporation in advance of the final disposition of such action or proceeding.

     The foregoing statements are subject to the detailed provisions of Section 102(b)(7) of the DGCL, Article 11 of the Certificate of Incorporation of the Registrant and Article 8 of the By-Laws of the Registrant, as applicable.

     The foregoing discussion is qualified in its entirety by reference to the DGCL and the Registrant's Certificate of Incorporation and By-Laws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          3.1            -- Classic Cable, Inc. Certificate of Incorporation dated
                            April 29, 1995.
          3.2            -- Classic Cable, Inc. Bylaws.
          3.3            -- Classic Cable Holding, Inc. Certificate of Incorporation
                            dated December 1, 1996.
          3.4            -- Classic Cable Holding, Inc. Bylaws.
          3.5            -- Ponca Holdings, Inc. Certificate of Incorporation dated
                            May 3, 1991, as amended.
          3.6            -- Ponca Holdings, Inc. Bylaws.
          3.7            -- Classic Telephone, Inc. Certificate of Incorporation
                            dated November 22, 1994.
          3.8            -- Classic Telephone, Inc. Bylaws.
          3.9            -- Universal Cable Holdings, Inc. Certificate of
                            Incorporation dated October 17, 1985, as amended.
          3.10           -- Universal Cable Holdings, Inc. Bylaws.
          3.11           -- Universal Cable Communications Inc. Certificate of
                            Incorporation dated June 7, 1983, as amended.
          3.12           -- Universal Cable Communications Inc. Bylaws.
          3.13           -- Universal Cable of Beaver Oklahoma, Inc. Certificate of
                            Incorporation dated June 4, 1987, as amended.
          3.14           -- Universal Cable of Beaver Oklahoma, Inc. Bylaws.
          3.15           -- Universal Cable Midwest, Inc. Certificate of
                            Incorporation dated February 22, 1989, as amended.
          3.16           -- Universal Cable Midwest, Inc. Bylaws.
          3.17           -- WT Acquisition Corporation Articles of Incorporation
                            dated August 14, 1992, as amended.
          3.18           -- WT Acquisition Corporation Bylaws.
          3.19           -- W.K. Communications, Inc. Certificate of Incorporation
                            dated June 11, 1987, as amended.
          3.20           -- W.K. Communications, Inc. Bylaws.
          3.21           -- Television Enterprises, Inc. Certificate of Incorporation
                            dated August 12, 1965, as amended.
          3.22           -- Television Enterprises, Inc. Bylaws.
          3.23           -- Black Creek Communications, L.P. Certificate of Limited
                            Partnership dated May 19, 1998.
          3.24           -- Black Creek Communications, L.P. Limited Partnership
                            Agreement.
          3.25           -- Black Creek Management, L.L.C. Articles of Organization
                            dated May 19, 1998.
          3.26           -- Black Creek Management, L.L.C. Regulations.
          4.1            -- Indenture for $125,000,000 9 7/8% Senior Subordinated
                            Notes due 2008, dated as of July 29, 1998 among Classic
                            Cable, Inc., as Issuer, and the Subsidiary Guarantors
                            listed on the Appendix thereto, and Chase Bank of Texas,
                            National Association, as Trustee.
          4.2            -- Form of Global Note.

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          4.3            -- Registration Rights Agreement dated as of July 29, 1998, by and among Classic Cable, Inc. and Merrill Lynch,
                            Pierce, Fenner & Smith Incorporated, and Goldman, Sachs &
                            Co.
          5.1(a)         -- Opinion of Winstead Sechrest & Minick P.C. dated
                            September 17, 1998 regarding enforceability and issuance
                            of the securities, including consent.
          5.1(b)         -- Opinion of Winstead Sechrest & Minick P.C. dated November
                            10, 1998 regarding enforceability and issuance of the
                            securities, including consent.
          8.1(a)         -- Opinion of Winstead Sechrest & Minick P.C. dated
                            September 17, 1998 regarding federal income tax matters,
                            including consent.
          8.1(b)         -- Opinion of Winstead Sechrest & Minick P.C. dated November
                            10, 1998 regarding federal income tax matters, including
                            consent.
         10.1            -- Employment Agreement dated as of January 31, 1998 by and between Classic Communications, Inc., Classic Cable, Inc.
                            and J. Merritt Belisle.
         10.2            -- Employment Agreement dated as of January 31, 1998 by and between Classic Communications, Inc., Classic Cable, Inc.
                            and Steven E. Seach.
         10.3            -- Credit Agreement among Classic Cable, Inc. as Borrower, the Lenders Parties thereto, Union Bank of California,
                            N.A. and Goldman Sachs Credit Partners L.P. as
                            Co-Arrangers, Goldman Sachs Credit partners L.P., as
                            Syndication Agent and Union Bank of California, N.A., as
                            Administrative and Documentation Agent, dated as of July
                            29, 1998.
         10.4            -- Asset Purchase Agreement dated May 14, 1998 by and
                            between Cable One, Inc. and Black Creek Communications,
                            Inc., as assigned to Black Creek Communications, L.P., as
                            Purchaser pursuant to that certain Assignment of Asset
                            Purchase Agreement dated as of June 19, 1998 and as
                            amended by that certain Amendment No. 1 to Asset Purchase
                            Agreement dated July 15, 1998.
        *12.1            -- Statement of Earnings to Fixed Charges.
         21.1            -- Subsidiaries of Classic Cable, Inc.
        *23.1            -- Consent of Ernst & Young LLP.
         23.2            -- Consent of Winstead Sechrest & Minick P.C. (included
                            within Exhibits 5.1 and 8.1 of this Registration
                            Statement).
         24.1            -- Powers of Attorney (included as part of signature page of this Registration Statement).
         25.1            -- Statement of Eligibility on Form T-1 of Chase Bank of
                            Texas, National Association, as Trustee, including
                            consent.
        *27.1            -- Financial Data Schedule.
        *99.1            -- Form of Transmittal Letter with respect to the Exchange
                            Offer.
        *99.2            -- Form of Notice of Guaranteed Delivery with respect to the
                            Exchange Offer.


---------------

* Filed herewith.

     All other schedules are omitted because the required information is included in the Consolidated Financial Statements or the Notes thereto or is otherwise inapplicable.

ITEM 22. UNDERTAKINGS

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to this request.

     (c) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement.

     (d) The undersigned Registrants hereby undertake as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issues undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (e) The Registrants undertake that every prospectus (i) that is filed pursuant to paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act is used in connection with an offering of securities subject to Rule 415 (sec. 230.415 of this chapter), will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time was it declared effective.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 15 DAY OF APRIL, 1999.


                                            CLASSIC CABLE, INC.

                                            By:   /s/ J. MERRITT BELISLE
                                              ----------------------------------
                                                     J. Merritt Belisle,
                                                    Chairman of the Board
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Merritt Belisle and Steven E. Seach, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or 462(d) under the Securities Act of 1933) to this Amendment No. 4 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

               /s/ J. MERRITT BELISLE                  Chairman of the Board and Chief  April 15, 1999
-----------------------------------------------------    Executive Officer and a
                 J. Merritt Belisle                      Director (Principal Executive
                                                         Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    April 15, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)

                        /s/ *                          Director                         April 15, 1999
-----------------------------------------------------
                  Jeffery C. Garvey


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 15 DAY OF APRIL, 1999.


                                            CLASSIC CABLE HOLDING, INC.

                                            By:   /s/ J. MERRITT BELISLE
                                              ----------------------------------
                                                     J. Merritt Belisle,
                                                    Chairman of the Board
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Merritt Belisle and Steven E. Seach, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or 462(d) under the Securities Act of 1933) to this Amendment No. 4 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

               /s/ J. MERRITT BELISLE                  Chairman of the Board and         April 15, 1999
-----------------------------------------------------    Chief Executive Officer and
                 J. Merritt Belisle                      a Director (Principal
                                                         Executive Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial     April 15, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)

                        /s/ *                          Director                          April 15, 1999
-----------------------------------------------------
                  Jeffery C. Garvey


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 15 DAY OF APRIL, 1999.


                                            PONCA HOLDINGS, INC.

                                            By:   /s/ J. MERRITT BELISLE
                                              ----------------------------------
                                                     J. Merritt Belisle,
                                                    Chairman of the Board
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Merritt Belisle and Steven E. Seach, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or 462(d) under the Securities Act of 1933) to this Amendment No. 4 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

               /s/ J. MERRITT BELISLE                  Chairman of the Board and Chief   April 15, 1999
-----------------------------------------------------    Executive Officer and a
                 J. Merritt Belisle                      Director (Principal Executive
                                                         Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial     April 15, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)

                        /s/ *                          Director                          April 15, 1999
-----------------------------------------------------
                  Jeffery C. Garvey

              *By: /s/ STEVEN E. SEACH
  ------------------------------------------------
                   Steven E. Seach


     Steven E. Seach, by signing his
name hereto, does sign this document
on behalf of the persons named
above, pursuant to a power of
attorney duly executed by such
persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 15 DAY OF APRIL, 1999.


                                            CLASSIC TELEPHONE, INC.

                                            By:   /s/ J. MERRITT BELISLE
                                              ----------------------------------
                                                     J. Merritt Belisle,
                                                    Chairman of the Board
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Merritt Belisle and Steven E. Seach, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or 462(d) under the Securities Act of 1933) to this Amendment No. 4 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

               /s/ J. MERRITT BELISLE                  Chairman of the Board and         April 15, 1999
-----------------------------------------------------    Chief Executive Officer and
                 J. Merritt Belisle                      a Director (Principal
                                                         Executive Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial     April 15, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)

                        /s/ *                          Director                          April 15, 1999
-----------------------------------------------------
                  Jeffery C. Garvey


*By:     /s/ STEVEN E. SEACH

     -------------------------------
             Steven E. Seach

     Steven E. Seach, by signing his
name hereto, does sign this document
on behalf of the persons named
above, pursuant to a power of
attorney duly executed by such
persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 15 DAY OF APRIL, 1999.


                                            UNIVERSAL CABLE HOLDINGS, INC.

                                            By:   /s/ J. MERRITT BELISLE
                                              ----------------------------------
                                                     J. Merritt Belisle,
                                                    Chairman of the Board
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Merritt Belisle and Steven E. Seach, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or 462(d) under the Securities Act of 1933) to this Amendment No. 4 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

               /s/ J. MERRITT BELISLE                  Chairman of the Board and Chief  April 15, 1999
-----------------------------------------------------    Executive Officer and a
                 J. Merritt Belisle                      Director (Principal Executive
                                                         Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    April 15, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)

                        /s/ *                          Director                         April 15, 1999
-----------------------------------------------------
                  Jeffery C. Garvey


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 15 DAY OF APRIL, 1999.


                                        UNIVERSAL CABLE COMMUNICATIONS, INC.

                                        By:      /s/ J. MERRITT BELISLE
                                           -------------------------------------
                                                    J. Merritt Belisle,
                                                   Chairman of the Board
                                                and Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Merritt Belisle and Steven E. Seach, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or 462(d) under the Securities Act of 1933) to this Amendment No. 4 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

               /s/ J. MERRITT BELISLE                  Chairman of the Board and         April 15, 1999
-----------------------------------------------------    Chief Executive Officer and
                 J. Merritt Belisle                      a Director (Principal
                                                         Executive Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial     April 15, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)

                        /s/ *                          Director                          April 15, 1999
-----------------------------------------------------
                  Jeffery C. Garvey


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 15 DAY OF APRIL, 1999.


                                            UNIVERSAL CABLE
                                            OF BEAVER OKLAHOMA, INC.

                                            By:   /s/ J. MERRITT BELISLE
                                              ----------------------------------
                                                     J. Merritt Belisle,
                                                    Chairman of the Board
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Merritt Belisle and Steven E. Seach, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or 462(d) under the Securities Act of 1933) to this Amendment No. 4 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

               /s/ J. MERRITT BELISLE                  Chairman of the Board and        April 15, 1999
-----------------------------------------------------    Chief Executive Officer
                 J. Merritt Belisle                      and a Director (Principal
                                                         Executive Officer)

                 /s/ STEVEN E. SEACH                   President and Chief              April 15, 1999
-----------------------------------------------------    Financial Officer
                   Steven E. Seach                       (Principal Financial
                                                         Officer and Principal
                                                         Accounting Officer)

                        /s/ *                          Director                         April 15, 1999
-----------------------------------------------------
                  Jeffery C. Garvey


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 15 DAY OF APRIL, 1999.


                                            UNIVERSAL CABLE MIDWEST, INC.

                                            By:   /s/ J. MERRITT BELISLE
                                              ----------------------------------
                                                     J. Merritt Belisle,
                                                    Chairman of the Board
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Merritt Belisle and Steven E. Seach, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or 462(d) under the Securities Act of 1933) to this Amendment No. 4 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

               /s/ J. MERRITT BELISLE                  Chairman of the Board and        April 15, 1999
-----------------------------------------------------    Chief Executive Officer
                 J. Merritt Belisle                      and a Director (Principal
                                                         Executive Officer)

                 /s/ STEVEN E. SEACH                   President and Chief              April 15, 1999
-----------------------------------------------------    Financial Officer
                   Steven E. Seach                       (Principal Financial
                                                         Officer and Principal
                                                         Accounting Officer)

                        /s/ *                          Director                         April 15, 1999
-----------------------------------------------------
                  Jeffery C. Garvey


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 15 DAY OF APRIL, 1999.


                                            WT ACQUISITION CORPORATION

                                            By:   /s/ J. MERRITT BELISLE
                                              ----------------------------------
                                                     J. Merritt Belisle,
                                                    Chairman of the Board
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Merritt Belisle and Steven E. Seach, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or 462(d) under the Securities Act of 1933) to this Amendment No. 4 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

               /s/ J. MERRITT BELISLE                  Chairman of the Board and Chief       April 15,
-----------------------------------------------------    Executive Officer and a                  1999
                 J. Merritt Belisle                      Director (Principal Executive
                                                         Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial         April 15,
-----------------------------------------------------    Officer (Principal Financial             1999
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)

                        /s/ *                          Director                              April 15,
-----------------------------------------------------                                             1999
                  Jeffery C. Garvey


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 15 DAY OF APRIL, 1999.


                                            W.K. COMMUNICATIONS, INC.

                                            By:   /s/ J. MERRITT BELISLE
                                              ----------------------------------
                                                     J. Merritt Belisle,
                                                    Chairman of the Board
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Merritt Belisle and Steven E. Seach, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or 462(d) under the Securities Act of 1933) to this Amendment No. 4 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

               /s/ J. MERRITT BELISLE                  Chairman of the Board and        April 15, 1999
-----------------------------------------------------    Chief Executive Officer
                 J. Merritt Belisle                      and a Director (Principal
                                                         Executive Officer)

                 /s/ STEVEN E. SEACH                   President and Chief              April 15, 1999
-----------------------------------------------------    Financial Officer
                   Steven E. Seach                       (Principal Financial
                                                         Officer and Principal
                                                         Accounting Officer)

                        /s/ *                          Director                         April 15, 1999
-----------------------------------------------------
                  Jeffery C. Garvey


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 15 DAY OF APRIL, 1999.


                                            TELEVISION ENTERPRISES, INC.

                                            By:   /s/ J. MERRITT BELISLE
                                              ----------------------------------
                                                     J. Merritt Belisle,
                                                    Chairman of the Board
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Merritt Belisle and Steven E. Seach, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or 462(d) under the Securities Act of 1933) to this Amendment No. 4 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

               /s/ J. MERRITT BELISLE                  Chairman of the Board and        April 15, 1999
-----------------------------------------------------    Chief Executive Officer
                 J. Merritt Belisle                      and a Director (Principal
                                                         Executive Officer)

                 /s/ STEVEN E. SEACH                   President and Chief              April 15, 1999
-----------------------------------------------------    Financial Officer
                   Steven E. Seach                       (Principal Financial
                                                         Officer and Principal
                                                         Accounting Officer)

                        /s/ *                          Director                         April 15, 1999
-----------------------------------------------------
                  Jeffery C. Garvey


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 15 DAY OF APRIL, 1999.


                                          BLACK CREEK COMMUNICATIONS, L.P.
                                          BY: BLACK CREEK MANAGEMENT, L.L.C.
                                          Its General Partner

                                          By:    /s/ J. MERRITT BELISLE
                                            ------------------------------------
                                                    J. Merritt Belisle,
                                                   Chairman of the Board
                                                and Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Merritt Belisle and Steven E. Seach, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or 462(d) under the Securities Act of 1933) to this Amendment No. 4 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

               /s/ J. MERRITT BELISLE                  Chairman of the Board and        April 15, 1999
-----------------------------------------------------    Chief Executive Officer
                 J. Merritt Belisle                      and a Director (Principal
                                                         Executive Officer)

                 /s/ STEVEN E. SEACH                   President and Chief              April 15, 1999
-----------------------------------------------------    Financial Officer
                   Steven E. Seach                       (Principal Financial
                                                         Officer and Principal
                                                         Accounting Officer)

                        /s/ *                          Director                         April 15, 1999
-----------------------------------------------------
                  Jeffery C. Garvey


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF AUSTIN, STATE OF TEXAS, ON THE 15 DAY OF APRIL, 1999.


                                            BLACK CREEK MANAGEMENT, L.L.C.

                                            By:   /s/ J. MERRITT BELISLE
                                              ----------------------------------
                                                     J. Merritt Belisle,
                                                    Chairman of the Board
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Merritt Belisle and Steven E. Seach, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or 462(d) under the Securities Act of 1933) to this Amendment No. 4 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

               /s/ J. MERRITT BELISLE                  Chairman of the Board and Chief  April 15, 1999
-----------------------------------------------------    Executive Officer and a
                 J. Merritt Belisle                      Director (Principal Executive
                                                         Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    April 15, 1999
-----------------------------------------------------    Officer (Principal Financial
                   Steven E. Seach                       Officer and Principal
                                                         Accounting Officer)

                        /s/ *                          Director                         April 15, 1999
-----------------------------------------------------
                  Jeffery C. Garvey


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                 EXHIBIT INDEX

        EXHIBIT
          NO.                                        NAME
        -------                                      ----
           3.1           -- Classic Cable, Inc. Certificate of Incorporation dated
                            April 29, 1995.
           3.2           -- Classic Cable, Inc. Bylaws.
           3.3           -- Classic Cable Holding, Inc. Certificate of Incorporation
                            dated December 1, 1996.
           3.4           -- Classic Cable Holding, Inc. Bylaws.
           3.5           -- Ponca Holdings, Inc. Certificate of Incorporation dated
                            May 3, 1991, as amended.
           3.6           -- Ponca Holdings, Inc. Bylaws.
           3.7           -- Classic Telephone, Inc. Certificate of Incorporation
                            dated November 22, 1994.
           3.8           -- Classic Telephone, Inc. Bylaws.
           3.9           -- Universal Cable Holdings, Inc. Certificate of
                            Incorporation dated October 17, 1985, as amended.
           3.10          -- Universal Cable Holdings, Inc. Bylaws.
           3.11          -- Universal Cable Communications Inc. Certificate of
                            Incorporation dated June 7, 1983, as amended.
           3.12          -- Universal Cable Communications Inc. Bylaws.
           3.13          -- Universal Cable of Beaver Oklahoma, Inc. Certificate of
                            Incorporation dated June 4, 1987, as amended.
           3.14          -- Universal Cable of Beaver Oklahoma, Inc. Bylaws.
           3.15          -- Universal Cable Midwest, Inc. Certificate of
                            Incorporation dated February 22, 1989, as amended.
           3.16          -- Universal Cable Midwest, Inc. Bylaws.
           3.17          -- WT Acquisition Corporation Articles of Incorporation
                            dated August 14, 1992, as amended.
           3.18          -- WT Acquisition Corporation Bylaws.
           3.19          -- W.K. Communications, Inc. Certificate of Incorporation
                            dated June 11, 1987, as amended.
           3.20          -- W.K. Communications, Inc. Bylaws.
           3.21          -- Television Enterprises, Inc. Certificate of Incorporation
                            dated August 12, 1965, as amended.
           3.22          -- Television Enterprises, Inc. Bylaws.
           3.23          -- Black Creek Communications, L.P. Certificate of Limited
                            Partnership dated May 19, 1998.
           3.24          -- Black Creek Communications, L.P. Limited Partnership
                            Agreement.
           3.25          -- Black Creek Management, L.L.C. Articles of Organization
                            dated May 19, 1998.
           3.26          -- Black Creek Management, L.L.C. Regulations.
           4.1           -- Indenture for $125,000,000 9 7/8% Senior Subordinated
                            Notes due 2008, dated as of July 29, 1998 among Classic
                            Cable, Inc., as Issuer, and the Subsidiary Guarantors
                            listed on the Appendix thereto, and Chase Bank of Texas,
                            National Association, as Trustee.
           4.2           -- Form of Global Note.
           4.3           -- Registration Rights Agreement dated as of July 29, 1998, by and among Classic Cable, Inc. and Merrill Lynch,
                            Pierce, Fenner & Smith Incorporated, and Goldman, Sachs &
                            Co.
           5.1(a)        -- Opinion of Winstead Sechrest & Minick P.C. dated
                            September 17, 1998 regarding enforceability and issuance
                            of the securities, including consent.
           5.1(b)        -- Opinion of Winstead Sechrest & Minick P.C. dated November
                            10, 1998 regarding enforceability and issuance of the
                            securities including consent.
           8.1(a)        -- Opinion of Winstead Sechrest & Minick P.C. dated
                            September 17, 1998 regarding federal income tax matters,
                            including consent.

        EXHIBIT
          NO.                                        NAME
        -------                                      ----
           8.1(b)        -- Opinion of Winstead Sechrest & Minick P.C. dated November
                            10, 1998 regarding federal income tax matters, including
                            consent.
          10.1           -- Employment Agreement dated as of January 31, 1998 by and between Classic Communications, Inc., Classic Cable, Inc.
                            and J. Merritt Belisle.
          10.2           -- Employment Agreement dated as of January 31, 1998 by and between Classic Communications, Inc., Classic Cable, Inc.
                            and Steven E. Seach.
          10.3           -- Credit Agreement among Classic Cable, Inc. as Borrower, the Lenders Parties thereto, Union Bank of California,
                            N.A. and Goldman Sachs Credit Partners L.P. as
                            Co-Arrangers, Goldman Sachs Credit Partners L.P., as
                            Syndication Agent and Union Bank of California, N.A., as
                            Administrative and Documentation Agent, dated as of July
                            29, 1998.
          10.4           -- Asset Purchase Agreement dated May 14, 1998 by and
                            between Cable One, Inc. and Black Creek Communications,
                            Inc., as assigned to Black Creek Communications, L.P., as
                            Purchaser pursuant to that certain Assignment of Asset
                            Purchase Agreement dated as of June 19, 1998 and as
                            amended by that certain Amendment No. 1 to Asset Purchase
                            Agreement dated July 15, 1998.
         *12.1           -- Statement of Earnings to Fixed Charges.
          21.1           -- Subsidiaries of Classic Cable, Inc.
         *23.1           -- Consent of Ernst & Young LLP.
          23.2           -- Consent of Winstead Sechrest & Minick P.C. (included
                            within Exhibits 5.1 and 8.1 of this Registration
                            Statement).
          24.1           -- Powers of Attorney (included as part of signature page of this Registration Statement).
          25.1           -- Statement of Eligibility on Form T-1 of Chase Bank of
                            Texas, National Association, as Trustee, including
                            consent.
         *27.1           -- Financial Data Schedule.
         *99.1           -- Form of Transmittal Letter with respect to the Exchange
                            Offer.
         *99.2           -- Form of Notice of Guaranteed Delivery with respect to the
                            Exchange Offer.


---------------

* Filed herewith.